Filed Pursuant to Rule 424(b)(5)
                                                File Number 333-64775

PROSPECTUS SUPPLEMENT
(To prospectus dated November 10, 1998)
---------------
NOVASTAR MORTGAGE FUNDING TRUST,
SERIES 1999-1                               $160,000,000
ISSUER
                                            NOVASTAR HOME EQUITY LOAN
                                            ASSET-BACKED BONDS, SERIES 1999-1
NOVASTAR MORTGAGE, INC.
SELLER AND SERVICER
RESIDENTIAL ASSET FUNDING CORPORATION
DEPOSITOR
---------------
NovaStar Mortgage Funding Trust, Series 1999-1 will issue four classes of asset-backed bonds secured primarily by a pledge of the assets of the issuer. The issuer's assets consist primarily of conventional, first mortgage loans on one- to four-family residential properties.

--------------------------------
CONSIDER CAREFULLY THE RISK
FACTORS STARTING ON PAGE S-11
OF THIS PROSPECTUS SUPPLE-
MENT AND PAGE 17 OF THE
PROSPECTUS BEFORE MAKING
A DECISION TO INVEST IN THE
BONDS.

The bonds represent asset-
backed debt secured prima-
rily by the mortgage loans
held by the issuer. The bonds
are not interests in or obli-
gations of any other person.
No governmental agency or
instrumentality has insured
or guaranteed the bonds or
the underlying mortgage loans.
--------------------------------

THE BONDS --

The issuer will issue the four classes of bonds offered for sale by this prospectus supplement.

Interest and principal on each class of bonds is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled payment date is February 25, 1999.

CREDIT ENHANCEMENT --

The assets of the issuer will initially exceed the principal balance of the bonds and such overcollateralization will be available to absorb losses.

Excess interest from any of the four groups of mortgage loans may be utilized to cover credit losses and certain interest shortfalls on the classes of bonds relating to the other groups of mortgage loans.

The issuer will also issue two classes of subordinated bonds and a residual certificate which are not offered by this prospectus supplement.

Each class of bonds will be unconditionally and irrevocably guaranteed as to the timely payment of scheduled interest and ultimate principal pursuant to the terms of a financial guarantee insurance policy to be issued by:


                                   (FSA LOGO)



OFFERING INFORMATION:

                     INITIAL AGGREGATE                     UNDERWRITING   PROCEEDS TO THE
CLASS                   BOND BALANCE     PRICE TO PUBLIC     DISCOUNT      DEPOSITOR(2)
------------------- ------------------- ----------------- -------------- ----------------
  Class A-1 Bonds .    $  75,000,000          100.00%           0.35%     $  74,737,500
  Class A-2 Bonds .    $  20,000,000          100.00%           0.35%     $  19,930,000
  Class A-3 Bonds .    $  45,000,000          100.00%(1)        0.35%     $  44,842,500
  Class A-4 Bonds .    $  20,000,000          100.00%(1)        0.35%     $  19,930,000
  Total ...........    $ 160,000,000          100.00%           0.35%     $ 159,440,000

---------
(1) Plus accrued interest, if any, from January 1, 1999.
(2) Before deducting expenses, estimated to be $350,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Wheat First Securities, Inc., acting through First Union Capital Markets, a division of Wheat First Securities, Inc. as underwriter, will offer the bonds only after the bonds have been issued by the issuer, and delivered to, and accepted by the underwriter. The underwriter has the right to reject any order. We expect to deliver the bonds on or about January 29, 1999 through The Depository Trust Company, CEDEL S.A. or the Euroclear System.



                          FIRST UNION CAPITAL MARKETS
           The date of this prospectus supplement is January 22, 1999

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE IMPORTANT ACCOMPANYING PROSPECTUS

     We provide information to you about the offered bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of bonds, and (2) this prospectus supplement, which describes the specific terms of your series of bonds.

     This prospectus supplement does not contain complete information about the offering of the bonds. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered bonds to you unless you have received both this prospectus supplement and the prospectus.

     THE PROSPECTUS CONTEMPLATES SEVERAL DIFFERENT TYPES OF SECURITIES, SOME OF WHICH ARE NOT RELEVANT TO THIS OFFERING. YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO THE FOUR CLASSES OF BONDS OFFERED HEREBY.

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the bonds offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

TABLE OF CONTENTS.................................iii
SUMMARY.............................................1
   Parties..........................................1
   Description of the Bonds.........................1
   Payments on the Bonds............................2
   Subordinated Bonds and the Residual Certificate..5
   Credit Enhancement...............................5
   Mortgage Loan Pool...............................6
   Pre-Funding Account and Interest Coverage
   Account..........................................8
   Optional Termination.............................9
   Federal Income Tax Consequences..................9
   ERISA Considerations.............................9
   Legal Investment.................................9
   Rating...........................................9
RISK FACTORS.......................................11
   Underwriting Standards..........................11
   Delinquencies and Potential Delinquencies.......11
   Balloon Loans...................................12
   Geographic Concentration........................12
   Subsequent Mortgage Loans.......................12
   Mandatory Prepayment............................12
   Special Prepayment Considerations...............12
   Special Yield Considerations....................13
   Risk of Mortgage Loan Yield Reducing the
   Interest Rate on the Bonds......................13
   Sale of Converted Mortgage Loans................14
   Year 2000 Issue.................................15
   Year 2000 Issue and The Depository Trust
   Company.........................................15
USE OF PROCEEDS....................................16
DESCRIPTION OF THE MORTGAGE POOL...................16
   General.........................................16
   Mortgage Rate Adjustment........................18
   Six-Month LIBOR Index...........................18
   One-Year CMT Index..............................18
   Mortgage Loan Characteristics...................19
   Conveyance of Subsequent Mortgage Loans
   and the Pre-Funding Account.....................59
   Underwriting Standards for the Mortgage Loans...60
   Primary Mortgage Insurance Policies.............64
   Additional Information..........................64
THE SELLER.........................................65
THE ISSUER.........................................65
THE CONVERTED LOAN PURCHASER.......................66
NFI................................................66
THE TRANSFEROR.....................................66
THE DEPOSITOR......................................66
THE OWNER TRUSTEE..................................67
THE INDENTURE TRUSTEE..............................67
THE BOND ADMINISTRATOR.............................67
THE BOND INSURER...................................67
   General.........................................67
   Reinsurance.....................................68
   Ratings.........................................68
   Capitalization..................................68
   Incorporation of Certain Information by
   Reference.......................................69
   Insurance Regulation............................70
DESCRIPTION OF THE BONDS...........................70
   General.........................................70
   Book-Entry Bonds................................71
   Assignment of Mortgage Loans....................75
   Payments........................................77
   Available Funds.................................78
   Interest Payments on the Bonds..................78
   Calculation of One-Month LIBOR..................80
   Principal Payments on the Bonds.................81
   Priority of Payment.............................82
   Overcollateralization Provisions................83
   Cross-Collateralization.........................85
   Bond Insurance Policy...........................85
   Advances........................................88
   The Paying Agent................................89
   Optional Termination............................89
   Mandatory Prepayments on the Bonds..............89
   Interest Coverage Account.......................89
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS........90
DESCRIPTION OF THE SERVICING AGREEMENT............101
   The Servicer...................................101
   Foreclosure and Delinquency Experience with
   Subprime Mortgage Loans........................101
   Servicing and Other Compensation...............102
   Ninety-Day Renewable Terms.....................103
   Sale of Converted Mortgage Loans...............104
   Purchase of Delinquent Mortgage Loans..........105
THE INDENTURE.....................................105
   Control by Bond Insurer........................105
   Events of Default..............................106
   Rights Upon Event of Default...................106
   Limitation on Suits............................107
   The Bond Administrator and the Indenture
   Trustee........................................108
FEDERAL INCOME TAX CONSEQUENCES...................108
   REMIC Elections................................108
METHOD OF DISTRIBUTION............................109
CERTAIN LEGAL MATTERS.............................110
RATINGS...........................................110
LEGAL INVESTMENT..................................110
ERISA CONSIDERATIONS..............................111
EXPERTS...........................................115
ANNEX I  GLOBAL CLEARANCE,
SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES........................................116
   Initial Settlement.............................116
   Secondary Market Trading.......................117
   Certain U.S. Federal Income Tax
   Documentation Requirements.....................119
INDEX OF PRINCIPAL TERMS..........................120

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the bonds, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Terms" beginning on page (i) in this prospectus supplement and on page (i) in the accompanying prospectus.


PARTIES

ISSUER

NovaStar Mortgage Funding Trust, Series 1999-1, a Delaware trust. An election will be made to treat certain assets of the Issuer as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

SELLER AND SERVICER

NovaStar Mortgage, Inc., a Virginia corporation. See "The Seller" and "Description of the Servicing Agreement--The Servicer" herein.

TRANSFEROR

NovaStar Mortgage Funding Corporation II, a Delaware corporation. See "The Transferor" herein.

THE DEPOSITOR

Residential Asset Funding Corporation, a North Carolina corporation. See "The Depositor" herein.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking corporation.

INDENTURE TRUSTEE

The Chase Manhattan Bank, a New York banking corporation. Chase will act as the initial paying agent.

BOND ADMINISTRATOR

First Union National Bank, a national banking association. In its capacity as bond administrator, First Union will act as the initial certificate registrar and custodian in addition to performing other administrative functions on behalf of the indenture trustee.

BOND INSURER

Financial Security Assurance Inc.  See "The Bond Insurer" herein.

NFI

NovaStar Financial, Inc., a Maryland corporation. See "NFI" herein.

CONVERTED LOAN PURCHASER

NovaStar Capital, Inc., a Delaware corporation. See "Description of the Servicing Agreement-- Sale of Converted Mortgage Loans" herein.


DESCRIPTION OF THE BONDS

The issuer will issue its Home Equity Loan Asset Backed Bonds, Series 1999-1 in four classes: the Class A-1 Bonds, the Class A-2 Bonds, the Class A-3 Bonds and the Class A-4 Bonds. The initial principal amount of each class of bonds is indicated on the front cover.

THE ASSETS OF THE ISSUER

The bonds will be primarily secured by a pledge of the assets of the issuer. The assets of the issuer will consist primarily of (i) four separate groups of conventional, one- to four-family first lien mortgage loans; (ii) a security interest in the related underlying property; (iii) principal and interest payments on the mortgage loans; (iv) money on deposit in a pre-funding account which shall be used to purchase additional mortgage loans; and (v) money on deposit in other accounts which may be established with respect to the issuer. Each group of mortgage loans secures only the related class of bonds (and the subordinated bonds), except to the extent of cross-collateralization of excess cash flow, as further described herein.

THE FINAL SCHEDULED PAYMENT DATE

The final scheduled payment date for all classes of bonds, on which the final payment of principal must ultimately be made, is April 25, 2030. We anticipate, however, that the actual final payment of principal and interest on the bonds will occur significantly earlier.

BOOK-ENTRY FORMAT

The bonds will be issued, maintained and transferred on the book-entry records of the Depository Trust Company. The bonds will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.


PAYMENTS ON THE BONDS

PAYMENT DATES

Principal and interest is scheduled to be paid to the bondholders on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on February 25, 1999.

RECORD DATES

The indenture trustee will make payments to the bondholders of record as of the related record date. The record date for the Class A-1 and Class A-2 Bonds is the last business day prior to a payment date. The record date for the Class A-3 and Class A-4 Bonds is the last day of the calendar month preceding a payment date. For all classes of bonds, the record date for the first payment date shall be the closing date.

DUE PERIODS

Generally, payments made to bondholders on each payment date will relate to the collections of principal and interest on the mortgage loans in the related due period. The due period commences on the second day of the calendar month immediately before the month in which the related payment date occurs and ends on the first day of the calendar month in which the related payment date occurs.

FUNDS AVAILABLE FOR PAYMENT OF INTEREST AND PRINCIPAL

The following funds will generally be available for the payment of interest and principal on each class of bonds on each payment date:

o the aggregate amount of scheduled payments on the related mortgage loans due on the related due date and received on or prior to the related determination date;
o any amounts representing interest on amounts in the payment account and miscellaneous fees and collections, including assumption fees and prepayment penalties with respect to the mortgage loans in the related group (but excluding late fees);
o any unscheduled payments and receipts, including prepayments on the related mortgage loans, received during the related prepayment period and proceeds of repurchases, and adjustments in the case of substitutions and terminations, net liquidation proceeds, insurance proceeds, proceeds from any MI policy and proceeds from the sale of converted mortgage loans from the related group;
o all advances made for such payment date in respect of the related mortgage loans;
o the amount, if any, of payments received under the bond insurance policy for such class; and
o during the funding period, an amount from the interest coverage account to cover shortfalls in interest caused by the pre-funding feature, and at the end of the funding period, amounts in the pre-funding account;
net of the bond insurance premium, servicing and other administrative fees and other amounts reimbursable therefrom to the servicer and any subservicer allocable to such class.

INTEREST

Interest on the bonds will accrue at the applicable bond interest rate during the related interest period. Generally for the Class A-1 and Class A-2 Bonds, the interest period will run from each payment date to and including the day preceding the next payment date. In the case of the first payment date, interest begins to accrue on the Class A-1 and Class A-2 Bonds on the day of the closing. For the Class A-3 and Class A-4 Bonds, the interest period will be the calendar month immediately preceding the related payment date.

Interest on the Class A-1 and Class A-2 Bonds will be calculated on the basis of the actual number of days elapsed in the interest period in a year of 360 days. Interest on the Class A-3 and Class A-4 Bonds will be calculated on the basis of twelve 30-day months in a 360 day year.

BOND INTEREST RATE

The annual rate of interest on the Class A-1 Bonds will be equal to one-month LIBOR plus 0.43%.

The annual rate of interest on the Class A-2 Bonds will be equal to one-month LIBOR plus 0.52%.

The annual rate of interest on the Class A-3 Bonds will be 6.285%.

The annual rate of interest on the Class A-4 Bonds will be 6.386%.

For each payment date after the payment date on which the principal balance of all mortgage loans is reduced to less than 10% of the sum of the principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount, the rates of interest on each class of bonds will increase by the following amounts:

         CLASS                     RATE STEP UP
         -----                     ------------
         A-1                          0.43%
         A-2                          0.52%
         A-3                          0.50%
         A-4                          0.50%

The rate of interest on each class of bonds is also subject to an available funds cap rate. If the rate of interest described above for a class of bonds would exceed the weighted average coupon for the mortgage loans in the related group net of certain fees of the trust allocated to such class (expressed as an annual rate) and, for the Class A-1 and Class A-2 Bonds, a minimum spread of 0.50%, then the bond interest rate will be accordingly reduced.

If, on any payment date, the available funds cap rate limits the interest rate on the Class A-1 or Class A-2 Bonds, then the amount of the resulting interest shortfall will be carried forward and be due and payable on the following payment date and shall accrue interest at the applicable bond interest rate until paid. The bond insurance policy does not guarantee payment of this interest shortfall.

There is no carry-forward feature with respect to the Class A-3 and Class A-4 Bonds.

PRINCIPAL

On each payment date, the bondholders are scheduled to receive an amount of principal generally equal to the lesser of:

o the remainder of amounts described above under the heading "Funds Available for Payment of Interest and Principal" for the related group after reimbursing the bond insurer for amounts paid previously under the bond insurance policy in respect of such class, and monthly interest on the related class of bonds; and
o the sum of (i) the scheduled principal on the mortgage loans in the related group collected or advanced during the related due period, (ii) unscheduled principal on the mortgage loans in the related group collected during the related prepayment period and (iii) an accelerated payment of principal used to maintain the required overcollateralization amount.

ADVANCES

The servicer will make advances in respect of delinquent payments of principal and interest on the mortgage loans. The servicer, however, is only required to make such advances if it believes that it can recover the advance from later proceeds or collections on the related mortgage loan. The purpose of such advances is to maintain a regular cash flow to the bondholders, not to guarantee or insure against losses. The Servicer may make advances from its own funds or from funds held in the collection account.

COMPENSATING INTEREST PAYMENTS

The servicer will also make interest payments to compensate in part for any shortfall in interest payments on the bonds which result from a mortgagor prepaying all or part of a mortgage loan. The servicer's obligation to make such payments is limited to the amount of its servicing fee. The servicer is not entitled to recover compensating interest payments from the issuer.

APPLICATION OF EXCESS CASH

Generally, because the monthly payments of interest and principal on the mortgage loans exceed the monthly payments of interest and principal and administrative fees for the bonds, each month there will be excess cash above that required to pay principal and interest on the bonds. Excess cash for each group will be used to pay down the bond balance of the related class of bonds in order to maintain the required level of overcollateralization and to reimburse the bond insurer in respect of such bonds. Any excess cash remaining after payments on the related class of bonds will be used with respect to the other classes of bonds to make up any interest shortfalls, to fund their overcollateralization requirement and to reimburse the bond insurer, as further described herein. Any remaining excess cash will be paid to the holder of the subordinated bonds and will not be available for any subsequent payments to the bondholders or the bond insurer.

SUBORDINATED BONDS AND THE RESIDUAL CERTIFICATE

The issuer will also issue two classes of subordinated bonds, and one class of residual certificates. The subordinated bonds and residual certificates are subordinate in right of payment to the bonds. The Transferor will be the initial holder of the subordinated bonds and the residual certificates. The subordinated bonds and the residual certificate are not offered by this prospectus supplement.


CREDIT ENHANCEMENT

Credit enhancement reduces the risk of losses to bondholders created by shortfalls in payments received and losses incurred on the mortgage loans. The credit enhancement available to the bondholders will consist of the bond insurance policy issued by Financial Security Assurance Inc., the bond insurer, and the overcollateralization and excess cash flow cross-collateralization provisions of the indenture.

BOND INSURANCE POLICY

Financial Security Assurance Inc., the bond insurer, will issue its irrevocable and unconditional bond insurance policy on or before January 29, 1999 for the benefit of the bondholders. The effect of the bond insurance policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amounts, of each class of bonds.

For any payment date, the amount paid by the bond insurer will generally equal the sum of (a) the interest payable on the related class of bonds minus the amount described above under the heading "Funds Available for Payment of Interest and Principal" for such date and (b) the amount necessary to keep the bonds from being undercollateralized (i.e., to ensure that the issuer's liabilities do not exceed its assets).

PAYMENTS NOT INSURED BY THE BOND INSURANCE POLICY

The bond insurance policy does not insure the payment of the following:

o any interest shortfall arising where the available funds rate cap limits the amount of interest paid on a class of bonds;
o any shortfall in compensating interest as a result of prepayments on the mortgage loans; or
o shortfalls in interest due to the application of the Relief Act (as defined in this prospectus supplement).

Payments of these amounts may only be funded from any excess cash which would otherwise be distributed to the holders of the subordinated bonds.

OVERCOLLATERALIZATION

As of the closing date, the aggregate principal amount of the mortgage loans in each group and the amount on deposit in the pre-funding account held for such group is greater than the principal balance of the related class of bonds. This excess of the issuer's assets over the total principal balance of the bonds is known as "overcollateralization." The initial overcollateralization (as a percentage of the related bond balance) for each class of bonds is as follows:

        CLASS                      INITIAL OC
        -----                      ----------
         A-1                          3.25%
         A-2                          3.25%
         A-3                          2.25%
         A-4                          2.25%

On each payment date, the indenture trustee will apply excess cash from each group to pay down the bond balance of the related class as necessary to maintain the required level of overcollateralization for such class.

The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the bonds until the required level is reached. Any decrease will result in slower amortization of the bonds until the required level is reached.


MORTGAGE LOAN POOL

STATISTICAL INFORMATION

The statistical information on the mortgage loans presented in this prospectus supplement is based on the pool of mortgage loans (divided into four groups) to be transferred to the issuer on the closing date and are stated as of the cut-off date, January 1, 1999.

MORTGAGE LOAN DATA

The pool of mortgage loans have been divided into four mortgage loan groups:

Group I: adjustable rate mortgage loans which primarily secure the Class A-1 Bonds;

Group II: adjustable rate mortgage loans which primarily secure the Class A-2 Bonds;

Group III: fixed rate mortgage loans which primarily secure the Class A-3 Bonds; and

Group IV: fixed rate mortgage loans which primarily secure the Class A-4 Bonds.

As of the cut-off date, there were 1,501 initial mortgage loans in the mortgage pool secured by mortgages on residential properties, exclusively, and having the following characteristics. Percentages of mortgage loans with a characteristic, unless stated otherwise, are determined by weighted average principal amount as of the cut-off date.




GROUP I INITIAL MORTGAGE LOANS

Number of Initial
Mortgage Loans                733
Principal Balance
      Aggregate Principal
      Balance                 $67,101,778.67
      Average Principal
      Balance                 $91,544.04
      Range of Principal
      Balances                $22,944.02 - $238,213.17
Coupon Rates
      Weighted Average
      Coupon Rate             10.118%
      Range of Coupon
      Rates                   7.375% - 13.250%
Remaining Term to Maturity
      Weighted Average
      Remaining Term to
      Maturity                356
      Range of Remaining
      Term to Maturity        171 - 359
Original Loan-to-Value
Ratio
      Weighted Average
      Original
      Loan-to-Value Ratio     82.11%
      Range of Original
      Loan-to-Value Ratios    9.43% - 97.83%
Percentage of Convertible
Mortgage Loans                96.21%
      Number of
      Convertible
      Mortgage Loans          702
      Aggregate Principal
      Balance of
      Convertible
      Mortgage Loans          $64,555,853.98
Percentage of First Lien
Mortgage Loans                100.00%
Delinquent Loans
      30-59 days              6.42%
      60-89 days              1.55%

GROUP II INITIAL MORTGAGE LOANS

Number of Initial
Mortgage Loans                95
Principal Balance
      Aggregate Principal
      Balance                 $16,279,956.12
      Average Principal
      Balance                 $171,367.96
      Range of Principal
      Balances                $28,769.74 - $618,530.02
Coupon Rates
      Weighted Average
      Coupon Rate             10.120%
      Range of Coupon
      Rates                   7.500% - 12.250%
Remaining Term to Maturity
      Weighted Average
      Remaining Term to
      Maturity                355
      Range of Remaining
      Term to Maturity        304 - 359
Original Loan-to-Value
Ratio
      Weighted Average
      Original
      Loan-to-Value Ratio     82.03%
      Range of Original
      Loan-to-Value Ratios    46.16% - 90.00%
Percentage of Convertible
Mortgage Loans                92.01%
      Number of
      Convertible
      Mortgage Loans          90
      Aggregate Principal
      Balance of
      Convertible
      Mortgage Loans          $14,979,365.44
Percentage of First Lien
Mortgage Loans                100.00%
Delinquent Loans
      30-59 days              8.22%
      60-89 days              5.68%



GROUP III INITIAL MORTGAGE LOANS

  Number of Initial
  Mortgage Loans              527
  Principal Balance
        Aggregate
        Principal Balance     $39,442,140.31
        Average Principal
        Balance               $74,842.77
        Range of
        Principal Balances    $23,746.28 - $229,650.47
  Coupon Rates
        Weighted Average
        Coupon Rate           10.079%
        Range of Coupon
        Rates                 7.125% - 14.490%
  Remaining Term to
  Maturity
        Weighted Average
        Remaining Term to
        Maturity              234
        Range of
        Remaining Term to
        Maturity              115 - 359
  Original Loan-to-Value
  Ratio
        Weighted Average
        Original
        Loan-to-Value
        Ratio                 80.10%
        Range of Original
        Loan-to-Value
        Ratios                10.55% - 95.00%
  Percentage of First
  Lien Mortgage Loans         100.00%
  Delinquent Loans
        30-59 days            5.17%
        60-89 days            0.71%
        Percentage of
        Balloon Loans*        51.67%

GROUP IV INITIAL MORTGAGE LOANS

  Number of Initial
  Mortgage Loans              146
  Principal Balance
        Aggregate
        Principal Balance     $16,049,269.29
        Average Principal
        Balance               $109,926.50
        Range of
        Principal Balances    $24,957.53 - $865,395.27
  Coupon Rates
        Weighted Average
        Coupon Rate           10.066%
        Range of Coupon
        Rates                 7.750% - 14.490%
  Remaining Term to
  Maturity
        Weighted Average
        Remaining Term to
        Maturity              240
        Range of
        Remaining Term to
        Maturity              172 - 359
  Original Loan-to-Value
  Ratio
        Weighted Average
        Original
        Loan-to-Value
        Ratio                 80.14%
        Range of Original
        Loan-to-Value
        Ratios                16.54% - 95.00%
  Percentage of First
  Lien Mortgage Loans         100.00%
        Delinquent Loans
        30-59 days            2.31%
        60-89 days            2.27%
        Percentage of
        Balloon Loans*        57.82%


* "Balloon loans" require monthly payments of principal based on 30-year amortization schedules, but have scheduled maturity dates of 15 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date.


PRE-FUNDING ACCOUNT AND INTEREST COVERAGE ACCOUNT

The mortgage loans in each group will consist of initial mortgage loans held by the issuer on the closing date and subsequent mortgage loans to be acquired by the issuer. The issuer will deposit money into a segregated account (designated as the "pre-funding account") which will be used from time to time on or before April 28, 1999 to acquire subsequent mortgage loans for addition to each group to secure the related class of bonds. These subsequent mortgage loans must satisfy certain criteria described in this prospectus supplement. The prefunded amount for each group, expressed as a percentage equal to the prefunded amount divided by the sum of the total initial collateral balance and the prefunded amount for such group is as follows:

            Group                        Prefunding
 --------------------------       --------------------------
              I                           13.44%
              II                          21.25%
              III                         14.32%
              IV                          21.56%

On the closing date, a portion of the sales proceeds of the bonds will be deposited in an "interest coverage" account for application to cover shortfalls in interest on the bonds attributable to the pre-funding feature during the funding period.

MANDATORY PREPAYMENT OF PRINCIPAL FROM EXCESS MONEYS IN THE PRE-FUNDING ACCOUNT

To the extent that the issuer does not fully use amounts on deposit in the pre-funding account to purchase additional mortgage loans for a group by April 28, 1999, the issuer will apply the remaining amounts for such group as a prepayment of the principal of the related class of bonds on the payment date in May 1999. Although no assurance is possible, the issuer anticipates that a substantial amount of the money initially deposited in the pre-funding account will be used up to purchase additional mortgage loans, and that there will be no material amount of principal prepaid on the bonds from amounts in the pre-funding account.

OPTIONAL TERMINATION

The Servicer has the option to purchase the mortgage loans and cause a redemption of the bonds, on or after any payment date on which the aggregate principal balance of the mortgage loans in all four groups has declined to be equal to or less than 10% of the sum of the principal balance of the initial mortgage loans as of the cut-off date and the original pre-funded amount. Such redemption must constitute a "qualified liquidation" within the meaning of
Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.


FEDERAL INCOME TAX CONSEQUENCES

The owner trustee will elect to treat certain assets of the issuer as a REMIC for federal income tax purposes. The bonds and the subordinated bonds will be designated as "regular interests" in a REMIC and the residual class of certificates will be designated as the "residual interest" with respect to the REMIC. Bondholders will include interest on the bonds in income in accordance with an accrual method of accounting.


ERISA CONSIDERATIONS

The bonds may be purchased by pension, profit-sharing and other employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, provided that certain conditions described herein are satisfied. A fiduciary of any such plan that is considering a purchase of bonds should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied.


LEGAL INVESTMENT

The bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the bonds.


RATING

Before the issuer can issue the offered bonds, each class of bonds must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. in order to be issued:

                                Rating
                          -------------------
                          S&P         Moody's
                          ---         -------
Class A-1 Bonds           AAA           Aaa

Class A-2 Bonds           AAA           Aaa

Class A-3 Bonds           AAA           Aaa

Class A-4 Bonds           AAA           Aaa

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments, the corresponding effect on yield to investors or the payment of any shortfall arising due to the interest rate cap limiting the interest rate on the bonds.

                                  RISK FACTORS

                  Prospective investors should consider, among other things, the items discussed under "Risk Factors" in the prospectus and the following factors in connection with the purchase of the bonds:


UNDERWRITING STANDARDS

                  The initial mortgage loans were underwritten and the subsequent mortgage loans will be underwritten generally in accordance with underwriting standards described in "Description of the Mortgage Pools--Underwriting Standards for Mortgage Loans" herein, which are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical "A" credit borrowers. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, mortgage loans underwritten to non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines or to typical "A" credit borrowers.


DELINQUENCIES AND POTENTIAL DELINQUENCIES

                  Approximately 6.42%, 8.22%, 5.17% and 2.31% of the initial mortgage loans in Group I, Group II, Group III and Group IV, respectively, were thirty days or more but less than sixty days delinquent in their monthly payments as of the cut-off date (all percentages in this section determined by aggregate principal balance of the related loan group as of the Cut-off Date). Approximately 1.55%, 5.68%, 0.71% and 2.27% of the initial mortgage loans in Group I, Group II, Group III and Group IV, respectively, were sixty days or more but less than ninety days delinquent as of the cut-off date. No mortgage loans were 90 days or more delinquent as of the cut-off date.

                  Approximately 71.15%, 70.95%, 71.13% and 71.44%, respectively, of the initial mortgage loans in Group I, Group II, Group III and Group IV will be covered by a lender-paid mortgage insurance policy.

                  Approximately 58.09%, 56.47%, 48.24% and 53.49%, respectively, of the initial mortgage loans in Group I, Group II, Group III and Group IV have original loan-to-value ratios in excess of 80%. Mortgage loans with a loan-to-value ratio in excess of 80% will be affected to a greater extent than mortgage loans with a loan-to-value ratio equal to or less than 80% by any decline in the value of the related property securing such mortgage loans. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.


BALLOON LOANS

                  Approximately 51.67% and 57.82% , respectively, of the initial mortgage loans in Group III and Group IV are "balloon loans"; that is, they require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment, in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. The balloon loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related balloon loan or to sell the related mortgaged property. The mortgagor's ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. No person is obligated to refinance any balloon loan.


GEOGRAPHIC CONCENTRATION

                  Approximately 19.30%, 17.10%, 22.73% and 29.84%, respectively, of the initial mortgage loans in Group I, Group II, Group III and Group IV are secured by Mortgaged Properties located in the State of Florida. In the event Florida experiences a decline in real estate values, losses on the mortgage loans may be greater than otherwise would be the case.


SUBSEQUENT MORTGAGE LOANS

                  Subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to herein under "Description of the Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the trust estate and must be underwritten in accordance with the criteria set forth under "Description of the Mortgage Pool-- Underwriting Standards for the Mortgage Loans" herein.


MANDATORY PREPAYMENT

                  If the pre-funding account for a group is not fully applied to the purchase of subsequent mortgage loans for such group by the end of the funding period, the remaining funds will be used to make a principal prepayment in the related class of bonds. Although no assurances can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the issuer will consume the pre-funding account and that there will be no material principal prepayment on the bonds.


SPECIAL PREPAYMENT CONSIDERATIONS

                  The rate and timing of principal payments on the bonds will depend, on the rate and timing of principal payments (including prepayments, defaults, liquidations, purchases of the mortgage loans due to a breach of a representation or warranty and the servicer's limited right to purchase delinquent mortgage loans) on the related mortgage loans. Accordingly, the bonds are subject to inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                  Approximately 83.87%, 77.93%, 82.12% and 75.28% of the initial mortgage loans in Group I, Group II, Group III and Group IV (by aggregate principal balance of the related mortgage loans as of the cut-off date), respectively, are subject to prepayment penalties. Typically, the mortgage loans with a prepayment penalty provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the mortgage loans.

                  See "Certain Yield and Prepayment Considerations" herein, and "Description of the Securities--Weighted Average Life of the Securities" in the Prospectus.


SPECIAL YIELD CONSIDERATIONS

                  The yield to maturity on the bonds will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the mortgage loans due to a breach of a representation or warranty) on the mortgage loans. The yield to maturity on the bonds will also depend on the related bond interest rate and the purchase price for such bonds.

                  If the bonds are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the bonds are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. The Bonds were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Bonds may vary as determined at the time of sale.

                  See "Certain Yield and Prepayment Considerations" herein and "Description of the Securities--Weighted Average Life of the Securities" in the Prospectus.


RISK OF MORTGAGE LOAN YIELD REDUCING THE INTEREST RATE ON THE BONDS

                  The Class A-1 bond interest rate and the Class A-2 bond interest rate are based upon, the value of an index (one-month LIBOR) which is different from the value of the indices applicable to the related mortgage loans (six-month LIBOR and one-year CMT). The mortgage rate on each adjustable rate mortgage loan adjusts semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Class A-1 bond interest rate and the Class A-2 bond interest rate adjust monthly based upon one-month LIBOR. In addition, one-month LIBOR and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the mortgage indices are stable or falling or that, even if both one-month LIBOR and the mortgage indices rise during the same period, one-month LIBOR may rise much more rapidly than the mortgage indices. See "Description of the Bonds--Interest Payments on the Bonds." The bond interest rates for the Class A-1 Bonds and Class A-2 Bonds are limited by an available funds rate cap. While any reductions in the bond interest rates will be carried forward and paid out of excess cashflows on future payment dates, there can be no assurance that such cash flows will be available. The bond insurance policy does not cover any such shortfalls.

                  There are 4 loans in Group III and 4 loans in Group IV, representing 0.77% and 11.20%, respectively, by aggregate principal balance of the initial mortgage loans in such Group which have a net weighted average coupon lower than the related bond interest rate. After the rate step up date, 3.56% and 18.09%, respectively, of the initial loans in Group III and Group IV will, if not prepaid prior to such date, have a net weighted average coupon lower than the related bond interest rate. If these groups were to experience prepayments on the mortgage loans in such groups bearing higher rates of interest, it is possible that the remaining mortgage loans in such groups would not be able to support these rates of interest. In such a case, the related bond interest rates would be reduced by an available funds rate cap. There is no carry forward feature for the Class A-3 and Class A-4 Bonds, and the bond insurance policy does not cover any such shortfalls.


SALE OF CONVERTED MORTGAGE LOANS

                  Approximately 96.21% and 92.01% of the initial mortgage loans in Groups I and II, respectively, are, and up to 100% of the subsequent mortgage loans in Groups I and II may be, loans which are convertible, subject to certain conditions, from a variable rate loan to a fixed rate loan at the option of the borrower, as further described hereunder under "Description on the Servicing Agreement--Sale of Converted Mortgage Loans." Within 30 days after conversion of a convertible mortgage loan, the issuer is required to sell and NovaStar Capital, Inc. is required to purchase such loan for a purchase price equal to the then outstanding principal amount of such loan, plus accrued interest. Proceeds of the sale of converted mortgage loans must be used to prepay principal and interest on the Class A-1 Bonds or the Class A-2 Bonds in the same manner as prepayments of mortgage loans. Accordingly, conversion of convertible mortgage loans will have the effect of accelerating prepayments of principal, and shortening the duration, of the Class A-1 Bonds and the Class A-2 Bonds.

     The obligation of NovaStar Capital, Inc. to purchase converted mortgage loans is guaranteed by its affiliate, NovaStar Financial, Inc. The servicer is not obligated to purchase converted mortgage loans. However, if Fairbanks Capital Corp. becomes the servicer, it will assume the obligation of NovaStar Capital, Inc. to purchase converted mortgage loans.

                  In the event that a converted mortgage loan is not purchased by the party obligated to do so, the bond insurer may, at its option, purchase such converted mortgage loan.

                  The fixed interest rate on a converted mortgage loan in most cases may be lower than the variable rate that would have been in effect on such loan if it had not been converted. If NovaStar Capital, Inc., NovaStar Financial, Inc. or the back-up servicer fails to purchase such converted mortgage loans, then the weighted average coupon rate on the mortgage loans in Group I and Group II may decline, possibly significantly. In such event, the interest rate on the Class A-1 or Class A-2 Bonds may be reduced through operation of the available funds cap rate.

                  See "The Servicer--Sale of Converted Mortgage Loans" herein.

YEAR 2000 ISSUE

                  Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results on or after January 1, 2000. In connection with this issue NovaStar Financial, Inc., the parent company of the servicer, the seller and the transferor, has completed the evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the upcoming change in the century. NovaStar Financial has identified its significant business relationships, including, without limitation, vendors, customers, asset management counterparties and funding counterparties. NovaStar Financial has initiated communications with these third parties to determine the extent to which NovaStar Financial is vulnerable to such third parties' failure to remediate their own year 2000 issues. In the event that NovaStar Financial's project plans are not timely or successfully completed, there can be no assurance that the upcoming change in the century will not have a material adverse effect on the operations of the servicer, the seller and the transferor and NovaStar Financial, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the bonds. In addition, there can be no assurance that the systems used by outside service providers or other third parties upon which the servicer, the seller, the transferor and NovaStar Financial's systems rely, will be converted on a timely basis. Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with servicer's, the seller's, the transferor's and NovaStar Financial's systems, would not have a material adverse effect on their operations, which may, in turn, have a material adverse effect on the bonds. In the event that the systems or programs of the bond administrator, the indenture trustee, the owner trustee and the bond insurer are not year 2000 compliant, there can be no assurance that there would not be a material adverse effect on their respective operations, which may, in turn, have a material adverse effect on the bonds.


YEAR 2000 ISSUE AND THE DEPOSITORY TRUST COMPANY

                  With respect to Year 2000 issues, the Depository Trust Company ("DTC") has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same related to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which noteholders will hold their offered notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

                  If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to noteholders could be delayed or otherwise adversely affected.

                                 USE OF PROCEEDS

                  After deducting the estimated expenses of this offering, the net proceeds to the Depositor from the sale of the Bonds offered hereby are estimated to be $350,000. The Depositor anticipates that the entire net proceeds will be used to purchase the Initial Mortgage Loans from the Transferor and to fund the Pre-Funding Account and the Interest Coverage Account. The Transferor anticipates that it will use the entire net proceeds to it to purchase the Initial Mortgage Loans from the Seller. The Seller anticipates that it will use the entire net proceeds to it to repay indebtedness and accrued interest under its warehouse lines of credit, including a loan made to the Seller by an affiliate of the Depositor. The Depositor and the Seller believe that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

                  The statistical information presented in this Prospectus Supplement describes only the mortgage loans included in the Trust Estate on the Closing Date (the "Initial Mortgage Loans") and does not include mortgage loans purchased by the Issuer and included in the Trust Estate after the Closing Date (the "Subsequent Mortgage Loans" and, together with the Initial Mortgage Loans, the "Mortgage Loans"). All statistical information is stated as of January 1, 1999 (the "Cut-Off Date") and all percentages, unless otherwise stated, are by aggregate principal balance of the related loan group. The actual principal balances of the Initial Mortgage Loans as of the Closing Date will be lower, and may be significantly lower, than the principal balances thereof as of the Cut-off Date as shown herein.

                  Subsequent Mortgage Loans are intended to be purchased by the Issuer from the Seller from time to time on or before April 28, 1999, from funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans, if available, will be sold by the Seller to the Transferor and from the Transferor to the Issuer for inclusion in the Trust Estate. The Purchase Agreement (as defined below) will provide that the Subsequent Mortgage Loans must conform to certain specified characteristics described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account." In the sole discretion of the Bond Insurer, Subsequent Mortgage Loans with characteristics varying from those described herein may be purchased by the Issuer and included in the Trust Estate. In any case the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Mortgage Loans.

                  The Mortgage Pool will consist of conventional, monthly payment, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. The Mortgage Pool will consist of four mortgage loan groups (each, a "Group"), and are segregated according to whether such mortgage loans bear interest at adjustable (such loans, "Adjustable Rate Mortgage Loans or fixed (such loans, "Fixed Rate Mortgage Loans") rates of interest.

                              MORTGAGE LOAN GROUPS


                 GROUP                        INTEREST RATE
       --------------------------           --------------------
                Group I                      Adjustable
                Group II                     Adjustable
                Group III                    Fixed
                Group IV                     Fixed


                  NovaStar Mortgage, Inc. in its capacity as seller (the "Seller"),will convey the Initial Mortgage Loans to the Transferor pursuant to a mortgage loan purchase agreement (the "Purchase Agreement"). The Transferor will convey the Initial Mortgage Loans to the Depositor, and the Depositor will convey the Initial Mortgage Loans to the Issuer on the Closing Date. All of the Mortgage Loans will be serviced by NovaStar Mortgage, Inc. (in such capacity, the "Servicer"). The Seller will make certain representations and warranties with respect to the Mortgage Loans under the Purchase Agreement and, as more particularly described herein, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the value of the related Mortgage Loan or the interests of holders of the Bonds or the Bond Insurer. The obligations of the Seller under the Purchase Agreement will be guaranteed by an affiliate, NovaStar Financial, Inc. See "Description of the Bonds--Assignment of Mortgage Loans" in this Prospectus Supplement.

                  The representations and warranties made by the Seller will be assigned to the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer.

                  Approximately 58.09%, 56.47%, 48.24% and 53.49% of the Initial Mortgage Loans in Group I, Group II, Group III and Group IV (by aggregate principal balance of the related Group as of the Cut-off Date), respectively, will have Loan-to-Value Ratios in excess of 80%. Approximately 71.15%, 70.95%, 71.13% and 71.44% of the Initial Mortgage Loans in Group I, Group II, Group III and Group IV (by aggregate principal balance of the related Group as of the Cut-off Date), respectively, are covered by a lender-paid primary mortgage insurance policy (each, a "MI Policy") insuring first losses on the Principal Balance of each such Initial Mortgage Loan. See "Description of the Mortgage Pool--Primary Mortgage Insurance" herein. The remainder of the Initial Mortgage Loans will not be covered by a MI Policy.

                  As of the Cut-off Date, the minimum Loan-to-Value Ratios at origination for the Initial Mortgage Loans in Group I, Group II, Group III and Group IV were approximately 9.43%, 46.16%, 10.55% and 16.54%, respectively, the maximum Loan-to-Value Ratios at origination were approximately 97.83%, 90.00%, 95.00% and 95.00%, respectively, and the weighted average Loan-to-Value Ratios at origination were approximately 82.11%, 82.03%, 80.10% and 80.14%, respectively.

                  All of the Mortgage Loans will contain a customary "due-on-sale" clause, although the Mortgage Loans may be assumable if permitted by the Servicer under certain circumstances. See "Certain Yield and Prepayment Considerations" herein. Pursuant to the terms of the Servicing Agreement, the Servicer will be entitled to all late payment charges received on the Mortgage Loans as additional servicing compensation and such amounts will not be available for distribution on the Bonds.

MORTGAGE RATE ADJUSTMENT

                  The Mortgage Rate on each Mortgage Loan in Group III and IV is fixed. The Mortgage Rate on 95.05% and 88.84% of the Initial Mortgage Loans in Group I and II, respectively, adjusts semi-annually. The Mortgage Rate on 4.95% and 11.16% of the Initial Mortgage Loans in Group I and II, respectively, adjusts annually.

                  Adjustments to the Mortgage Rates on the Adjustable Rate Mortgage Loans commence after an initial period after origination (the "Initial Period") of six months, one year, two years or three years, in each case on each applicable Adjustment Date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"). In addition, the Mortgage Rate on each Adjustable Rate Mortgage Loan is subject on its first Adjustment Date following its origination to a cap (the "Initial Periodic Rate Cap") and on each Adjustment Date thereafter to a periodic rate cap (the "Periodic Rate Cap"). All of the Adjustable Rate Mortgage Loans are also subject to specified maximum and minimum lifetime Mortgage Rates ("Maximum Mortgage Rates" and "Minimum Mortgage Rates," respectively). The initial Adjustable Rate Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. Due to the application of the Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates, the Mortgage Rate on any initial Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Due Date for substantially all the Initial Mortgage Loans is the first day of the month.

                  Substantially all of the Adjustable Rate Initial Mortgage Loans will not have reached their first Adjustment Date as of the Closing Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the related Index in effect at origination. Adjustable Rate Mortgage Loans that have not reached their first Adjustment Date are, therefore, subject to the Initial Periodic Rate Cap on their first Adjustment Date.


SIX-MONTH LIBOR INDEX

                  The Index applicable to the determination of the Mortgage Rate on approximately 95.05% and 88.84% of the Initial Mortgage Loans (by aggregate principal balance of the related Group as of the Cut-off Date) in Group I and II, respectively, will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal ("Six-Month LIBOR") applicable on any Adjustment Date is the most recent index figure available as of the date 30 days before such Adjustment Date.


ONE-YEAR CMT INDEX

                  The Index applicable to the determination of the Mortgage Rate on approximately 4.95% and 11.16% of the Initial Mortgage Loans (by aggregate principal balance of the related Group as of the Cut-off Date) in Group I and II, respectively, will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day generally 30 days prior to the Adjustment Date ("One-Year CMT").

MORTGAGE LOAN CHARACTERISTICS

                  All percentages of the Initial Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance of the related Group as of the Cut-off Date.

                  Except with respect to mortgage loans that require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment (such loans, "Balloon Loans"), the Initial Mortgage Loans generally have original terms to stated maturity of approximately 30 years.

                  None of the Initial Mortgage Loans are secured by junior liens on the related Mortgaged Properties.

                  None of the Initial Mortgage Loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgage during the early years of the loan are less than the scheduled monthly payments thereon.

GROUP I: ADJUSTABLE RATE MORTGAGE LOANS

                  Effective with the first payment due on an Adjustable Rate Initial Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date for the Initial Mortgage Loans in Group I is 20 months.

                  As of the Cut-off Date, each Initial Mortgage Loan in Group I will have an unpaid principal balance of not less than $22,944.02 or more than $238,213.17 and the average unpaid principal balance of the Initial Mortgage Loans in Group I will be $91,544.04. The latest stated maturity date of any of the Initial Mortgage Loans in Group I will be December 1, 2028; however, the actual date on which any Initial Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

                  The weighted average remaining term to stated maturity of the Initial Mortgage Loans in Group I will be approximately 356 months. The weighted average original term to maturity of the Initial Mortgage Loans in Group I will be approximately 360 months.

                  The earliest year of origination of any Initial Mortgage Loan in Group I is 1994 and the latest month and year of origination of any Initial Mortgage Loan in Group I will be November 1998.

                  Approximately 83.87% of the Mortgage Loans in Group I provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment charges received on the Mortgage Loans will be available for distribution on the Bonds.

                  Approximately 96.21% of Initial Mortgage Loans in Group I are Convertible Mortgage Loans.

                  Approximately 71.15% of the Initial Mortgage Loans in Group I are covered by MI Policies.

                  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans in Group I as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not sum to totals due to rounding.



             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                             NUMBER OF                   AGGREGATE              AGGREGATE PRINCIPAL
LOCATION                                   MORTGAGE LOANS            PRINCIPAL BALANCE                BALANCE
--------                                   --------------          -------------------         ----------------------
Alaska                                            1                $      70,019.13                       0.10%
Arizona                                          25                    2,465,632.12                       3.67
California                                       30                    3,008,979.22                       4.48
Colorado                                          9                    1,049,204.87                       1.56
Connecticut                                       9                      881,804.57                       1.31
District of Columbia                              2                      222,483.91                       0.33
Florida                                         139                   12,951,730.28                      19.30
Georgia                                          25                    2,396,596.10                       3.57
Idaho                                             6                      471,915.59                       0.70
Illinois                                         19                    1,757,175.14                       2.62
Indiana                                          20                    1,565,503.07                       2.33
Iowa                                              1                       46,827.08                       0.07
Kentucky                                         16                    1,056,532.61                       1.57
Louisiana                                         3                      247,650.89                       0.37
Maryland                                          8                      716,617.64                       1.07
Michigan                                         45                    4,066,962.24                       6.06
Minnesota                                        13                    1,132,711.60                       1.69
Mississippi                                       6                      337,140.28                       0.50
Missouri                                         39                    3,153,209.33                       4.70
Montana                                           1                      106,105.65                       0.16
Nebraska                                          1                       36,923.16                       0.06
Nevada                                           22                    2,729,666.86                       4.07
New Jersey                                        1                       82,608.79                       0.12
New Mexico                                        4                      442,727.78                       0.66
North Carolina                                   66                    5,152,331.10                       7.68
Ohio                                             37                    3,170,307.15                       4.72
Oklahoma                                          6                      546,621.12                       0.81
Oregon                                            7                      986,452.63                       1.47
Pennsylvania                                     23                    1,818,775.23                       2.71
South Carolina                                   10                      807,940.25                       1.20
Tennessee                                        18                    1,317,008.70                       1.96
Texas                                            57                    5,314,342.15                       7.92
Utah                                             17                    1,964,628.32                       2.93
Virginia                                         11                    1,043,157.53                       1.55
Washington                                       31                    3,625,935.11                       5.40
West Virginia                                     1                      119,934.32                       0.18
Wisconsin                                         4                      237,617.15                       0.35
                                           --------------          -------------------         ----------------------
         Total                                  733                $  67,101,778.67                     100.00%
                                           ==============          ===================         ======================

                  No more than approximately 0.62% of the Group I Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.



                             MORTGAGE LOAN TYPE OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
MORTGAGE LOAN TYPE                     NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
One-Year CMT                                        35            $      3,260,549.05                    4.86%
One-Year CMT 15 yr.                                  2                      62,127.53                    0.09
2/28 6-Month LIBOR                                 641                  58,344,100.30                   86.95
3/27 6-Month LIBOR                                  42                   4,197,903.26                    6.26
Six-Month LIBOR                                     13                   1,237,098.53                    1.84
                                       ------------------------   ---------------------        ----------------------
         Total                                     733            $     67,101,778.67                  100.00%
                                       ========================   =====================        ======================


                     LOAN TO VALUE RATIOS AT ORIGINATION OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
RANGE OF LOAN-TO-VALUE                         NUMBER OF                  AGGREGATE             AGGREGATE PRINCIPAL
RATIOS AT ORIGINATION (%)                   MORTGAGE LOANS            PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
  5.01 -  10.00                                    1                 $        49,956.75                  0.07%
 30.01 -  35.00                                    1                          22,944.02                  0.03
 35.01 -  40.00                                    3                         256,608.71                  0.38
 40.01 -  45.00                                    2                         179,620.72                  0.27
 45.01 -  50.00                                    2                         238,664.17                  0.36
 50.01 -  55.00                                    5                         380,950.93                  0.57
 55.01 -  60.00                                    9                         743,103.71                  1.11
 60.01 -  65.00                                   45                       3,278,178.47                  4.89
 65.01 -  70.00                                   35                       2,537,247.07                  3.78
 70.01 -  75.00                                   83                       6,163,368.13                  9.19
 75.01 -  80.00                                  153                      14,269,157.55                 21.26
 80.01 -  85.00                                  144                      13,726,296.09                 20.46
 85.01 -  90.00                                  244                      24,672,008.88                 36.77
 90.01 -  95.00                                    5                         471,331.79                  0.70
 95.01 - 100.00                                    1                         112,341.68                  0.17
                                       ------------------------   ---------------------        ----------------------
         Total                                   733                 $    67,101,778.67                100.00%
                                       ========================   =====================        ======================

                  As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at origination for the Group I Initial Mortgage Loans were approximately 9.43% and 97.83%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Group I Initial Mortgage Loans was approximately 82.11%.


                       CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
RANGE OF CUT-OFF DATE PRINCIPAL                                           AGGREGATE             AGGREGATE PRINCIPAL
BALANCES ($)                           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   15,000.01  -  25,000.00                           1            $           22,944.02                 0.03%
   25,000.01 -   50,000.00                         102                     4,104,224.88                 6.12
   50,000.01 -   75,000.00                         192                    12,132,827.04                18.08
   75,000.01 - 100,000.00                          180                    15,492,532.69                23.09
  100,000.01 - 125,000.00                          124                    13,959,469.65                20.80
  125,000.01 - 150,000.00                           69                     9,328,422.43                13.90
  150,000.01 - 175,000.00                           27                     4,361,162.84                 6.50
  175,000.01 - 200,000.00                           18                     3,341,011.31                 4.98
  200,000.01 - 225,000.00                           16                     3,422,348.66                 5.10
  225,000.01 - 250,000.00                            4                       936,835.15                 1.40
                                       ------------------------   ---------------------        ----------------------
         Total                                     733            $       67,101,778.67               100.00%
                                       ========================   =====================        ======================

                  The average Cut-off Date principal balance of the Group I Initial Mortgage Loans will be $91,544.04.


                         REMAINING TERMS TO MATURITY OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
MONTHS REMAINING TO MATURITY           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
171 - 175                                            2               $       62,127.53                   0.09%
306 - 310                                            3                      210,996.51                   0.31
311 - 315                                            1                       95,294.37                   0.14
316 - 320                                            1                      219,662.51                   0.33
326 - 330                                            3                      226,753.52                   0.34
331 - 335                                            4                      316,730.92                   0.47
336 - 340                                            7                      589,569.44                   0.88
341 - 345                                            2                      139,165.99                   0.21
346 - 350                                            4                      367,180.62                   0.55
351 - 355                                          177                   16,245,810.23                  24.21
356                                                145                   13,862,437.17                  20.66
357                                                164                   14,849,953.96                  22.13
358                                                149                   13,271,468.17                  19.78
359                                                 71                    6,644,627.73                   9.90
                                       ------------------------   ---------------------        ----------------------
         Total                                     733               $   67,101,778.67                 100.00%
                                       ========================   =====================        ======================

                  The weighted average remaining term to maturity of the Group I Initial Mortgage Loans will be approximately 356 months.


                        TYPES OF MORTGAGED PROPERTIES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
PROPERTY TYPE                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

Attached Housing                                    5                $     363,536.36                  0.54%
Condominium Hi-Rise                                 7                      731,938.90                  1.09
Condominium Lo-Rise                                15                      948,163.31                  1.41
Detached Housing                                    1                       76,392.34                  0.11
Manufactured Housing                              102                    8,029,146.68                 11.97
Multiple Unit                                      21                    2,414,950.13                  3.60
PUD                                                23                    2,884,091.52                  4.30
PUD Deminimus                                       1                      121,124.73                  0.18
PUD Regular                                         8                      831,226.43                  1.24
Single Family Residence                           549                   50,589,419.70                 75.39
Townhouse                                           1                      111,788.57                  0.17
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                $  67,101,778.67                100.00%
                                       ========================   =====================        ======================

                                      S-24

                          USE OF PROCEEDS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                              NUMBER OF MORTGAGE          AGGREGATE             AGGREGATE PRINCIPAL
USE OF PROCEEDS                                      LOANS            PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Const-Perm--- Equity Take-Out                              21          $    1,778,036.93                2.65%
Const-Perm--- No Equity Take-Out                           16               1,199,442.18                1.79
Purchase                                                  292              27,147,981.92               40.46
Refinance--- Equity Take-Out                              313              28,997,057.61               43.21
Refinance--- No Equity Take-Out                            91               7,979,260.03               11.89
                                       ------------------------   ---------------------        ----------------------
         Total                                            733          $   67,101,778.67              100.00%
                                       ========================   =====================        ======================

                  In general, in the case of a Mortgage Loan made for "no equity take-out" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to the related property securing such Mortgage Loan (the related "Mortgaged Property")and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

                OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
OCCUPANCY STATUS                       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Investment Non-Owner Occupied                      20                $     1,504,869.33                2.24%
Investment Owner Occupied                           1                         29,947.84                0.04
Primary                                           698                     64,243,503.85               95.74
Secondary                                          14                      1,323,457.65                1.97
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                $    67,101,778.67              100.00%
                                       ========================   =====================        ======================


                             DOCUMENTATION TYPE OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
DOCUMENTATION                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Full                                               593                 $  52,888,002.37                 78.82%
Limited                                             37                     3,726,028.34                  5.55
Stated                                             103                    10,487,747.96                 15.63
                                       ------------------------   ---------------------        ----------------------
         Total                                     733                 $  67,101,778.67                100.00%
                                       ========================   =====================        ======================


                            RISK CLASSIFICATIONS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
RISK CLASSIFICATION                    NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
AA                                                  85               $     9,509,749.96                14.17%
A                                                  235                    22,471,248.89                33.49
A-                                                 174                    16,158,979.35                24.08
B                                                  111                     9,880,857.63                14.73
C                                                   90                     6,055,758.01                 9.02
D                                                   38                     3,025,184.83                 4.51
                                       ------------------------   ---------------------        ----------------------
         Total                                     733               $    67,101,778.67               100.00%
                                       ========================   =====================        ======================



                         DELINQUENCIES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
NUMBER OF DAYS DELINQUENT              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
  0 - 29                                           678              $    61,755,132.05                 92.03%
 30 - 59                                            44                    4,305,687.22                  6.42
 60 - 89                                            11                    1,040,959.40                  1.55
                                       ------------------------   ---------------------        ----------------------
         Total                                     733              $    67,101,778.67                100.00%
                                       ========================   =====================        ======================

                   CURRENT MORTGAGE RATES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
RANGE OF CURRENT MORTGAGE                                                 AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.001 -  7.500                                   1                $     139,678.45                    0.21%
   7.501 -  8.000                                   6                      682,019.01                    1.02
   8.001 -  8.500                                  33                    3,155,655.92                    4.70
   8.501 -  9.000                                  58                    6,135,306.81                    9.14
   9.001 -  9.500                                  93                    8,665,036.35                   12.91
   9.501 - 10.000                                 163                   15,339,315.63                   22.86
  10.001 - 10.500                                 133                   12,450,421.62                   18.55
  10.501 - 11.000                                 117                   10,374,924.68                   15.46
  11.001 - 11.500                                  49                    3,753,867.00                    5.59
  11.501 - 12.000                                  45                    3,433,259.98                    5.12
  12.001 - 12.500                                  24                    2,107,433.39                    3.14
  12.501 - 13.000                                   8                      744,272.97                    1.11
  13.001 - 13.500                                   3                      120,586.86                    0.18
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                $  67,101,778.67                  100.00%
                                       ========================   =====================        ======================

                  The weighted average current Mortgage Rate of the Initial Mortgage Loans in Group I will be approximately 10.118% per annum.


                            MINIMUM RATES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                                MORTGAGE LOANS BY
RANGE OF MINIMUM                                                          AGGREGATE            AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.001 -  7.500                                   2                $      165,200.18                 0.25%
   7.501 -  8.000                                   6                       682,019.01                 1.02
   8.001 -  8.500                                  34                     3,206,813.03                 4.78
   8.501 -  9.000                                  61                     6,562,773.88                 9.78
   9.001 -  9.500                                  93                     8,639,136.64                12.87
   9.501 - 10.000                                 167                    15,625,872.65                23.29
  10.001 - 10.500                                 124                    11,685,618.40                17.41
  10.501 - 11.000                                 117                    10,374,924.68                15.46
  11.001 - 11.500                                  49                     3,753,867.00                 5.59
  11.501 - 12.000                                  45                     3,433,259.98                 5.12
  12.001 - 12.500                                  24                     2,107,433.39                 3.14
  12.501 - 13.000                                   8                       744,272.97                 1.11
  13.001 - 13.500                                   3                       120,586.86                 0.18
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                $   67,101,778.67               100.00%
                                       ========================   =====================        ======================

                  The weighted average Minimum Mortgage Rate of the Initial Mortgage Loans in Group I as of the Cut-off Date will be approximately 10.106% per annum.


                          INITIAL PERIODIC RATE CAP OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                                MORTGAGE LOANS BY
INITIAL PERIODIC RATE                                                     AGGREGATE            AGGREGATE PRINCIPAL
CAP (%)                                NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 1.000                                              13               $     1,237,098.53                1.84%
 2.000                                              37                     3,322,676.58                4.95
 3.000                                             683                    62,542,003.56               93.20
                                       ------------------------   ---------------------        ----------------------
         Total                                     733               $    67,101,778.67              100.00%
                                       ========================   =====================        ======================

                  The weighted average Initial Periodic Rate Cap of the Initial Mortgage Loans in Group I is
2.914%.

                              PERIODIC RATE CAP OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
PERIODIC RATE CAP (%)                  NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 1.000                                             696               $    63,779,102.09                 95.05%
 2.000                                              37                     3,322,676.58                  4.95
                                       ------------------------   ---------------------        ----------------------
         Total                                     733               $    67,101,778.67                100.00%
                                       ========================   =====================        ======================

                  The weighted average Periodic Rate Cap of Initial Mortgage Loans in Group I is 1.050%.

                                MAXIMUM RATES OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
RANGE OF MAXIMUM                                                          AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

13.001 - 13.500                                     1                 $       25,521.73                 0.04%
14.001 - 14.500                                     2                        190,835.56                 0.28
14.501 - 15.000                                    12                      1,320,482.59                 1.97
15.001 - 15.500                                    39                      3,610,282.12                 5.38
15.501 - 16.000                                    65                      6,767,157.93                10.08
16.001 - 16.500                                    89                      8,343,517.24                12.43
16.501 - 17.000                                   157                     14,783,025.02                22.03
17.001 - 17.500                                   122                     11,526,611.60                17.18
17.501 - 18.000                                   117                     10,374,924.68                15.46
18.001 - 18.500                                    49                      3,753,867.00                 5.59
18.501 - 19.000                                    45                      3,433,259.98                 5.12
19.001 - 19.500                                    24                      2,107,433.39                 3.14
19.501 - 20.000                                     8                        744,272.97                 1.11
20.001 - 20.500                                     3                        120,586.86                 0.18
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                 $   67,101,778.67               100.00%
                                       ========================   =====================        ======================

                  The weighted average Maximum Mortgage Rate for Initial Mortgage Loans in Group I will be approximately 17.073% per annum.

                        NEXT INTEREST ADJUSTMENT DATE OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
NEXT ADJUSTMENT DATE                   NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
01/01/00                                          1                  $       62,468.70                  0.09%
02/01/00                                          1                          84,487.19                  0.13
02/01/99                                          8                         722,565.70                  1.08
03/01/99                                          7                         692,730.86                  1.03
04/01/99                                          7                         504,781.34                  0.75
05/01/99                                          5                         299,697.61                  0.45
06/01/99                                          1                          78,971.43                  0.12
07/01/00                                         32                       3,164,809.71                  4.72
07/01/01                                          4                         377,181.68                  0.56
07/01/99                                          1                         150,074.68                  0.22
08/01/00                                        118                      10,572,935.72                 15.76
08/01/01                                         11                       1,052,298.77                  1.57
08/01/99                                          6                         535,625.71                  0.80
09/01/99                                          8                         929,362.62                  1.39
09/01/00                                        124                      11,675,250.85                 17.40
09/01/01                                         12                       1,112,896.03                  1.66
10/01/00                                        151                      13,472,999.21                 20.08
10/01/01                                          8                         929,724.30                  1.39
10/01/99                                          6                         498,611.90                  0.74
11/01/00                                        146                      12,899,993.37                 19.22
11/01/01                                          3                         371,474.80                  0.55
11/01/99                                          1                         147,353.26                  0.22
12/01/00                                         67                       6,290,300.05                  9.37
12/01/01                                          4                         354,327.68                  0.53
12/01/99                                          1                         120,855.50                  0.18
                                       ------------------------   ---------------------        ----------------------
         Total                                  733                  $   67,101,778.67                100.00%
                                       ========================   =====================        ======================

                  The weighted average remaining months to the next Adjustment Date of the Initial Mortgage Loans in Group I as of the Cut-off Date will be approximately 20 months.

                                GROSS MARGINS OF THE GROUP I INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                                 MORTGAGE LOANS BY
RANGE OF GROSS                                                            AGGREGATE             AGGREGATE PRINCIPAL
MARGINS (%)                            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 3.001 -  3.500                                     3                $      210,996.51                 0.31%
 3.501 -  4.000                                     7                       534,371.62                 0.80
 4.001 -  4.500                                    15                     1,359,375.98                 2.03
 4.501 -  5.000                                    96                     8,845,435.01                13.18
 5.001 -  5.500                                   230                    22,827,939.56                34.02
 5.501 -  6.000                                   187                    16,661,881.72                24.83
 6.001 -  6.500                                    85                     6,732,451.35                10.03
 6.501 -  7.000                                    33                     3,232,533.47                 4.82
 7.001 -  7.500                                    37                     3,164,651.85                 4.72
 7.501 -  8.000                                    21                     1,916,917.69                 2.86
 8.001 -  8.500                                    15                     1,273,069.26                 1.90
 8.501 -  9.000                                     3                       251,276.89                 0.37
 9.001 -  9.500                                     1                        90,877.76                 0.14
                                       ------------------------   ---------------------        ----------------------
         Total                                    733                $   67,101,778.67               100.00%
                                       ========================   =====================        ======================

                  The weighted average Gross Margin of the Initial Mortgage Loans in Group I will be approximately 5.758% per annum.

GROUP II:  ADJUSTABLE RATE MORTGAGE LOANS

                  Effective with the first payment due on an Adjustable Rate Initial Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date for the Initial Mortgage Loans in Group II is 20 months.

                  As of the Cut-off Date, each Initial Mortgage Loan in Group II will have an unpaid principal balance of not less than $28,769.74 or more than $618,530.02 and the average unpaid principal balance of the Initial Mortgage Loans in Group II will be $171,367.96. The latest stated maturity date of any of the Initial Mortgage Loans in Group II will be December 1, 2028; however, the actual date on which any Initial Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

                  The weighted average remaining term to stated maturity of the Initial Mortgage Loans in Group II will be approximately 355 months. The weighted average original term to maturity of the Initial Mortgage Loans in Group II will be approximately 360 months.

                  The earliest year of origination of any Initial Mortgage Loan in Group II is 1994 and the latest month and year of origination of any Initial Mortgage Loan in Group II will be November 1998.

                  Approximately 77.93% of the Mortgage Loans in Group II provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment charges received on the Mortgage Loans will be available for distribution on the Bonds.

                  Approximately 92.01% of Initial Mortgage Loans in Group II are Convertible Mortgage Loans.

                  Approximately 70.95% of the Initial Mortgage Loans in Group II are covered by MI Policies.

                  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans in Group II as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not sum to totals due to rounding.


            GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
LOCATION                               NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Alaska                                            1                  $      315,609.64                 1.94%
Arizona                                           1                         314,363.06                 1.93
California                                        6                       2,220,340.91                13.64
Connecticut                                       1                         118,278.95                 0.73
Florida                                          16                       2,783,673.24                17.10
Georgia                                           3                         821,609.54                 5.05
Illinois                                          2                         190,648.77                 1.17
Indiana                                           1                         138,424.14                 0.85
Kansas                                            1                          35,974.21                 0.22
Maryland                                          2                         623,724.24                 3.83
Michigan                                          6                         607,320.54                 3.73
Minnesota                                         2                         110,279.39                 0.68
Missouri                                          3                         486,411.71                 2.99
Nebraska                                          1                         369,435.07                 2.27
Nevada                                            3                         790,832.30                 4.86
New Mexico                                        1                         113,642.87                 0.70
North Carolina                                   10                         716,224.50                 4.40
Ohio                                              3                         191,922.20                 1.18
Oklahoma                                          1                          89,460.41                 0.55
Oregon                                            2                         417,915.32                 2.57
Pennsylvania                                      7                         687,314.36                 4.22
South Carolina                                    2                         103,866.93                 0.64
Tennessee                                         5                         959,378.97                 5.89
Texas                                            10                       2,425,706.62                14.90
Virginia                                          1                          62,839.12                 0.39
Washington                                        4                         584,759.11                 3.59
                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $   16,279,956.12               100.00%
                                       ========================   =====================        ======================

                  No more than approximately 3.80% of the Group II Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.


                             MORTGAGE LOAN TYPE OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP II
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
MORTGAGE LOAN TYPE                     NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
One-Year CMT                                         4               $   1,230,072.95                  7.56%
2/28 6-Month LIBOR                                  83                  13,113,174.93                 80.55
3/27 6-Month LIBOR                                   6                   1,350,677.39                  8.30
3/27 One-Year CMT                                    2                     586,030.85                  3.60
                                       ------------------------   ---------------------        ----------------------
         Total                                      95               $  16,279,956.12                100.00%
                                       ========================   =====================        ======================


                    LOAN TO VALUE RATIOS AT ORIGINATION OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF LOAN-TO-VALUE                         NUMBER OF                  AGGREGATE             AGGREGATE PRINCIPAL
RATIOS AT ORIGINATION (%)                   MORTGAGE LOANS            PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 45.01 -  50.00                                    1                 $     298,179.40                  1.83%
 55.01 -  60.00                                    1                        56,959.17                  0.35
 60.01 -  65.00                                    5                       332,464.45                  2.04
 65.01 -  70.00                                    5                       792,792.97                  4.87
 70.01 -  75.00                                   14                     1,163,398.10                  7.15
 75.01 -  80.00                                   26                     4,443,123.49                 27.29
 80.01 -  85.00                                   26                     4,730,245.41                 29.06
 85.01 -  90.00                                   17                     4,462,793.13                 27.41
                                       ------------------------   ---------------------        ----------------------
         Total                                    95                 $  16,279,956.12                100.00%
                                       ========================   =====================        ======================


                  As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at origination for the Group II Initial Mortgage Loans were approximately 46.16% and 90.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Group II Initial Mortgage Loans was approximately 82.03%.


                      CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF CUT-OFF DATE PRINCIPAL                                           AGGREGATE             AGGREGATE PRINCIPAL
BALANCES ($)                           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   25,000.01 -   50,000.00                       11                  $       472,195.14                  2.90%
   50,000.01 -   75,000.00                       24                        1,525,019.42                  9.37
   75,000.01 - 100,000.00                         9                          741,021.34                  4.55
  100,000.01 - 125,000.00                         9                        1,029,704.08                  6.32
  125,000.01 - 150,000.00                         3                          412,289.22                  2.53
  150,000.01 - 175,000.00                         2                          332,729.13                  2.04
  175,000.01 - 200,000.00                         2                          377,220.82                  2.32
  225,000.01 - 250,000.00                         4                          982,549.81                  6.04
  250,000.01 - 275,000.00                         7                        1,869,822.29                 11.49
  275,000.01 - 300,000.00                         8                        2,339,142.14                 14.37
  300,000.01 - 325,000.00                         3                          952,378.43                  5.85
  325,000.01 - 350,000.00                         3                        1,028,783.98                  6.32
  350,000.01 - 375,000.00                         3                        1,086,009.06                  6.67
  375,000.01 - 400,000.00                         2                          756,703.20                  4.65
  400,000.01 - 425,000.00                         1                          408,985.14                  2.51
  425,000.01 - 450,000.00                         2                          862,665.40                  5.30
  475,000.01 - 500,000.00                         1                          484,207.50                  2.97
  600,000.01 - 625,000.00                         1                          618,530.02                  3.80
                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $    16,279,956.12                100.00%
                                       ========================   =====================        ======================

                  The average Cut-off Date principal balance of the Group II Initial Mortgage Loans will be $171,367.96.

                        REMAINING TERMS TO MATURITY OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
MONTHS REMAINING TO MATURITY           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
301 - 305                                            1               $       270,676.18                1.66%
336 - 340                                            1                       287,851.45                1.77
341 - 345                                            1                       295,728.45                1.82
346 - 350                                            1                       148,155.20                0.91
351 - 355                                           23                     4,859,808.64               29.85
356                                                 18                     2,734,390.07               16.80
357                                                 20                     2,900,864.40               17.82
358                                                 20                     3,517,108.33               21.60
359                                                 10                     1,265,373.40                7.77
                                       ------------------------   ---------------------        ----------------------
         Total                                      95               $    16,279,956.12              100.00%
                                       ========================   =====================        ======================


                  The weighted average remaining term to maturity of the Group
II Initial Mortgage Loans will be approximately 355 months.


                       TYPES OF MORTGAGED PROPERTIES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP II
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
PROPERTY TYPE                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Attached Housing                                    2                $      128,058.97                 0.79%
Condominium Hi-Rise                                 2                       370,362.23                 2.27
Condominium Lo-Rise                                 1                       247,984.21                 1.52
Manufactured Housing                               13                       825,875.97                 5.07
Multiple Unit                                       3                       560,421.86                 3.44
PUD                                                 8                     2,625,740.46                16.13
PUD Regular                                         2                       218,888.20                 1.34
Single Family Residence                            64                    11,302,624.22                69.43
                                       ------------------------   ---------------------        ----------------------
         Total                                     95                $   16,279,956.12               100.00%
                                       ========================   =====================        ======================

                              USE OF PROCEEDS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                             NUMBER OF MORTGAGE           AGGREGATE                  AGGREGATE
USE OF PROCEEDS                                     LOANS             PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Const-Perm--- Equity Take-Out                           6            $       432,443.21                2.66%
Const-Perm--- N/A                                       1                     77,490.11                0.48
Const-Perm--- No Equity Take-Out                        1                     76,203.54                0.47
Purchase                                               41                  7,736,483.88               47.52
Refinance--- Equity Take-Out                           31                  5,500,330.30               33.79
Refinance--- No Equity Take-Out                        15                  2,457,005.08               15.09
                                       ------------------------   ---------------------        ----------------------
         Total                                         95            $    16,279,956.12              100.00%
                                       ========================   =====================        ======================


                OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
OCCUPANCY STATUS                       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Investment Non-Owner Occupied                     3                  $       538,417.60                3.31%
Primary                                          91                       15,675,329.32               96.29
Secondary                                         1                           66,209.20                0.41
                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $    16,279,956.12              100.00%
                                       ========================   =====================        ======================


                             DOCUMENTATION TYPE OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
DOCUMENTATION                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Full                                             76                  $    11,836,280.09               72.70%
Limited                                           6                        1,823,370.31               11.20
Stated                                           13                        2,620,305.72               16.10

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $    16,279,956.12              100.00%

                            RISK CLASSIFICATIONS OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
RISK CLASSIFICATION                    NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
AA                                               13                  $     3,810,884.58               23.41%
A                                                17                        5,341,297.00               32.81
A-                                               18                        2,985,164.56               18.34
B                                                22                        2,399,497.55               14.74
C                                                21                        1,410,244.61                8.66
D                                                 4                          332,867.82                2.04

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $    16,279,956.12              100.00%
                                       ========================   =====================        ======================


                               DELINQUENCIES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
      NUMBER OF DAYS DELINQUENT        NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
  0  - 29                                          81                $    14,016,851.48               86.10%
 30 - 59                                            9                      1,338,206.58                8.22
 60 - 89                                            5                        924,898.06                5.68

                                       ------------------------   ---------------------        ----------------------
         Total                                     95                $    16,279,956.12              100.00%
                                       ========================   =====================        ======================


                           CURRENT MORTGAGE RATES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF CURRENT MORTGAGE                                                 AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.001 -  7.500                                 1                  $       298,179.40                1.83%
   7.501 -  8.000                                 3                          216,196.79                1.33
   8.001 -  8.500                                 3                          944,244.16                5.80
   8.501 -  9.000                                 3                          801,425.11                4.92
   9.001 -  9.500                                 6                        1,741,952.02               10.70
   9.501 - 10.000                                12                        3,791,825.27               23.29
  10.001 - 10.500                                23                        3,617,765.93               22.22
  10.501 - 11.000                                12                        1,625,979.75                9.99
  11.001 - 11.500                                17                        2,026,481.58               12.45
  11.501 - 12.000                                14                        1,029,259.32                6.32
  12.001 - 12.500                                 1                          186,646.79                1.15

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $    16,279,956.12              100.00%
                                       ========================   =====================        ======================

                  The weighted average Current Mortgage Rate of the Initial Mortgage Loans in Group II will be approximately 10.120% per annum.


                               MINIMUM RATES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF MINIMUM                                                          AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.001 -  7.500                                 1                  $    298,179.40                   1.83%
   7.501 -  8.000                                 3                       216,196.79                   1.33
   8.001 -  8.500                                 4                     1,214,920.34                   7.46
   8.501 -  9.000                                 2                       530,748.93                   3.26
   9.001 -  9.500                                 6                     1,741,952.02                  10.70
   9.501 - 10.000                                12                     3,791,825.27                  23.29
  10.001 - 10.500                                23                     3,617,765.93                  22.22
  10.501 - 11.000                                12                     1,625,979.75                   9.99
  11.001 - 11.500                                17                     2,026,481.58                  12.45
  11.501 - 12.000                                14                     1,029,259.32                   6.32
  12.001 - 12.500                                 1                       186,646.79                   1.15

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $ 16,279,956.12                 100.00%
                                       ========================   =====================        ======================

                  The weighted average Minimum Mortgage Rate of the Initial Mortgage Loans in Group II as of the Cut-off Date will be approximately 10.112% per annum.


                         INITIAL PERIODIC RATE CAP OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
INITIAL PERIODIC RATE                                                     AGGREGATE             AGGREGATE PRINCIPAL
CAP (%)                                NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 2.000                                            4                  $    1,230,072.95                 7.56%
 3.000                                           91                      15,049,883.17                92.44

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $   16,279,956.12               100.00%
                                       ========================   =====================        ======================

                  The weighted average Initial Periodic Rate Cap of the Initial Mortgage Loans in Group II is
2.924%.


                             PERIODIC RATE CAP OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
PERIODIC RATE CAP (%)                  NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

 1.000                                           89                  $   14,463,852.32                88.84%
 2.000                                            6                       1,816,103.80                11.16

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $   16,279,956.12               100.00%
                                       ========================   =====================        ======================

                  The weighted average Periodic Rate Cap of the Initial Group II Mortgage Loans is 1.112%.

                               MAXIMUM RATES OF THE GROUP II INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF MAXIMUM                                                          AGGREGATE                  AGGREGATE
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
13.001 - 13.500                                   1                  $      298,179.40                  1.83%
14.001 - 14.500                                   1                         270,676.18                  1.66
14.501 - 15.000                                   4                         504,048.24                  3.10
15.001 - 15.500                                   3                         944,244.16                  5.80
15.501 - 16.000                                   1                         242,897.48                  1.49
16.001 - 16.500                                   6                       1,741,952.02                 10.70
16.501 - 17.000                                  12                       3,791,825.27                 23.29
17.001 - 17.500                                  24                       3,913,494.38                 24.04
17.501 - 18.000                                  12                       1,625,979.75                  9.99
18.001 - 18.500                                  16                       1,730,753.13                 10.63
18.501 - 19.000                                  14                       1,029,259.32                  6.32
19.001 - 19.500                                   1                         186,646.79                  1.15

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $   16,279,956.12                100.00%
                                       ========================   =====================        ======================


                  The weighted average Maximum Mortgage Rate of the Initial Mortgage Loans in Group II as of the Cut-off Date will be approximately 17.041%.

                       NEXT INTEREST ADJUSTMENT DATE OF THE GROUP II INITIAL MORTGAGE LOANS
                                                                                              PERCENTAGE OF GROUP II
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
NEXT ADJUSTMENT DATE                   NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

02/01/00                                          1                  $     148,155.20                  0.91%
04/01/00                                          1                        287,851.45                  1.77
05/01/01                                          1                        298,179.40                  1.83
05/01/99                                          1                        270,676.18                  1.66
07/01/00                                          3                        193,888.45                  1.19
08/01/00                                         19                      4,367,740.79                 26.83
09/01/00                                         14                      1,714,319.95                 10.53
09/01/01                                          1                         60,673.35                  0.37
09/01/99                                          4                      1,255,125.22                  7.71
10/01/00                                         19                      2,585,254.76                 15.88
10/01/01                                          1                        315,609.64                  1.94
11/01/00                                         18                      2,869,326.46                 17.62
11/01/01                                          2                        647,781.87                  3.98
12/01/00                                          8                        938,760.87                  5.77
12/01/01                                          2                        326,612.53                  2.01

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $  16,279,956.12                100.00%
                                       ========================   =====================        ======================


                  The weighted average remaining months to the next Adjustment Date of the Initial Mortgage Loans in Group II as of the Cut-off Date will be approximately 20 months.

                               GROSS MARGINS OF THE GROUP II INITIAL MORTGAGE LOANS
                                                                                               PERCENTAGE OF GROUP II
                                                                                                 MORTGAGE LOANS BY
RANGE OF GROSS                                                            AGGREGATE             AGGREGATE PRINCIPAL
MARGINS (%)                            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 3.001 -  3.500                                   1                  $     270,676.18                  1.66%
 3.501 -  4.000                                   2                        676,149.96                  4.15
 4.001 -  4.500                                   5                      1,187,317.75                  7.29
 4.501 -  5.000                                   3                        688,791.18                  4.23
 5.001 -  5.500                                  21                      5,278,920.10                 32.43
 5.501 -  6.000                                  36                      5,077,434.15                 31.19
 6.001 -  6.500                                  15                      1,339,892.52                  8.23
 6.501 -  7.000                                   2                        244,456.46                  1.50
 7.001 -  7.500                                   1                         86,814.44                  0.53
 7.501 -  8.000                                   7                      1,299,658.90                  7.98
 8.001 -  8.500                                   2                        129,844.48                  0.80

                                       ------------------------   ---------------------        ----------------------
         Total                                   95                  $  16,279,956.12                100.00%
                                       ========================   =====================        ======================

                  The weighted average Gross Margin of the Initial Mortgage Loans in Group II will be approximately 5.644% per annum.

GROUP III:  FIXED RATE MORTGAGE LOANS

                  As of the Cut-off Date, each Initial Mortgage Loan in Group III will have an unpaid principal balance of not less than $23,746.28 or more than $229,650.47 and the average unpaid principal balance of the Initial Mortgage Loans in Group III will be $74,842.77. The latest stated maturity date of any of the Initial Mortgage Loans in Group III will be December 1, 2028; however, the actual date on which any Initial Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

                  The weighted average remaining term to stated maturity of the Initial Mortgage Loans in Group III will be approximately 234 months. The weighted average original term to maturity of the Initial Mortgage Loans in Group III will be approximately 237 months.

                  The earliest year of origination of any Initial Mortgage Loan in Group III is 1997 and the latest month and year of origination of any Initial Mortgage Loan in Group III will be December 1998.

                  Approximately 82.12% of the Mortgage Loans in Group III provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment charges received on the Mortgage Loans will be available for distribution on the Bonds.

                  Approximately 71.13% of the Initial Mortgage Loans in Group III are covered by MI Policies.

                  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans in Group III as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not sum to totals due to rounding.


            GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
LOCATION                               NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Alaska                                            1                  $     128,647.40                  0.33%
Arizona                                           8                        715,913.24                  1.82
Arkansas                                          1                         55,695.01                  0.14
California                                       20                      2,473,662.71                  6.27
Colorado                                          1                        185,675.95                  0.47
Connecticut                                       4                        280,489.00                  0.71
Delaware                                          4                        194,399.11                  0.49
Florida                                         121                      8,966,000.55                 22.73
Georgia                                          20                      1,415,642.84                  3.59
Illinois                                          8                        583,695.49                  1.48
Indiana                                          32                      1,963,536.99                  4.98
Kansas                                            3                        229,840.23                  0.58
Kentucky                                          6                        523,644.65                  1.33
Louisiana                                         1                        112,702.54                  0.29
Maryland                                          5                        430,033.41                  1.09
Michigan                                         24                      1,631,161.90                  4.14
Minnesota                                         3                        185,935.69                  0.47
Mississippi                                       6                        492,631.17                  1.25
Missouri                                         14                        685,516.83                  1.74
Montana                                           1                        104,819.40                  0.27
Nevada                                            3                        349,384.58                  0.89
North Carolina                                   52                      4,054,980.99                 10.28
Ohio                                             36                      2,122,248.54                  5.38
Oklahoma                                          6                        361,553.17                  0.92
Oregon                                            5                        492,573.73                  1.25
Pennsylvania                                     23                      1,640,664.67                  4.16
South Carolina                                   43                      2,497,055.85                  6.33
South Dakota                                      1                         56,928.56                  0.14
Tennessee                                        38                      3,223,264.17                  8.17
Texas                                            15                      1,397,381.29                  3.54
Utah                                              3                        240,900.92                  0.61
Virginia                                          8                        670,424.81                  1.70
Washington                                        7                        786,433.93                  1.99
West Virginia                                     4                        188,700.99                  0.48
                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $  39,442,140.31                100.00%
                                       ========================   =====================        ======================

                  No more than approximately 1.28% of the Group III Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

                    LOAN TO VALUE RATIOS AT ORIGINATION OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
RANGE OF LOAN-TO-VALUE                         NUMBER OF                  AGGREGATE             AGGREGATE PRINCIPAL
RATIOS AT ORIGINATION (%)                   MORTGAGE LOANS            PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
 10.01 -  15.00                                   1                  $       39,949.59                 0.10%
 15.01 -  20.00                                   1                          32,042.61                 0.08
 20.01 -  25.00                                   1                          29,989.59                 0.08
 25.01 -  30.00                                   2                          49,841.68                 0.13
 35.01 -  40.00                                   3                          83,632.26                 0.21
 40.01 -  45.00                                   4                         236,628.46                 0.60
 45.01 -  50.00                                   5                         231,398.75                 0.59
 50.01 -  55.00                                   8                         488,426.60                 1.24
 55.01 -  60.00                                  10                         477,931.27                 1.21
 60.01 -  65.00                                  35                       2,229,979.81                 5.65
 65.01 -  70.00                                  33                       2,540,857.17                 6.44
 70.01 -  75.00                                  74                       5,239,399.48                13.28
 75.01 -  80.00                                 122                       8,734,713.55                22.15
 80.01 -  85.00                                 102                       8,137,249.40                20.63
 85.01 -  90.00                                 110                       9,172,620.75                23.26
 90.01 -  95.00                                  16                       1,717,479.34                 4.35
                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%
                                       ========================   =====================        ======================

                  As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at origination for the Group III Initial Mortgage Loans were approximately 10.55% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Group III Initial Mortgage Loans was approximately 80.10%.

                              MORTGAGE RATES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
RANGE OF MORTGAGE                                                         AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.001 -  7.500                                 2                  $      340,752.94                 0.86%
   7.501 -  8.000                                11                         767,696.70                 1.95
   8.001 -  8.500                                29                       2,302,643.60                 5.84
   8.501 -  9.000                                54                       5,197,655.40                13.18
   9.001 -  9.500                                59                       4,799,143.98                12.17
   9.501 - 10.000                               102                       7,431,806.36                18.84
  10.001 - 10.500                                66                       5,117,098.28                12.97
  10.501 - 11.000                                86                       5,732,305.21                14.53
  11.001 - 11.500                                49                       3,129,665.86                 7.93
  11.501 - 12.000                                43                       2,920,310.73                 7.40
  12.001 - 12.500                                14                         925,506.46                 2.35
  12.501 - 13.000                                 9                         562,427.20                 1.43
  13.001 - 13.500                                 2                         156,656.47                 0.40
  14.001 - 14.500                                 1                          58,471.12                 0.15

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%


                  The weighted average Mortgage Rate of the Initial Mortgage
Loans in Group III will be approximately 10.079% per annum.


                      CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
RANGE OF CUT-OFF DATE PRINCIPAL                                           AGGREGATE             AGGREGATE PRINCIPAL
BALANCES ($)                           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
    15,000.01  - 25,000.00                        8                   $     196,318.30                  0.50%
    25,000.01 -  50,000.00                      133                       5,244,653.55                 13.30
    50,000.01 -  75,000.00                      184                      11,360,648.93                 28.80
    75,000.01 - 100,000.00                      102                       8,795,757.32                 22.30
   100,000.01 - 125,000.00                       45                       5,011,194.52                 12.71
   125,000.01 - 150,000.00                       28                       3,798,132.67                  9.63
   150,000.01 - 175,000.00                        9                       1,466,374.58                  3.72
   175,000.01 - 200,000.00                        9                       1,663,913.62                  4.22
   200,000.01 - 225,000.00                        8                       1,675,496.35                  4.25
   225,000.01 - 250,000.00                        1                         229,650.47                  0.58

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                   $  39,442,140.31                100.00%
                                       ========================   =====================        ======================

                  The average Cut-off Date principal balance of the Group III Initial Mortgage Loans will be
$74,842.77.


                        REMAINING TERMS TO MATURITY OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
MONTHS REMAINING TO MATURITY           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
----------------------------           ------------------------   ---------------------        ----------------------
111 - 115                                         1                  $       45,494.98                  0.12%
116 - 120                                         3                         145,135.39                  0.37
166 - 170                                         1                          91,313.04                  0.23
171 - 175                                        86                       6,223,867.01                 15.78
176                                              49                       3,690,811.22                  9.36
177                                              46                       3,499,828.23                  8.87
178                                              89                       6,836,687.19                 17.33
179                                              82                       5,942,902.99                 15.07
180                                               1                          52,000.00                  0.13
231 - 235                                         2                         231,961.21                  0.59
236 - 240                                         6                         298,969.03                  0.76
346 - 350                                         1                          55,695.01                  0.14
351 - 355                                        36                       3,200,368.41                  8.11
356                                              30                       1,575,123.21                  3.99
357                                              26                       1,892,344.62                  4.80
358                                              39                       2,968,509.40                  7.53
359                                              29                       2,691,129.37                  6.82

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31                100.00%
                                       ========================   =====================        ======================

                  The weighted average remaining term to maturity of the Group
III Initial Mortgage Loans will be approximately 234 months.

                        ORIGINAL TERMS TO MATURITY OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
RANGE OF ORIGINAL TERMS (MONTHS)       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
116 - 120                                         4                  $       190,630.37                0.48%
176 - 180                                       354                       26,337,409.68               66.77
236 - 240                                         8                          530,930.24                1.35
356 - 360                                       161                       12,383,170.02               31.40

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $    39,442,140.31              100.00%
                                       ========================   =====================        ======================

                  The weighted average Original Term to Maturity of the Group III Initial Mortgage Loans will be approximately 237 months.

                       TYPES OF MORTGAGED PROPERTIES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
PROPERTY TYPE                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Attached Housing                                  1                  $       39,506.04                 0.10%
Condominium Hi-Rise                               2                         127,471.44                 0.32
Condominium Lo-Rise                               6                         375,273.32                 0.95
Manufactured Housing                            103                       6,604,800.83                16.75
Multiple Unit                                    24                       1,941,862.77                 4.92
PUD                                               8                       1,006,257.12                 2.55
PUD Regular                                       5                         553,094.26                 1.40
Single Family Residence                         378                      28,793,874.53                73.00

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%
                                       ========================   =====================        ======================

                              USE OF PROCEEDS OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                             NUMBER OF MORTGAGE           AGGREGATE             AGGREGATE PRINCIPAL
USE OF PROCEEDS                                     LOANS             PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Const-Perm                                             17            $    1,336,379.25                  3.39%
Const-Perm--- Equity Take-Out                           1                    72,707.63                  0.18
Const-Perm--- No Equity Take-Out                        4                   287,666.14                  0.73
Purchase                                              140                10,299,642.47                 26.11
Refinance--- Equity Take-Out                          314                23,232,877.44                 58.90
Refinance--- No Equity Take-Out                        51                 4,212,867.38                 10.68

                                       ------------------------   ---------------------        ----------------------
         Total                                        527            $   39,442,140.31                100.00%
                                       ========================   =====================        ======================


               OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP III
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
OCCUPANCY STATUS                       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Investment Non-Owner Occupied                    40                  $    2,263,521.00                 5.74%
Investment Owner Occupied                         5                         317,727.52                 0.81
Primary                                         477                      36,455,092.71                92.43
Secondary                                         5                         405,799.08                 1.03

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%
                                       ========================   =====================        ======================

                            DOCUMENTATION TYPE OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP III
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
DOCUMENTATION                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Full                                            415                  $   30,965,078.94                 78.51%
Limited                                          30                       2,206,640.94                  5.59
Stated                                           82                       6,270,420.43                 15.90

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31                100.00%
                                       ========================   =====================        ======================

                           RISK CLASSIFICATIONS OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP III
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
RISK CLASSIFICATION                    NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
AA                                               82                 $     7,280,336.24                18.46%
A                                               158                      11,951,076.71                30.30
A-                                              131                      10,077,013.55                25.55
B                                                87                       6,140,283.29                15.57
C                                                56                       3,342,414.12                 8.47
D                                                13                         651,016.40                 1.65

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%
                                       ========================   =====================        ======================


                               DELINQUENCIES OF THE GROUP III INITIAL MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP III
                                                                                                MORTGAGE LOANS BY
                                                                          AGGREGATE            AGGREGATE PRINCIPAL
NUMBER OF DAYS DELINQUENT              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

  0 - 29                                        494                  $   37,122,081.36                94.12%
 30 - 59                                         29                       2,040,212.55                 5.17
 60 - 89                                          4                         279,846.40                 0.71

                                       ------------------------   ---------------------        ----------------------
         Total                                  527                  $   39,442,140.31               100.00%
                                       ========================   =====================        ======================

GROUP IV:  FIXED RATE MORTGAGE LOANS

                  As of the Cut-off Date, each Initial Mortgage Loan in Group IV will have an unpaid principal balance of not less than $24,957.53 or more than $865,395.27 and the average unpaid principal balance of the Initial Mortgage Loans in Group IV will be $109,926.50. The latest stated maturity date of any of the Initial Mortgage Loans in Group IV will be December 1, 2028; however, the actual date on which any Initial Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

                  The weighted average remaining term to stated maturity of the Initial Mortgage Loans in Group IV will be approximately 240 months. The weighted average original term to maturity of the Initial Mortgage Loans in Group IV will be approximately 243 months.

                  The earliest year of origination of any Initial Mortgage Loan in Group IV is 1998 and the latest month and year of origination of any Initial Mortgage Loan in Group IV will be November 1998.

                  Approximately 75.28% of the Mortgage Loans in Group IV provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment charges received on the Mortgage Loans will be available for distribution on the Bonds.

                  Approximately 71.44% of the Initial Mortgage Loans in Group IV are covered by MI Policies.

                  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans in Group IV as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not sum to totals due to rounding.


            GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                                PERCENTAGE OF GROUP IV
                                                                                                  MORTGAGE LOANS BY
                                                                          AGGREGATE              AGGREGATE PRINCIPAL
LOCATION                               NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE                BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Arizona                                           1                 $       122,246.95                   0.76%
California                                       12                       2,741,075.97                  17.08
Florida                                          49                       4,788,611.13                  29.84
Georgia                                           3                         381,853.60                   2.38
Illinois                                          3                         196,301.09                   1.22
Indiana                                           1                          47,951.33                   0.30
Maryland                                          2                         454,554.59                   2.83
Michigan                                          6                         839,058.93                   5.23
Minnesota                                         3                         190,526.83                   1.19
Mississippi                                       3                         260,431.19                   1.62
Missouri                                          4                         352,403.46                   2.20
Nebraska                                          1                          53,888.02                   0.34
Nevada                                            4                         508,783.43                   3.17
New Mexico                                        1                          59,471.86                   0.37
North Carolina                                   12                         911,928.08                   5.68
Ohio                                             10                         724,986.45                   4.52
Oregon                                            1                         219,387.82                   1.37
Pennsylvania                                      4                         277,216.56                   1.73
South Carolina                                    7                         544,427.25                   3.39
Tennessee                                        10                         681,306.92                   4.25
Texas                                             4                         862,476.01                   5.37
Washington                                        4                         790,487.12                   4.93
West Virginia                                     1                          39,894.70                   0.25
                                       ------------------------   ---------------------        ----------------------
         Total                                  146                 $    16,049,269.29                 100.00%
                                       ========================   =====================        ======================

                  No more than approximately 6.45% of the Group IV Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.


                    LOAN TO VALUE RATIOS AT ORIGINATION OF THE GROUP IV INITIAL MORTGAGE LOANS
                                                                         AGGREGATE            PERCENTAGE OF GROUP IV
RANGE OF LOAN-TO-VALUE                        NUMBER OF          -------------------------       MORTGAGE LOANS BY
RATIOS AT ORIGINATION (%)                   MORTGAGE LOANS           PRINCIPAL BALANCE      AGGREGATE PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

 15.01 -  20.00                                   1                 $       85,178.45                  0.53%
 20.01 -  25.00                                   1                         28,741.11                  0.18
 25.01 -  30.00                                   2                         63,788.91                  0.40
 30.01 -  35.00                                   1                         33,945.12                  0.21
 35.01 -  40.00                                   3                        113,269.98                  0.71
 40.01 -  45.00                                   1                         24,957.53                  0.16
 50.01 -  55.00                                   1                         29,967.54                  0.19
 55.01 -  60.00                                   3                        223,752.44                  1.39
 60.01 -  65.00                                  10                        584,961.29                  3.64
 65.01 -  70.00                                   9                        990,358.23                  6.17
 70.01 -  75.00                                  27                      2,306,436.98                 14.37
 75.01 -  80.00                                  24                      2,978,711.66                 18.56
 80.01 -  85.00                                  33                      4,509,036.28                 28.09
 85.01 -  90.00                                  26                      3,647,984.74                 22.73
 90.01 -  95.00                                   4                        428,179.03                  2.67

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                 $   16,049,269.29                100.00%
                                       ========================   =====================        ======================

                  As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at origination for the Group IV Initial Mortgage Loans were approximately 16.54% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Group IV Initial Mortgage Loans was approximately 80.14%.


                               MORTGAGE RATES OF THE GROUP IV INITIAL MORTGAGE LOANS
                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
RANGE OF MORTGAGE                                                         AGGREGATE             AGGREGATE PRINCIPAL
RATES (%)                              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
   7.501 -   8.000                                4                  $   1,796,912.53                  11.20%
   8.001 -   8.500                                2                      1,105,836.46                   6.89
   9.001 -   9.500                                7                        450,918.47                   2.81
   9.501 - 10.000                                31                      3,882,128.92                  24.19
  10.001 - 10.500                                49                      4,261,171.05                  26.55
  10.501 - 11.000                                24                      2,286,857.77                  14.25
  11.001 - 11.500                                16                      1,271,943.32                   7.93
  11.501 - 12.000                                 2                        233,279.31                   1.45
  12.001 - 12.500                                 3                        163,096.61                   1.02
  12.501 - 13.000                                 5                        360,236.99                   2.24
  13.501 - 14.000                                 2                        182,314.82                   1.14
  14.001 - 14.500                                 1                         54,573.04                   0.34

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                 100.00%
                                       ========================   =====================        ======================

                  The weighted average Mortgage Rate of the Initial Mortgage Loans in Group IV will be approximately 10.066% per annum.


                      CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
   RANGE OF CUT-OFF DATE PRINCIPAL                                        AGGREGATE             AGGREGATE PRINCIPAL
            BALANCES ($)               NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
----------------------------------     ------------------------   ---------------------        ----------------------
15,000.01  - 25,000.00                            1                  $      24,957.53                  0.16%
 25,000.01 -  50,000.00                          28                      1,117,702.72                  6.96
 50,000.01 -  75,000.00                          45                      2,722,450.76                 16.96
 75,000.01 - 100,000.00                          27                      2,344,259.78                 14.61
100,000.01 - 125,000.00                          12                      1,356,708.13                  8.45
125,000.01 - 150,000.00                           9                      1,212,212.24                  7.55
150,000.01 - 175,000.00                           4                        630,254.87                  3.93
175,000.01 - 200,000.00                           3                        582,786.47                  3.63
200,000.01 - 225,000.00                           3                        650,732.08                  4.05
225,000.01 - 250,000.00                           2                        488,052.64                  3.04
250,000.01 - 275,000.00                           2                        533,354.83                  3.32
275,000.01 - 300,000.00                           2                        573,973.81                  3.58
300,000.01 - 325,000.00                           1                        305,875.08                  1.91
325,000.01 - 350,000.00                           1                        339,849.59                  2.12
350,000.01 - 375,000.00                           2                        717,383.85                  4.47
450,000.01 - 475,000.00                           1                        462,042.68                  2.88
475,000.01 - 500,000.00                           1                        477,483.18                  2.98
625,000.01 - 650,000.00                           1                        643,793.78                  4.01
850,000.01 - 875,000.00                           1                        865,395.27                  5.39

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                100.00%
                                       ========================   =====================        ======================

                  The average Cut-off Date principal balance of the Group IV Initial Mortgage Loans will be $109,926.50.


                        REMAINING TERMS TO MATURITY OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE                  AGGREGATE
MONTHS REMAINING TO MATURITY           NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
171 - 175                                        16                  $   2,350,074.90                  14.64%
176                                              19                      1,142,595.10                   7.12
177                                               7                        500,293.89                   3.12
178                                              37                      3,095,463.38                  19.29
179                                              21                      3,129,167.89                  19.50
236 - 240                                         1                        116,604.05                   0.73
296 - 300                                         1                        357,543.45                   2.23
351 - 355                                         9                      1,264,387.08                   7.88
356                                               6                      1,076,349.93                   6.71
357                                              10                        896,981.95                   5.59
358                                              10                      1,059,195.09                   6.60
359                                               9                      1,060,612.58                   6.61

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                 100.00%
                                       ========================   =====================        ======================

                  The weighted average remaining term to maturity of the Group
IV Initial Mortgage Loans will be approximately 240 months.


                         ORIGINAL TERMS TO MATURITY OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                MORTGAGE LOANS BY
RANGE OF ORIGINAL                                                         AGGREGATE             AGGREGATE PRINCIPAL
TERMS (MONTHS)                         NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

176 - 180                                       100                  $   10,217,595.16                63.66%
236 - 240                                         1                         116,604.05                 0.73
296 - 300                                         1                         357,543.45                 2.23
356 - 360                                        44                       5,357,526.63                33.38

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $   16,049,269.29               100.00%
                                       ========================   =====================        ======================

                  The weighted average Original Term to Maturity of the Group IV Initial Mortgage Loans will be approximately 243 months.


                       TYPES OF MORTGAGED PROPERTIES OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE                  AGGREGATE
PROPERTY TYPE                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Attached Housing                                  1                  $      54,918.20                   0.34%
Condominium Hi-Rise                               1                         94,424.56                   0.59
Condominium Lo-Rise                               2                         90,759.42                   0.57
Manufactured Housing                             21                      1,273,906.50                   7.94
Multiple Unit                                     8                        640,339.34                   3.99
PUD                                               8                        642,730.65                   4.00
PUD Regular                                       2                        263,790.49                   1.64
Single Family Residence                         103                     12,988,400.13                  80.93

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                 100.00%
                                       ========================   =====================        ======================


                              USE OF PROCEEDS OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                             NUMBER OF MORTGAGE           AGGREGATE                  AGGREGATE
USE OF PROCEEDS                                     LOANS             PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------

Const-Perm                                             4             $     260,844.94                  1.63%
Const-Perm--- No Equity Take-Out                       5                   460,007.06                  2.87
Other                                                  1                    66,945.80                  0.42
Purchase                                              42                 5,570,740.13                 34.71
Refinance--- Equity Take-Out                          77                 7,175,859.06                 44.71
Refinance--- No Equity Take-Out                       17                 2,514,872.30                 15.67

                                       ------------------------   ---------------------        ----------------------
         Total                                       146             $  16,049,269.29                100.00%
                                       ========================   =====================        ======================


                OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE                  AGGREGATE
OCCUPANCY STATUS                       NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Investment Non-Owner Occupied                    19                  $   1,435,520.87                  8.94%
Primary                                         127                     14,613,748.42                 91.06
                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                100.00%
                                       ========================   =====================        ======================


                             DOCUMENTATION TYPE OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
DOCUMENTATION                          NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
Full                                            109                  $   11,219,210.83                 69.90%
Limited                                           8                       1,441,018.09                  8.98
Stated                                           29                       3,389,040.37                 21.12

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $   16,049,269.29                100.00%
                                       ========================   =====================        ======================

                            RISK CLASSIFICATIONS OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
RISK CLASSIFICATION                    NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
AA                                                 25                $   4,311,255.88                  26.86%
A                                                  34                    4,720,331.20                  29.41
A-                                                 32                    2,783,925.85                  17.35
B                                                  26                    2,422,570.34                  15.09
C                                                  24                    1,459,058.69                   9.09
D                                                   5                      352,127.33                   2.19

                                       ------------------------   ---------------------        ----------------------
         Total                                    146                $  16,049,269.29                 100.00%
                                       ========================   =====================        ======================


                               DELINQUENCIES OF THE GROUP IV INITIAL MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP IV
                                                                                                 MORTGAGE LOANS BY
                                                                          AGGREGATE             AGGREGATE PRINCIPAL
NUMBER OF DAYS DELINQUENT              NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
-------------------                    ------------------------   ---------------------        ----------------------
  0  - 29                                       136                  $  15,313,310.26                  95.41%
 30 - 59                                          7                        371,293.01                   2.31
 60 - 89                                          3                        364,666.02                   2.27

                                       ------------------------   ---------------------        ----------------------
         Total                                  146                  $  16,049,269.29                 100.00%
                                       ========================   =====================        ======================


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

                  Under the Purchase Agreement, following the initial issuance of the Bonds, the Seller will be obligated from time to time to sell to the Transferor and the Transferor will be obligated to sell to the Issuer for inclusion in the Trust Estate during the Funding Period, subject to the availability thereof, the Subsequent Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth herein under "Description of the Mortgage Pool--Underwriting Standards for the Mortgage Loans." Subsequent Mortgage Loans will be transferred to the Issuer pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") among the Seller, the Transferor and the Issuer. In connection with the purchase of Subsequent Mortgage Loans for each Group on such dates of transfer (the "Subsequent Transfer Dates"), the Issuer will be required to pay from amounts on deposit in the Pre-Funding Account (as defined below) held with respect to such Group a cash purchase price of 100% of the principal balance thereof. The Issuer will designate each Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the Subsequent Mortgage Loans acquired on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Mortgage Loans in each related Group will increase by an amount equal to the aggregate Principal Balance of the Subsequent Mortgage Loans so acquired for such Group and the amount in the Pre-Funding Account held with respect to such Group will decrease accordingly.

                  On the Closing Date, approximately $25,814,233.76 will be deposited in an account (the "Pre-Funding Account"), which account will be in the name of the Indenture Trustee and shall be part of the Trust Estate and which amount will be used to acquire Subsequent Mortgage Loans. Of such amount, $10,417,601.18, $4,391,878,50, $6,593,665.31 and $4,411,088.77 (the related
"Original Pre-Funded Amount") is held with respect to Group I, Group II, Group III and Group IV, respectively. During the Funding Period (as defined herein), the related Original Pre-Funded Amount will be reduced (on any date of determination, the related Original Pre-Funded Amount as so reduced, the related "Pre-Funded Amount") by the amount thereof used to purchase Subsequent Mortgage Loans for such Group. The "Funding Period" is the period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the amount on deposit in the Funding Account is less than $10,000 and (ii) April 28, 1999.

                  Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Purchase Agreement; (b) the Seller will not select such Subsequent Mortgage Loans in a manner that it reasonably believes is adverse to the interests of the Bondholders or the Bond Insurer; (c) the Seller and the Transferor will deliver certain opinions of counsel acceptable to the Bond Insurer, the Issuer and the Bond Administrator with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (d) as of each Subsequent Cut-off Date, each Subsequent Mortgage Loan will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of such Subsequent Mortgage Loan will not exceed 360 months; (iii) the lien securing any such Subsequent Mortgage Loan must be first priority; (iv) such Subsequent Mortgage Loan must have an outstanding Principal Balance of at least $10,000 as of the Subsequent Cut-off Date; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "Description of the Mortgage Pool--Underwriting Standards for the Mortgage Loans" herein; (vi) such Subsequent Mortgage Loan must have a Loan-to-Value Ratio of no more than 95%; (vii) the stated maturity of such Subsequent Mortgage Loan will be no later than April 30, 2029, (viii) such Subsequent Mortgage Loan shall not provide for negative amortization; (ix) such Subsequent Mortgage Loan must have a fixed Mortgage Rate of at least 7.125% or, if an adjustable rate loan, a Gross Margin of at least 3.500% and following the purchase of such Subsequent Mortgage Loans by the Issuer, the Mortgage Loans included in the Trust Estate must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average Loan-to-Value Ratio as of each respective Subsequent Cut-off Date which will not vary materially from the Initial Mortgage Loans included initially in the Trust Estate; (x) each Subsequent Mortgage Loan that is underwritten to the Seller's underwriting standards for AA, A and A- credit risks must be covered by a MI Policy acceptable to the Bond Insurer; and (xi) if such Subsequent Mortgage Loan relates to Group I or II, bears interest at an adjustable rate, and if such Subsequent Mortgage Loan related to Group III or IV, bears interest at a fixed rate. In addition, the Bond Administrator shall not agree to any transfer of Subsequent Mortgage Loans without (i) a signed certification from the Bond Insurer that the Subsequent Mortgage Loans are acceptable to the Bond Insurer and (ii) a confirmation from the rating agencies that the acquisition of such Subsequent Mortgage Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the outstanding Bonds, without regard to the Bond Insurance Policy. In the sole discretion of the Bond Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Issuer and included in the Trust Estate; provided, however, that the addition of such Subsequent Mortgage Loans will not materially affect the aggregate characteristics of the entire pool of Mortgage Loans. Upon the end of the Funding Period, the Bond Insurer, in its sole discretion, may adjust the Required Subordination Amount with respect to each Class of Bonds.


UNDERWRITING STANDARDS FOR THE MORTGAGE LOANS

                  All of the Initial Mortgage Loans were originated or purchased by the Seller in the ordinary course of business on a loan by loan basis directly from mortgage brokers and mortgage loan originators.

                  The underwriting guidelines of the Seller are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant's income, assets, liabilities and employment history. A credit report is also submitted by the broker along with the loan application which provides detailed information concerning the payment history of the borrower on all of their debts. Prior to issuing an approval on the loan, the underwriter runs an independent credit report to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter's comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and FHLMC. The properties securing the Mortgage Loans are generally appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgage property may have been used for underwriting purposes.

                  The underwriting guidelines include three levels of applicant documentation requirements, referred to as "Full Documentation," "Limited Documentation" and "Stated Income." Under the Full Documentation program applicants generally are required to submit two written forms of verification of stable income for at least 12 months. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 6-month period are required to evidence cash flow. If business bank statements are used in lieu of personal statements, an unaudited current profit loss statement must accompany the bank statements. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Mortgage Loans originated under the "Limited Documentation" and "Stated Income" programs require less documentation and verification than do traditional "Full Documentation" programs. Generally, under such programs, minimal investigation into a mortgagor's credit history and income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. Given that the Seller primarily lends to subprime borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

                  On a case-by-case basis, exceptions to the underwriting guidelines are made where the Seller believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower's monthly debt service payments, the Loan-to-Value Ratio or Combined Loan-to-Value Ratio on the loan, as applicable, or other criteria that in the judgment of the underwriter warrants an exception. All loans in excess of $350,000 currently require the approval of the Chief Credit Officer of the Seller. In addition, the President of the Seller approves all loans in excess of $750,000.

                  With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property, the "Combined Loan-to-Value Ratio" at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the sum of (i) the original principal balance of the Mortgage Loan plus
(ii) the unpaid principal balance of any first lien on the related Mortgaged Property as of such date, and the denominator of which is the lesser of (i) the appraised value of the related Mortgaged Property as of the date of the appraisal used by or on behalf of the Seller to underwrite such Mortgage Loan or
(ii) the sale price of the related Mortgaged Property if such a sale occurred at origination of the Mortgage Loan.

                  The Initial Mortgage Loans were underwritten by the Seller using the following categories and criteria for grading the credit history of potential borrowers and the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios allowed for each category.

                       AA RISK          A RISK           A-RISK           B RISK           C RISK           D RISK
                   --------------   --------------   --------------   -------------    ------------     --------------
Mortgage History   No 30-day        Maximum one      Maximum two      Maximum three    Maximum five     Maximum six
                   late within      30-day late      30-day lates     30-day lates     30-day lates,    30-day lates,
                   last 24 months.  and no  60-day   and no  60-day   and one 60-day   two 60-day       three 60-day
                                    late within      late within      late within      lates and  one   lates and two
                                    last 12 months.  last 12 months.  last 12 months.  90-day late      90-day lates
                                                                                       within last      within last 12
                                                                                       12  months.      months.

Consumer Credit    Limited 30-day   Limited 30-day   Isolated         Isolated         Isolated         Discretionary.
                   lates within     lates within     60-day lates     60-day lates     90-day  lates    Credit is
                   last  24         last  12         within  last     within  last     within  last     generally
                   months.          months.          12 months.       12 months.       12 months.       expected  to
                                                                                                        be late pay.

Bankruptcy         Chapter 7: 2     Chapter 7: 2     Chapter 7: 2     Chapter 7: 2     Chapter 7: 1     Chapter 7: 1
Filings            years since      years since      years since      years since      year  since      year  since
                   filing date.     filing date.     filing date.     filing date.     filing date.     filing date.
                   Chapter 13: 2    Chapter 13:      Chapter 13:      Chapter 13:      Chapter 13:      Chapter 13:
                   years since      Discharged 1     Discharged 1     Discharged. No   Minimum 12       No seasoning
                   discharge date.  year with        year  with       seasoning        month            required;
                                    re-established   re-established   required         satisfactory     buy-out
                                    credit.          credit.                           pay  history;    required.
                                                                                       buy-out
                                                                                       required.

Prior              Not allowed.     36 months.       36 months.       24 months.       24 months.       12 months
Foreclosures/                                                                                           (current
NOD                                                                                                     foreclosures
                                                                                                        with certain
                                                                                                        restrictions;
                                                                                                        owner-occupied
                                                                                                        only).

Debt to  Service   45%              50%              50%              50%              55%              60%
Ratio

Maximum            95%              90%              90%              85%              80%              65%
Loan-to-Value
Ratio

Maximum Combined   100%             100%             100%             100%             100%             No junior
Loan-to-Value                                                                                           liens
Ratio                                                                                                   permitted.



                  Close attention is paid to geographic diversification in managing credit risk. The Seller believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The Seller has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the Seller higher than twice that market's percentage of the total national market share.

                  Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The Seller reviews a high percentage of mortgage loans with (i) principal balances in excess of $450,000, (ii) higher Loan-to-Value ratios or Combined Loan-to-Value Ratios (in excess of 75%), (iii) limited documentation, or (iv) made for 'cash out' refinance purposes. The Seller also performs appraisal reviews and compliance reviews as part of the quality control process to ensure adherence to state and federal regulations.


PRIMARY MORTGAGE INSURANCE POLICIES

                  Approximately 71.15%, 70.95%, 71.13% and 71.44% of the Initial Mortgage Loans in Group I, Group II, Group III and Group IV, respectively (by aggregate principal balance of the related Group as of the Cut-off Date) are covered by a MI Policy issued by Commonwealth Mortgage Assurance Company (the "MI Insurer"). The remainder of the Initial Mortgage Loans will not be covered by a MI Policy. Each MI Policy insures losses on the Principal Balance of each such Mortgage Loan in an amount generally equal to, at the option of the MI Insurer, either (a) the sum of (i) the Principal Balance of the Mortgage Loan,
(ii) unpaid accumulated interest due on the Mortgage Loan at the Mortgage Rate (for a maximum period of two years) and (iii) the amount of certain advances (such as hazard insurance, taxes, maintenance expenses and foreclosure costs) made by the Servicer, reduced by certain mitigating amounts collected with respect thereto (collectively, the "Loss Amount"), in which case the MI Insurer would take title to the Mortgaged Property, or (b) an amount equal to the product of (i) the Loss Amount and (ii) the percentage of coverage (the "Coverage Percentage") specified in the MI Policy, in which case the Issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the Mortgaged Property. The Coverage Percentage specified in each MI Policy will be different depending upon the original Loan-to-Value Ratio of the related Mortgage Loan (Mortgage Loans with higher Loan-to-Value Ratios will generally have a higher Coverage Percentage and Mortgage Loans with lower Loan-to-Value Ratios will generally have a lower Coverage Percentage). Each MI Policy will remain in place for the life of the related Mortgage Loan (provided that no MI Insurer Insolvency Event (as defined herein) has occurred and is continuing), even if the related Loan-to-Value Ratio decreases below 80%. If a MI Insurer Insolvency Event has occurred or is continuing, the Issuer shall, at the direction of the Bond Insurer, and may in the case of a Bond Insurer Default, terminate the MI Policy on any Mortgage Loan that is not then past due.

                  Claim payments, if any, under a MI Policy will be made to the Servicer, deposited in the Collection Account and treated in the same manner as a prepayment of the related Mortgage Loan. Premiums payable on the MI Policies (the "MI Premiums") will be paid monthly by the Servicer with funds withdrawn from the Collection Account with respect to the related Mortgage Loans.

                  The Bond Insurer requires that, in the event of a downgrade in the rating of the MI Insurer or a cumulative claims denial by the MI Insurer in an amount greater than a specified amount, the Required Overcollateralization Amount will step up to an amount specified in the Insurance Agreement.


ADDITIONAL INFORMATION

                  Prior to the issuance of the Bonds, certain of the Initial Mortgage Loans may be removed from the Trust Estate as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Bonds. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary, although such variance will not be material.

                                   THE SELLER

                  NovaStar Mortgage, Inc., a Virginia corporation in its capacity as Seller, (the "Seller") is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation ("Holding").

                  The Seller originates subprime residential mortgage loans through a network of unaffiliated wholesale loan brokers. The Seller utilizes a network of approximately 700 wholesale loan brokers in 42 different states. In addition, the Seller services loans nationwide, and is qualified to do business as a foreign corporation in more than 45 states. The Seller's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205. The principal office for the Seller's mortgage lending operations are in Irvine, California. The Seller is an approved HUD lender.

                  NFI has guaranteed the Seller's obligations with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer. See "NFI" below. NFI and the Seller have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Seller and NFI continue to originate, acquire and sell mortgage loans. There can be no assurance that either the Seller or NFI will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Bonds should consider the possibility that the Seller or NFI will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

                  NovaStar Mortgage, Inc. will also act as the Servicer of the Mortgage Loans. See "Description of the Servicing Agreement--The Servicer" herein.

                                   THE ISSUER

                  NovaStar Mortgage Funding Trust, Series 1999-1 (the "Issuer") is a trust formed under the laws of the State of Delaware and governed by the Amended and Restated Trust Agreement, dated as of January 29, 1999 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as the Owner Trustee, for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Bonds, the Subordinated Bonds and the Residual Certificates, (iii) making payments on the Bonds, the Subordinated Bonds and the Residual Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Bonds.

                  The assets of the Issuer will consist of the Mortgage Loans, the MI Policies and certain related assets pledged to secure the Bonds.

                  The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

                          THE CONVERTED LOAN PURCHASER

                  NovaStar Capital, Inc., a Delaware corporation (the "Converted Loan Purchaser"), is a wholly-owned subsidiary of Holding and an affiliate of the Seller. The Converted Loan Purchaser's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205.

                  The Converted Loan Purchaser will purchase from the Issuer each Converted Mortgage Loan from Group I or Group II. See "Description of the Servicing Agreement--Sale of Converted Mortgage Loans" herein.

                                       NFI

                  NovaStar Financial, Inc. ("NFI") was incorporated in the State of Maryland on September 13, 1996. The common stock of NFI is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NFI is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

                  NFI is a specialty finance company which (i) originates, acquires, and services residential subprime mortgage loans; (ii) leverages its assets using bank warehouse lines and repurchase agreements; (iii) issues collateralized debt obligations through special purpose subsidiaries to finance its subprime mortgage loans on a long-term basis; (iv) purchases high quality mortgage securities in the secondary mortgage market; and (v) manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a "REIT").

                  NFI has elected to be taxed for federal income tax purposes as a REIT. As a result, NFI is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NFI are at 1901 W. 47th Place, Suite 105, Westwood, Kansas 66205.

                                 THE TRANSFEROR

                  NovaStar Mortgage Funding Corporation II, a Delaware corporation (the "Transferor"). The Transferor is a wholly-owned subsidiary of Holding and an affiliate of the Seller.

                  The Seller will convey the Initial Mortgage Loans to the Transferor, who will in turn convey the Initial Mortgage Loans to the Depositor.

                                  THE DEPOSITOR

                  Residential Asset Funding Corporation, a North Carolina corporation (the "Depositor"), was incorporated in the State of North Carolina on December 29, 1997, and is a wholly-owned, special purpose subsidiary of First Union National Bank, a national banking association, with its headquarters in Charlotte, North Carolina. The principal executive offices of the Depositor are located at 301 South College Street, Charlotte, North Carolina 28202-6001.

                  The Depositor will convey the Initial Mortgage Loans to the Issuer. The Issuer then will pledge the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as security for the Bonds.

                                THE OWNER TRUSTEE

                  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

                  Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own willful misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee, provided such person meets the eligibility standards under the Trust Agreement.

                              THE INDENTURE TRUSTEE

                  The Chase Manhattan Bank, a New York banking corporation, will act as Indenture Trustee. A copy of the Indenture will be provided by the Issuer without charge upon written request. Requests should be addressed to the Indenture Trustee at The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York New York 10001, Attention: NovaStar Mortgage Funding Trust, Series 1999-1. Chase will act as initial paying agent.

                             THE BOND ADMINISTRATOR

                  First Union National Bank, a national banking association, will act as Bond Administrator (the "Bond Administrator"). In its capacity as Bond Administrator, First Union shall perform certain administrative functions on behalf of the Indenture Trustee and shall act as the initial certificate registrar and custodian.

                                THE BOND INSURER

                  The information set forth in this section has been provided by Financial Security Assurance Inc. (hereinafter in this section, "Financial Security" or the "Bond Insurer"). No representation is made by the Underwriter, the Seller, the Servicer, the Depositor, the Issuer, the Owner Trustee or any of their affiliates as to the accuracy or completeness of such information or any information related to the Bond Insurer incorporated by reference herein.


GENERAL

                  Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

                  Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

                  Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

                  The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.


REINSURANCE

                  Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.


RATINGS

                  Financial Security's insurance financial strength is rated "Aaa" by Moody's; Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd.; and Financial Security's claims paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings" herein.


CAPITALIZATION

                  The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:


                                                                                 SEPTEMBER 30, 1998
                                                                -----------------------------------------------------
                                                                              (UNAUDITED IN THOUSANDS)
                                                                          ACTUAL                 AS ADJUSTED (1)
                                                                -------------------------    ------------------------
Deferred Premium Revenue
         (net of prepaid reinsurance premiums)                       $       480,089              $     480,089
Surplus Notes                                                                 50,000                    130,000
Minority Interests                                                                --                     20,000
Shareholder's Equity:
         Common Stock                                                         15,000                     15,000
         Additional Paid-In Capital                                          614,787                    684,787
         Accumulated Other Comprehensive Income
            (net of deferred income taxes)                                    41,923                     41,923
         Accumulated Earnings                                                326,145                    326,145
Total Shareholder's Equity                                                   997,855                  1,067,855
                                                                -------------------------    ------------------------
Total Deferred Premium Revenue, Surplus Notes, Minority
Interests and Shareholder's Equity                                   $     1,527,944              $   1,697,944
                                                                =========================    ========================

-------------------

(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from Financial Security in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of the Bond Insurer of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

                  For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  In addition to the documents described under "Incorporation of Certain Documents by Reference" in the Prospectus, the consolidated financial statements of Financial Security included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Holdings are hereby incorporated by reference in this Prospectus Supplement:

                  (a) Annual Report on Form 10-K of Holdings for the year ended December 31, 1997, which Report included as an exhibit Financial Security's audited consolidated financial statements for the year ended December 31, 1997.

                  (b) Quarterly Report on Form 10-Q for the period ended September 30, 1998, which report includes as an exhibit Financial Security's unaudited financial statements for the nine month period ended September 30, 1998.

                  All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

                  The Bond Insurer will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Financial Security Assurance Inc., 350 Park Avenue, New York, NY 10022.

                  The Depositor on behalf of the Issuer hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Bonds offered hereby, and the offering of such Bonds at that time shall be deemed to be the initial bona fide offering thereof.


INSURANCE REGULATION

                  Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                            DESCRIPTION OF THE BONDS


GENERAL

                  The Issuer will issue four classes of NovaStar Home Equity Loan Asset-Backed Bonds (the "Bonds"), the Class A-1 Bonds (the "Class A-1 Bonds") in an aggregate principal amount of $75,000,000, the Class A-2 Bonds (the "Class A-2 Bonds") in an aggregate principal amount of $20,000,000, the Class A-3 Bonds (the "Class A-3 Bonds") in an aggregate principal amount of $45,000,000, and the Class A-4 Bonds (the "Class A-4 Bonds") in an aggregate principal amount of

$20,000,000. The Bonds will be issued pursuant to an Indenture, dated as of January 1, 1999 (the "Indenture"), among the Issuer, the Bond Administrator and the Indenture Trustee. The Issuer will also issue one or more classes of subordinated bonds (the "Subordinated Bonds"), which are subordinated in right of payment to the Bonds and a residual class in each REMIC (the "Residual Certificates") which are not being offered hereby. The Subordinated Bonds and the Residual Certificates will initially be retained by the Transferor or its affiliates. The following summaries describe certain provisions of the Bonds, the Indenture, the Trust Agreement and the Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

                  The Bonds will be secured by the pledge by the Issuer of its assets to the Indenture Trustee pursuant to the Indenture, which assets will consist of the following (such assets, collectively, the "Trust Estate"): (i) the Mortgage Loans; (ii) collections in respect of principal and interest of the Mortgage Loans received after the Cut-off Date or Subsequent Cut-off Date, as applicable (other than payments due on or before the Cut-off Date or the Subsequent Cut-off Date, as applicable); (iii) the amounts on deposit in any Collection Account (as defined in the Prospectus), including the account in which amounts are deposited prior to payment to the Bondholders (the "Payment Account"), including net earnings thereon; (iv) MI Policies and certain other insurance policies maintained by the Mortgagors or by or on behalf of the Servicer or any related subservicer in respect of the Mortgage Loans; (v) an assignment of the Transferor's rights under the Purchase Agreement; (vi) an assignment of the Issuer's rights under the Servicing Agreement and any Subservicing Agreement; (vii) amounts on deposit in the Interest Coverage Account and the Pre-Funding Account; (viii) an assignment of the Issuer's rights under the Converted Loan Purchase Agreement; and (ix) proceeds of the foregoing.

                  The Bonds will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof.


BOOK-ENTRY BONDS

                  The Bonds will be book-entry Bonds ("Book-Entry Bonds"). Persons acquiring beneficial ownership interests in the Bonds ("Bond Owners") may elect to hold their Bonds through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds of each Class and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations representing Bond Principal Balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond (a "Definitive Bond"). Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholders" of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

                  A Bond Owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate). Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Indenture Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

                  Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

                  Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see "Material Federal Income Tax Consequences--Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax

Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

                  Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

                  DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

                  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Payments on the Book-Entry Bonds will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents.

                  Under a book-entry format, beneficiary owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co., as nominee of DTC. Payments with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Bond, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

                  Monthly and annual reports on the Issuer will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Bonds of such beneficial owners are credited.

                  DTC has advised the Issuer and the Indenture Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Bonds under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

                  Definitive Bonds will be issued to beneficial owners of the Book-Entry Bonds, or their nominees rather than to DTC, only if (a) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Bonds and the Issuer or the Indenture Trustee is unable to locate a qualified successor or (b) the Issuer, at its sole option, elects to terminate a book-entry system through DTC.

                  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Bond Administrator, on behalf of the Indenture Trustee, will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of the Definitive Bonds. Upon surrender by DTC of the global note or notes representing the Book-Entry Bonds and instructions for re-registration, the Bond Administrator, as registrar, will issue Definitive Bonds, and thereafter the Indenture Trustee and the Bond Administrator will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

                  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                  None of the Transferor, the Depositor, the Servicer, the Bond Insurer, the Owner Trustee, the Issuer, the Bond Administrator or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  For additional information regarding DTC and the Book-Entry Bonds, see Annex I hereto and "The Agreements--Form of the Securities" in the Prospectus.


ASSIGNMENT OF MORTGAGE LOANS

                  On the Closing Date, the Seller will convey the Initial Mortgage Loans to the Transferor, the Transferor will convey the Initial Mortgage Loans to the Depositor, and the Depositor will convey the

Initial Mortgage Loans to the Issuer. The Issuer will pledge the Initial Mortgage Loans to the Indenture Trustee as security for the Bonds.

                  At the time of issuance of the Bonds, pursuant to the Indenture the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the applicable Cut-Off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received after the applicable Cut-Off Date, to the Indenture Trustee as security for the Bonds; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the applicable Cut-Off Date (whether or not received on or prior to such Cut-Off Date), and to prepayments and prepayment charges received on or prior to the applicable Cut-Off Date. The Bond Administrator on behalf of the Indenture Trustee, concurrently with the pledge of the Initial Mortgage Loans to the Indenture Trustee as security for the Bonds, will authenticate and deliver the Bonds at the direction of the Issuer in exchange for, among other things, the Initial Mortgage Loans.

                  The Indenture will require the Issuer to deliver to the Bond Administrator on behalf of the Indenture Trustee the Mortgage Loans, the related mortgage notes endorsed by the Seller, or the last holder of record, without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, all intervening mortgage assignments, if any, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). The Seller will be required to cause to be prepared and recorded, at its expense and within the time period specified in the Purchase Agreement, assignments of the mortgages from the Seller, or the last holder of record, to the Indenture Trustee.

                  The Bond Administrator, on behalf of the Indenture Trustee, will review the Mortgage Files delivered to it on the Closing Date or the date of each subsequent transfer within 45 days after the Closing Date, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 45 days following notification thereof to the Issuer, the Bond Administrator will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage Loan") be substituted for the related Mortgage Loan within 90 days after the Closing Date in the manner described below.

                  In connection with the transfer of the Mortgage Loans pursuant to the Purchase Agreement, the Seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the applicable Cut-Off Date, no Mortgage Loan included in the Mortgage Pool as of the Closing Date was more than 89 days past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that the Seller had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Transferor to enforce remedies for breaches of such representations and warranties in the Purchase Agreement against the Seller will be assigned to the Indenture Trustee pursuant to the Indenture.

                  If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the

Indenture Trustee, the Bondholders or the Bond Insurer or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Bondholders or the Bond Insurer therein, then the Bond Administrator on behalf of the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust by remitting to the Collection Account an amount equal to the Principal Balance of such Defective Mortgage Loan (plus certain Realized Losses) together with interest accruing at the Mortgage Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Due Period preceding the month in which such Payment Date occurs, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Repurchase Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage Loan, but only if such substitution is made within two years after the Closing Date. Upon delivery of a Qualified Replacement Mortgage Loan and deposit of certain amounts in the Collection Account as set forth in the Indenture, or deposit of the Repurchase Price in the Collection Account and receipt by the Bond Administrator, the Indenture Trustee and the Bond Insurer of written notification of any such substitution or removal, as the case may be, the Bond Administrator on behalf of the Indenture Trustee shall cause to be executed and delivered an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in the Seller and release such Defective Mortgage Loan from the lien of the Indenture.

                  The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Bondholders, the Bond Insurer or the Indenture Trustee for a Defective Mortgage Loan.


PAYMENTS

                  Payments on the Bonds will be made by the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing on February 25, 1999 (each, a "Payment Date"). Payments on the Bonds will be made to the persons in whose names such Bonds are registered on the Record Date. The "Record Date" for the Class A-1 and Class A-2 Bonds is the Business Day prior to the related Payment Date, and for the Class A-3 and Class A-4 Bonds is the last day of the calendar month prior to the related Payment Date. In each case, the Record Date for the initial Payment Date is the Closing Date. Payments will be made by check or money order mailed (or upon the request, at least five Business Days prior to the related Record Date, of a Holder owning a class of Bonds having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Bonds, will be DTC or its nominee) as it appears on the Bond Register on the related Record Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, California, Kansas or Delaware or in the city in which the corporate trust office of the Indenture Trustee or the principal office of the Bond Insurer are located, is required or authorized by law to be closed.

AVAILABLE FUNDS

                  The "Available Funds" for each Class of Bonds on any Payment Date will equal the amount received by the Indenture Trustee and available in the Payment Account on each Payment Date for such Class. The Available Funds will generally be equal to the sum of, net of amounts reimbursable therefrom to the Servicer and any subservicer and Administrative Fees for such Class (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date,
(ii) any amounts representing interest on amounts in the Payment Account and miscellaneous fees and collections, including assumption fees and prepayment penalties with respect to the Mortgage Loans in the related Group (but excluding late fees), (iii) any unscheduled payments and receipts, including Mortgagor prepayments on the related Mortgage Loans, received during the related Prepayment Period (as defined herein) and proceeds of repurchases, and adjustments in the case of substitutions and terminations, Net Liquidation Proceeds, Insurance Proceeds, proceeds from any MI Policy ("MI Insurance Proceeds") and proceeds from the sale of Converted Mortgage Loans from the related Group, and (iv) all Advances made for such Payment Date in respect of the related Mortgage Loans. In addition, on the Payment Date relating to the Due Period in which the termination of the Funding Period occurred, Available Funds will include the amount on deposit in the Pre-Funding Account with respect to such Class at such time, plus on each Payment Date on or prior to the Payment Date in April 1999, Available Funds will include the amount, if any, withdrawn from the Interest Coverage Account for such Class. With respect to any Payment Date, (i) the "Due Date" is the first day of the month in which such Payment Date occurs, and (ii) the "Determination Date" is the 15th day of the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.


INTEREST PAYMENTS ON THE BONDS

                  On each Payment Date, holders of each Class of Bonds will be entitled to receive an amount (the related "Interest Payment Amount") equal to interest accrued on the related Bond Principal Balance immediately prior to such Payment Date at the related Bond Interest Rate (as defined below) for the related Interest Period.

                  The Bonds will bear interest at the following rates:

                  On or Prior to the Rate Step Up Date
                  ------------------------------------
                  Class             Rate
                  -----             ----
                  A-1               One-Month LIBOR plus 0.43%
                  A-2               One-Month LIBOR plus 0.52%
                  A-3               6.285%
                  A-4               6.386%


                  After the Rate Step Up Date
                  ---------------------------
                  Class             Rate
                  -----             ----
                  A-1               One-Month LIBOR plus 0.86%
                  A-2               One-Month LIBOR plus 1.04%
                  A-3               6.785%
                  A-4               6.886%


                  The "Bond Interest Rate" for each Class of Bonds is equal to the lesser of (i) the rate stated above (the "Stated Rate") and (ii) the Available Funds Cap Rate.

                  The "Available Funds Cap Rate" with respect to each class of Bonds for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator and denominator of which are as follows:

                  (i) the numerator of which is an amount equal to the product of (x) the weighted average Mortgage Rate on the Mortgage Loans in the related Group and (y) 1/12 of the aggregate Principal Balance of the Mortgage Loans in the related Group less the related Administrative Fee for the related Group; and

                  (ii) the denominator of which is an amount equal to the product of the related Bond Principal Balance and the number of days elapsed in the related Interest Period divided by 360;

                  less, in the case of the Class A-1 and Class A-2 Bonds, 0.50%.

                  The "Rate Step Up Date" is the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is reduced to equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the original Pre-Funded Amount.

                  With respect to the Class A-1 Bonds and the Class A-2 Bonds and any Payment Date, to the extent that the related Interest Payment Amount is reduced because the Stated Rate exceeds the related Available Funds Cap Rate (such excess amount, the related "Carry-Forward Amount"), such amount will be carried forward and distributed to the holders of such Class, together with interest thereon at the related Bond Interest Rate applicable from time to time, after certain payments to the holders of the Bonds and the Bond Insurer, to the extent of related Available Funds. There is no carry-forward feature with respect to the Class A-3 and Class A-4 Bonds.

                  Interest on the Bonds will accrue during the "Interest Period." The Interest Period for the Class A-1 and Class A-2 Bonds is the period from the prior Payment Date through and including the day preceding the related Payment Date. Interest will accrue on the Class A-1 and Class A-2 Bonds on the basis of the actual number of days in the Interest Period and a 360 day year. The Interest Period for the Class A-3 and Class A-4 Bonds is the calendar month preceding the related Payment Date. In the case of the first Payment Date, interest begins to accrue on the Class A-1 and Class A-2 Bonds on the Closing Date. Interest will accrue on the Class A-3 and Class A-4 Bonds on the basis of twelve 30-day months and a 360 day year.

CERTAIN ADMINISTRATIVE FEES OF THE ISSUER

                  With respect to each Payment Date and each Group of Mortgage Loans, the Bond Administrator will be entitled to a fee (the "Bond Administrator Fee") equal to 1/12 of 0.0125% per annum (the "Bond Administrator Fee Rate") times the sum of the Principal Balance of the Mortgage Loans in the related Group and the Pre-Funded Amount with respect to such Group as of such date. With respect to each Payment Date and Group of Mortgage Loans, the Servicer is entitled to retain out of collections its servicing fee (the "Servicing Fee"), which is equal to 1/12 of 0.55% per annum (the "Servicing Fee Rate") times the Principal Balance of the Mortgage Loans as of such date. The Bond Administrator will be responsible for paying the fee due to the Indenture Trustee (the "Indenture Trustee Fee"). For any Payment Date, the "Owner Trustee Fee" is $1,000 per annum for each Group and the related Class (payable on the Payment Date in January of each year) and the "Bond Insurance Premium" is equal to 1/12 of the per annum rate specified in the Insurance Agreement times the aggregate Bond Principal Balance (the Bond Insurance Premium collectively with the MI premiums, the Servicing Fee and the Bond Administrator Fee with respect to a Group, the "Administrative Fee" for such Group and the related Class).

                  The Bond Insurance Policy does not cover any shortfall in any Interest Payment Amount caused by any Prepayment Interest Shortfalls, and any Relief Act Shortfalls (each as defined herein) or the Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of any Prepayment Interest Shortfalls, any Relief Act Shortfalls or any Carry-Forward Amount.

                  The "Bond Principal Balance" on any date of determination for any Class of Bonds is the initial principal balance of such Class of Bonds as of the Closing Date, reduced by all payments of principal thereon prior to such date of determination.

                  The "Principal Balance" of any Mortgage Loan is, at any given time, the Principal Balance as of the Cut-off Date or Subsequent Cut-off Date, as applicable, of such Mortgage Loan, minus (a) the sum of all amounts paid or advanced with respect to such Mortgage Loan with respect to principal and (b) the principal portion of any losses with respect thereto for any previous Payment Date.


CALCULATION OF ONE-MONTH LIBOR

                  The Bond Administrator will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for each Interest Period for the Bonds on the second London Business Day preceding such Interest Period (each such date, an "Interest Determination Date") on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Bond Administrator will request the principal London office of each of the

Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Bond Administrator , at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

                  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Bond Administrator and engaged in transactions in European deposits in the international Eurocurrency market.

                  The establishment of One-Month LIBOR on each Interest Determination Date by the Bond Administrator and the Bond Administrator's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.


PRINCIPAL PAYMENTS ON THE BONDS

                  Principal payments will be payable on each Class of Bonds on each Payment Date in an aggregate amount equal to the related Principal Payment Amount for such Payment Date. The "Principal Payment Amount" for a Class of Bonds (a) on any Payment Date, other than the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default (as defined herein), will be equal to the lesser of (x) the sum of the related Available Funds remaining after distributions pursuant to clause
(i) of "--Priority of Payment" below, and any portion of any Insured Payment (as defined herein) for such Payment Date representing a Subordination Deficit allocated to such Class and (y) the sum of:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Group received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date (and with respect to the first Payment Date, received after the Cut-Off Date);

                  (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Group (or, in the case of a substitution, certain amounts representing a principal adjustment) pursuant to the Servicing Agreement or the Purchase Agreement during the preceding calendar month (and with respect to the first Payment Date, received after the Cut-Off Date);

                  (iii) the principal portion of all other unscheduled collections with respect to Mortgage Loans in the related Group received during the related Prepayment Period (or deemed to be received during the related Prepayment Period) (and with respect to the first Payment Date, received after the Cut-Off Date) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, net liquidation proceeds and insurance proceeds and termination proceeds (excluding proceeds paid in respect of the Bond Insurance Policy)), to the extent not distributed in the preceding month;

                  (iv) any Insured Payment made with respect to any Subordination Deficit allocated to such Class; and

                  (v) with respect to the Payment Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account and the Interest Coverage Account relating to the Group securing such Class after giving effect to any purchase of Subsequent Mortgage Loans;

                           minus

                  (vi) the amount of any Subordination Reduction Amount with respect to such Class for such Payment Date;

                  and (b) with respect to the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default, the amount necessary to reduce the Principal Balance of such Class of Bonds to zero.

                  In addition to the Principal Payment Amount, the holders of each Class of Bonds on each Payment Date may receive an additional payment of principal as a Subordination Increase Amount or otherwise through the cross-collateralization feature described below. In no event will any Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Principal Balance of the related Class of Bonds.


PRIORITY OF PAYMENT

                  On each Payment Date, Available Funds (and any Insured Payment which may only be used to pay items (i) and (ii) below) with respect to a Class of Bonds will be distributed in the following order of priority, in each case to the extent of Available Funds remaining:

                  (i) to the holders of such Class of Bonds, the related Interest Payment Amount with respect to such Payment Date;

                  (ii) to the holders of such Class of Bonds, the related Principal Payment Amount with respect to such Payment Date;

                  (iii) to the holders of each other Class of Bonds, the related cross-collateralization amount in respect of interest shortfalls with respect to such Payment Date;

                  (iv) to the holders of each other Class of Bonds, the related cross-collateralization amount in respect of principal shortfalls with respect to such Payment Date;

                  (v) to the Bond Insurer, the sum of (a) all amounts previously paid by the Bond Insurer under the Bond Insurance Policy with respect to such Class which have not previously been reimbursed, (b) any other amounts due to the Bond Insurer with respect to such Class pursuant to the agreement pursuant to which the Bond Insurance Policy is issued (the "Insurance Agreement") and (c) interest on the foregoing as set forth in the Insurance Agreement from the date such amounts became due until paid in full (collectively, the related "Reimbursement Amount");

                  (vi) to the Bond Insurer, the related cross-collateralization amount for Bond Insurer reimbursement for other Classes of Bonds with respect to such Payment Date;

                  (vii) to the holders of such Class of Bonds, an amount equal to the difference, if any, between the related Required Subordination Amount and the related Subordinated Amount, in reduction of the related Bond Principal Balance, until such Bond Principal Balance has been reduced to zero;

                  (viii) to the holders of each other Class of Bonds, the related cross-collateralization amount in respect of any remaining deficiency in the Required Subordinated Amount with respect to such Payment Date;

                  (ix) to the holders of the Class A-1 and Class A-2 Bonds, any related Carry-Forward Amount for such Payment Date;

                  (x) to the holders of the Class A-1 and Class A-2 Bonds, the related cross-collateralization amount in respect of any remaining carry-forward amounts with respect to such Payment Date;

                  (xi) to the Indenture Trustee and the Bond Administrator, an amount (prorated according to amounts available therefor from each Class) for any indemnity amounts owing to the Trust Administrator or the Bond Administrator under the Indenture;

                  (xii) to the Servicer, any amounts (prorated according to amounts available therefor from each Class) owing to the Servicer pursuant to the Servicing Agreement in connection with the indemnity by the Issuer thereunder, and in the event there is a successor servicer, additional compensation, if necessary; and

                  (xiii) any remaining amounts to the holders of the Subordinated Bonds.


OVERCOLLATERALIZATION PROVISIONS

                  OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. With respect to any Payment Date and a Class of Bonds, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans in the related Group as of the close of business on the last day of the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the day following the Cut-Off Date) and ending on the related Due Date (such period, the "Due Period") and the amount of funds in the Pre-Funding Account as of such Payment Date held with respect to the related Group over (y) the Bond Principal Balance of the Bonds of such Class as of such Payment Date (and following the making of all payments made on such Payment Date) is the related "Subordination Amount" as of such Payment Date. The Indenture requires that, on each Payment Date, the related Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on such Class of Bonds, but only to the limited extent hereafter described. The Net Monthly Excess Cashflow for a Class of Bonds may also be used to make accelerated payments of principal on the other Classes of Bonds as described above under "--Priority of Payment" and below under "--Cross-Collateralization." The "Net Monthly Excess Cashflow" for each Class of Bonds and any Payment Date is equal to the amount of the related Available Funds remaining after application to items (i) through (vi) under "--Priority of Payment" herein. This application has the effect of accelerating the amortization of each Class of Bonds relative to the amortization of the Mortgage Loans in the related Group. Such an accelerated payment of principal on each Class of Bonds is required until the related Subordination Amount has increased to the level equal to the Required Subordination Amount for such Class of Bonds and Payment Date.

                  Any amount actually applied as an accelerated payment of principal on a Class of Bonds is a "Subordination Increase Amount" with respect to such Class. The required level of the Subordination Amount with respect to each Class and a Payment Date is the related "Required Subordination Amount." The Indenture generally provides that the Required Subordination Amount with respect to each Class may, over time, decrease, or increase, subject to certain floors, caps and triggers.

                  Initially, the sum of the aggregate Principal Balance of the Initial Mortgage Loans in each Group as of the Cut-off Date and the Original Pre-Funded Amount allocated to such Group will exceed the Bond Principal Balance of the related Class of Bonds as of the Closing Date. This excess is known as the "Target Subordination Amount" for such Class of Bonds and is equal to 3.25%, 3.25%, 2.25% and

2.25% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans in the related Group as of the Cut-off Date and the portion of the Original Pre-Funded Amount allocated to such Group for Class A-1, Class A-2, Class A-3 and Class A-4, respectively. The Bond Insurer may adjust the Target Subordination Amount for each Class of Bonds.

                  In the event that the Required Subordination Amount for a Class of Bonds is permitted to decrease or "step down" on a Payment Date in the future, a portion of the principal payment which would otherwise be distributed to the Holders of such Class of Bonds on such Payment Date shall be distributed to the Holders of the Subordinated Bonds on such Payment Date. This has the effect of decelerating the amortization of a Class of Bonds relative to the amortization of the Mortgage Loans in the related Group and of reducing the related Subordination Amount. With respect to any Class of Bonds and any Payment Date, the difference, if any, between (a) the related Subordination Amount that would result on such Payment Date after taking into account all payments to be made on such Payment Date (exclusive of any reductions thereto attributable to the related Subordination Reduction Amounts (as described below) on such Payment
Date) and (b) the Required Subordination Amount for such Class of Bonds and for such Payment Date is the related "Excess Subordination Amount" with respect to such Payment Date. With respect to any Class of Bonds and any Payment Date, an amount equal to the lesser of (a) the related Excess Subordination Amount and
(b) the principal collections on the Mortgage Loans in the related Group received by the Servicer with respect to the related Due Period is the "Subordination Reduction Amount" for such Class of Bonds. In addition, a Subordination Reduction Amount may result even prior to the occurrence of any decrease or "step down" in the Required Subordination Amount for a Class of Bonds. This is because the Holders of the Class of Bonds will generally be entitled to receive 100% of collected principal, even though the Bond Principal Balance of the Class of Bonds may represent less than 100% of the aggregate Principal Balance of the Mortgage Loans in the related Group. In the absence of the provisions relating to a Subordination Reduction Amount, the foregoing may otherwise increase the Subordination Amount for a Class of Bonds above the Required Subordination Amount for such Class of Bonds even without the application of any related Net Monthly Excess Cashflow.

                  The Indenture provides that, on any Payment Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans in a Group during the calendar month preceding the calendar month in which such Payment Date occurs (the "Prepayment Period") will be distributed to the Holders of the related Class of Bonds on such Payment Date. If any Mortgage Loan in a Group became a Liquidated Mortgage Loan (as defined below) during such Prepayment Period, the net liquidation proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is generally defined as a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). The principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the Holders of the related Class of Bonds on the Payment Date which immediately follows the event of loss (i.e., the Indenture does not require the current recovery of losses). However, the occurrence of a Realized Loss will reduce the related Subordination Amount, which, to the extent that such reduction causes such Subordination Amount to be less than the Required Subordination Amount for the Class of Bonds applicable to the related Payment Date, will require the payment of a Subordination Increase Amount for the Class of Bonds on such Payment Date

(or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until such Subordination Amount equals the Required Subordination Amount for the Class of Bonds).

                  OVERCOLLATERALIZATION AND THE BOND INSURANCE POLICY. The Indenture defines a "Subordination Deficit" with respect to the Bonds and a Payment Date to be the amount, if any, by which (x) the aggregate Bond Principal Balance of all of the Bonds as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the Due Date preceding such Payment Date and the amount of funds in the Pre-Funding Account on such Payment Date. The Indenture requires the Bond Administrator to make a claim for an Insured Payment under the Bond Insurance Policy for the benefit of the Indenture Trustee not later than the second Business Day prior to any Payment Date as to which the Bond Administrator has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Bonds on such Payment Date. Investors in the Bonds should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.


CROSS-COLLATERALIZATION

                  The cash flow provisions of the Issuer provide for limited "cross-collateralization," in which excess amounts with respect to one or more Classes is used to make payments with respect to one or more other Classes. At each point in the waterfall (described above under "- Priority of Payment") providing for the application of cash flows as cross-collateralization, the Bond Administrator will determine whether with respect to each Class, there is either
(x) cash available for application to the other Classes or (y) cash required from the other Classes. If the aggregate amount required is greater than the aggregate amount available, the Indenture Trustee will apply such amount available to each Class that requires cash pro rata in accordance with the amount required by each Class. Alternatively, if the aggregate amount available is greater than the aggregate amount required, the Indenture Trustee will take the required amount pro rata in accordance with the excess amount available in each Class.


BOND INSURANCE POLICY

                  The following information has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

                  Simultaneously with the issuance of the Bonds, the Bond Insurer will issue the Bond Insurance Policy to the Indenture Trustee on behalf of and for the benefit of the Bondholders pursuant to which it will irrevocably and unconditionally guaranty payment on each Payment Date to the Indenture Trustee on behalf of and for the benefit of the Bondholders of an amount equal to the Interest Payment Amount for each Class of Bonds plus any Subordination Deficit for such Payment Date calculated in accordance with the original terms of the Bonds when issued and without regard to any amendment or modification of the Bonds or the Indenture except amendments or modifications to which the Bond Insurer has given its prior written consent. The amount of the "Insured Payment", if any, made by the Bond Insurer to the Bondholders under the Bond Insurance Policy on each Payment Date is the sum (without duplication) of (i) any shortfall in the amount required to pay the Subordination Deficit for such Payment Date from a source other than the Bond Insurance Policy, (ii) any shortfall in the amount required to pay the Interest Payment Amount (less any Prepayment Interest Shortfalls and Relief Act Shortfalls) for each Class of Bonds on such Payment Date from a source other than the Bond Insurance

Policy, and (iii) on the Final Scheduled Payment Date, the outstanding Bond Principal Balance on all Classes of Bonds. Payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis or (c) any other cause do not constitute "Insured Payments," unless the Bond Insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with any accrued interest to the date of acceleration. The effect of the Bond Insurance Policy is to guaranty the timely payment of interest on, and the ultimate principal amount of the Bonds. Notwithstanding the foregoing, the Bond Insurer is permitted at its sole option, but is not required, to pay any losses in connection with the liquidation of a Mortgage Loan in accordance with the Bond Insurance Policy.

                  The Bond Insurance Policy does not cover, and Insured Payments do not include, any Prepayment Interest Shortfalls, any Relief Act Shortfalls or any Carry-Forward Amounts.

                  "Preference Amount" means any amount previously distributed to an Owner on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Relief Act Shortfalls" means for any Payment Date any shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations.

                  Payment of claims under the Bond Insurance Policy will be made by the Bond Insurer following Receipt by the Bond Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

                  If any payment of an amount guaranteed by the Bond Insurer pursuant to the Bond Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Bond Insurer will pay such amount out of the funds of the Bond Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Bond Insurer from the Bond Administrator of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that a Bondholder is required to return principal or interest distributed with respect to a Bond during the term of the Bond Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the Bondholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Bondholder, in such form as is reasonably required by the Bond Insurer and provided to the Bondholder by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Bondholder relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Bond Insurer from the Bond Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Bond Insurer shall have Received written notice from the Bond Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Bond Administrator or any Bondholder directly (unless a Bondholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Bondholder upon proof of such payment reasonably satisfactory to the Bond Insurer).

                  The terms "Receipt" and "Received," with respect to the Bond Insurance Policy, means actual delivery to the Bond Insurer and to its fiscal agent appointed by the Bond Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Bond Insurance Policy by the Bond Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Bond Insurer or the fiscal agent shall promptly so advise the Bond Administrator and the Bond Administrator may submit an amended notice.

                  The Bond Insurer's obligations under the Bond Insurance Policy in respect of Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Bond Insurance Policy, whether or not such funds are properly applied by the Bond Administrator.

                  The Bond Insurer shall be subrogated to the rights of each Bondholder to receive payments of principal and interest, as applicable, with respect to distributions on the Bonds to the extent of any payment by the Bond Insurer under the Bond Insurance Policy. To the extent the Bond Insurer makes Insured Payments, either directly or indirectly (as by paying through the Paying Agent), to the Bondholders, the Bond Insurer will be subrogated to the rights of the Bondholders, as applicable, with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Bondholder for purposes of payment and shall receive all future payments of principal and interest, as applicable, until all such Insured Payments by the Bond Insurer have been fully reimbursed, provided that the Bondholders have received the full amount of the payments of principal and interest, as applicable.

                  Claims under the Bond Insurance Policy will rank equally with any other unsecured and unsubordinated obligations of the Bond Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. The terms of the Bond Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Master Servicer. The Bond Insurance Policy by its terms may not be canceled or revoked. The Bond Insurance Policy is governed by the laws of the State of New York.

                  The Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Bond Insurance Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Bond Insurer were to become insolvent, any claims arising under the Bond Insurance Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article
14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

                  Pursuant to the terms of the Indenture, unless a Bond Insurer Default exists, the Bond Insurer shall be deemed to be the Bondholders for certain purposes (other than with respect to payment on the Bonds), will be entitled to exercise all rights of the Bondholders thereunder, without the consent of such Bondholders and the Bondholders may exercise such rights only with the prior written consent of the Bond Insurer. In addition, the Bond Insurer will have certain additional rights as a third party beneficiary to the Indenture.

                  The Bond Insurer does not accept any responsibility for the accuracy of completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurer set forth under the heading "The Bond Insurer" herein. Additionally, the Bond Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds.

                  Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

                  The above ratings are not recommendations to buy, sell or hold the Bonds and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Bond Insurer does not guaranty the market price of the Bonds nor does it guaranty that the ratings on the Bonds will not be revised or withdrawn.

BOND INSURANCE POLICY DOES NOT APPLY TO PREPAYMENT RISK

                  In general, the protection afforded by the Bond Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Bond Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate.


ADVANCES

                  Prior to each Payment Date, the Servicer is required under the Servicing Agreement to make "Advances" (out of its own funds, advances made by any subservicer, or funds held in the Collection Account (as described below) for future payment or withdrawal) with respect to any payments of principal and interest (net of the Servicing Fee Rate) which were due on the Mortgage Loans on the immediately preceding Due Date and which are delinquent on the business day next preceding the related Determination Date.

                  Such Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Any failure by the Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the successor Servicer will be obligated to make any such Advance, in accordance with the terms of the Servicing Agreement.

                  Advances made from funds held in the Collection Account may be made by the Servicer from subsequent collections of principal and interest received on other Mortgage Loans and deposited into the Collection Account. Advances made from the Collection Account are not limited to subsequent collections of principal and interest received on the delinquent Mortgage Loan with respect to which an Advance is made. If on the fourth business day prior to any Payment Date funds in the Collection Account are less than the amount required to be paid to the Bondholders on such Payment Date, then the Servicer will deposit its own funds into the Payment Account in the amount of the lesser of (i) any unreimbursed Advances previously made by the Servicer with funds held in the Collection Account or (ii) the shortfall in the Collection Account; provided, however, that in no event will the Servicer deposit into the Collection Account an amount that is less than any shortfall in the Collection Account attributable to delinquent payments on Mortgage Loans which the Servicer deems to be recoverable and which has not been covered by an Advance from the Servicer's own corporate funds or any subservicer's funds.

                  All Advances will be reimbursable to the Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to payments on the Bonds.


THE PAYING AGENT

                  The "Paying Agent" shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.


OPTIONAL TERMINATION

                  The Mortgage Loans may be purchased by the Servicer on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the original Pre-Funded Amount. This will result in a redemption of the Bonds. The purchase price for the Mortgage Loans will be an amount sufficient to pay 100% of the aggregate outstanding Bond Principal Balance of each Class of Bonds and accrued and unpaid interest thereon (including any Carry-Forward Amount) at the related Bond Interest Rate through the date on which the Issuer is terminated together with all amounts due and owing to the Bond Insurer, the Servicer, the Bond Administrator and the Indenture Trustee. Such termination must constitute a "qualified liquidation" (within the meaning of Section 860F of the Code) of the REMIC established by the Issuer, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.


MANDATORY PREPAYMENTS ON THE BONDS

                  Each Class of Bonds will be partially prepaid on the Payment Date immediately following the end of the Funding Period to the extent that any amount remains on deposit in the Pre-Funding Account for the related Group on such Payment Date. Although no assurance can be given, it is anticipated that the principal amount of Subsequent Mortgage Loans sold to the Issuer and included in the Trust Estate will require the application of substantially all of the Original Pre-Funded Amount and that there should be no material amount of principal prepaid to the Bonds from the Pre-Funding Account. However, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amount for each Class of Bonds.


INTEREST COVERAGE ACCOUNT

                  On the Closing Date, a portion of the sales proceeds of the Bonds will be deposited in an account (the "Interest Coverage Account") for application to cover shortfalls in the Interest Payment Amounts attributable to the pre-funding feature during the Funding Period. Such shortfall initially will exist during the Funding Period because the aggregate Principal Balance of the Bonds, and interest accrued thereon, during the Funding Period will be greater than the aggregate principal balance of the Mortgage Loans, and interest accrued thereon, during such period. On the first Business Day following the termination of the Funding Period, funds on deposit in the Interest Coverage Account will be deposited in the Payment Account.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

                  The yield to maturity of the Bonds will depend on the prices paid by the holders of such Bonds, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans and the amount, if any, distributed from the Pre-Funding Account at the end of the Funding Period. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors and liquidations of defaulted Mortgage Loans, and purchases of Mortgage Loans due to certain breaches of representations and warranties and optional repurchases of delinquent loans by the Servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Bonds.

                  The Mortgage Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. None of the Initial Mortgage Loans are secured by junior liens on the related Mortgage Properties. Generally, mortgage loans secured by junior liens are not viewed by Mortgagors as permanent financing. Accordingly, such Mortgage Loans may experience a higher rate of prepayment than the first lien Mortgage Loans. All of the Mortgage Loans are assumable under certain circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. All of the Mortgage Loans contain a customary "due on sale" provision. The Servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulation; provided, however, if the Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional Mortgage Loans. Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

                  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the Adjustable Rate Mortgage Loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment Mortgage Loans, particularly since the Mortgagor under each Adjustable Rate Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Adjustable Rate Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. In addition, the rate of default on Mortgage Loans which are refinance or limited documentation Mortgage Loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

                  To the extent that the Original Pre-Funded Amount has not been fully applied to the purchase of Subsequent Mortgage Loans by the Issuer by the end of the Funding Period, the Holders of each Class of Bonds will receive on the first Payment Date following the termination of the Funding Period a prepayment of principal in an amount equal to the lesser of (i) a portion of the Pre-Funded Amount remaining in the Pre-Funding Account allocated to the related Group and (ii) the outstanding Principal Balance of such Class of Bonds. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Issuer for inclusion in the Trust Estate will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material amount of principal prepaid to such Bondholders. However, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amount.

                  In addition, the yield to maturity of the Bonds will depend on, among other things, the price paid by the holders of the Bonds and the then applicable Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Bond is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                  Furthermore, the yield to maturity on the Bonds may be affected by shortfalls with respect to interest in the event that the interest accrued on the Bonds at the Bond Interest Rate is greater than the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates less the Administrative Fee Rate. In such event, the resulting shortfall will only be payable to the holders of the Class A-1 and Class A-2 Bonds to the extent that on any future Payment Date interest accrued on the Mortgage Loans at the related Mortgage Rates less such rates is greater than the interest accrued on the Bonds, and only to the extent of Available Funds following distributions to the Bondholders pursuant to clauses (i) through (viii) under "Description of the Bonds--Priority of Payment." There is no carry-forward feature with respect to the Class A-3 and Class A-4 Bonds.

                  The Class A-1 Bond Interest Rate and the Class A-2 Bond Interest Rate are based upon, among other factors as described herein under "Description of the Bonds--Interest Payments on the Bonds," the value of an index (One-Month LIBOR (as defined herein) which is different from the value of the indices (the "Indices") applicable to the Mortgage Loans, Six-Month LIBOR and One-Year CMT). The Mortgage Rate for each Adjustable Rate Mortgage Loan in Group I and Group II adjusts semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Bond Interest Rate on the Class A-1 and Class A-2 Bonds adjusts monthly based upon One-Month LIBOR plus a spread as set forth herein. In addition, One-Month LIBOR and the Indices on the Adjustable Rate Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Adjustable Rate Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices.

                  Although the Mortgage Rates on the Adjustable Rate Mortgage Loans will adjust semi-annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each such Adjustable Rate Mortgage Loan, and will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Gross Margin (which may be different from the prevailing margins on other Mortgage Loans). As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Adjustable Rate Mortgage Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the Adjustable Rate Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the Adjustable Rate Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Adjustable Rate Mortgage Loans, the rate of prepayment on the Adjustable Rate Mortgage Loans will be expected to decrease.

                  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Bonds will be influenced by, among other things, the rate at which the principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Adjustable Rate Mortgage Loan will be recalculated semi-annually or annually after the initial Adjustment Date for such Adjustable Rate Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such Adjustable Rate Mortgage Loan. In addition, an increase in the Mortgage Rate on an Adjustable Rate Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Adjustable Rate Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

                  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model

("CPR"), assumes that the outstanding principal balance of a pool of Mortgage Loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the Adjustable Rate Mortgage Loans, the prepayment model assumes a constant CPR of 30% (such model, a "Prepayment Assumption"). With respect to the Fixed Rate Mortgage Loans, the prepayment model assumes a constant CPR of 2.4% in the first month of the life of the Fixed Rate Mortgage Loans and an additional 2.4% per annum in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter, the prepayment model assumes a CPR of 24% (such model, also a "Prepayment Assumption"). The levels of CPR used above in defining the Prepayment Assumptions represent 100% of the related Prepayment Assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at the percentages of CPR specified in either prepayment model.

                  The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Estate as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that: (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:

GROUP I

                                   ORIGINAL     REMAINING   MONTHS TO
                       CURRENT      TERM TO      TERM TO    NEXT RATE   GROSS   AXIMUM       MINIMUM     INITIAL   PERIODIC
                       MORTGAGE    MATURITY     MATURITY   ADJUSTMENT   MARGIN MORTGAGE      MORTGAGE   PERIODIC     RATE
PRINCIPAL BALANCE ($)  RATE (%)   (IN MONTHS)  (IN MONTHS)    DATE       (%)   M RATE (%)    RATE (%)     CAP (%)    CAP (%)
---------------------  --------   -----------  -----------    ----       ---     --------    --------    -------    -------
SIX-MONTH LIBOR
INITIAL
       1,237,098.53      9.284         360           356        2        5.427     16.284       9.284      1.000      1.000
      58,344,100.30     10.142         360           357       21        5.790     17.141      10.143      3.000      1.000
       4,197,903.26     10.307         360           356       32        5.688     17.307      10.307      3.000      1.000

SUBSEQUENT
         192,060.47      9.284         360           356        1        5.427     16.284       9.284      1.000      1.000
       9,057,965.08     10.142         360           357       20        5.790     17.141      10.143      3.000      1.000
         651,727.61     10.307         360           356       31        5.688     17.307      10.307      3.000      1.000

ONE-YEAR CMT
INITIAL

          62,127.53      9.875         180           171        3        5.672     15.875       9.875      2.000      2.000
       3,260,549.05      9.782         360           341        6        5.399     15.887       9.488      2.000      2.000

SUBSEQUENT
           9,645.35      9.875         180           171        2        5.672     15.875       9.875      2.000      2.000
         506,202.67      9.782         360           341        5        5.399     15.887       9.488      2.000      2.000

GROUP II

                                   ORIGINAL     REMAINING   MONTHS TO
                      CURRENT       TERM TO      TERM TO    NEXT RATE   GROSS    MAXIMUM     MINIMUM     INITIAL   PERIODIC
                       MORTGAGE    MATURITY     MATURITY   ADJUSTMENT   MARGIN   MORTGAGE    MORTGAGE   PERIODIC     RATE
 PRINCIPAL BALANCE($)  RATE (%)   (IN MONTHS)  (IN MONTHS)    DATE       (%)     RATE (%)    RATE (%)    CAP (%)    CAP (%)
 --------------------  --------   -----------  -----------    ----       ---     --------    --------    -------    -------
SIX-MONTH LIBOR
INITIAL
      13,113,174.93       10.314       360           356       20         5.780    17.291      10.314       3.000      1.000
       1,350,677.39        9.376       360           358       34         5.102    16.376       9.376       3.000      1.000

SUBSEQUENT
       3,537,569.19       10.314       360           356       19         5.780    17.291      10.314       3.000      1.000
         364,375.12        9.376       360           358       33         5.102    16.376       9.376       3.000      1.000

ONE-YEAR CMT
INITIAL

       1,230,072.95        9.799       360           345        7         5.446    16.469       9.689       2.000      2.000
         586,030.85        8.175       360           346       22         4.246    14.175       8.175       3.000      2.000

SUBSEQUENT
         331,839.40        9.799       360           345        6         5.446    16.469       9.689       2.000      2.000
         158,094.79        8.175       360           346       21         4.246    14.175       8.175       3.000      2.000


GROUP III

                                                                                            REMAINING
                                                     ORIGINAL TERM     REMAINING TERM      AMORTIZATION
                                  MORTGAGE RATE       TO MATURITY       TO MATURITY            TERM
    PRINCIPAL BALANCE ($)              (%)            (IN MONTHS)       (IN MONTHS)        (IN MONTHS)      AMORTIZATION TYPE
    ---------------------        --------------      -------------      -------------      ------------     -----------------
FIXED
INITIAL
         190,630.37                     8.790              120               116                116               Level Pay
       5,958,336.24                     9.428              180               177                177               Level Pay
         530,930.24                     9.935              240               236                236               Level Pay
      12,383,170.02                    10.337              360               357                357               Level Pay
      20,379,073.44                    10.129              180               177                357                Balloon

SUBSEQUENT
          31,868.27                     8.790              120               116                116               Level Pay
         996,073.61                     9.428              180               177                177               Level Pay
          88,757.26                     9.935              240               236                236               Level Pay
       2,070,133.06                    10.337              360               357                357               Level Pay
       3,406,833.11                    10.129              180               177                357                Balloon

GROUP IV

                                                                                            REMAINING
                                                     ORIGINAL TERM     REMAINING TERM      AMORTIZATION
                                  MORTGAGE RATE       TO MATURITY       TO MATURITY            TERM
    PRINCIPAL BALANCE ($)              (%)            (IN MONTHS)       (IN MONTHS)        (IN MONTHS)      AMORTIZATION TYPE
    ---------------------        --------------      -------------      -------------      ------------     -----------------
FIXED
INITIAL
         937,953.47                   10.392              180                177                177              Level Pay
         116,604.05                   11.250              240                237                237              Level Pay
         357,543.45                    7.875              300                296                296              Level Pay
       5,357,526.63                   10.091              360                357                357              Level Pay
       9,279,641.69                   10.089              180                177                357               Balloon

SUBSEQUENT
         257,793.42                   10.392              180                177                177              Level Pay
          32,048.24                   11.250              240                237                237              Level Pay
          98,269.64                    7.875              300                296                296              Level Pay
       1,472,498.54                   10.091              360                357                357              Level Pay
       2,550,478.93                   10.089              180                177                357               Balloon

                  (ii) One-Month LIBOR, Six-Month LIBOR and One-Year CMT remain constant at 4.93969%, 4.96813% and 4.48%, respectively; (iii) payments on the Bonds are received, in cash, on the 25th day of each month, commencing in February 1999; (iv) there are no delinquencies or losses on the Mortgage Loans, and scheduled payments on the Mortgage Loans are timely received on the first day of each month commencing in February 1999; (v) there are no repurchases of the Mortgage Loans; (vi) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining amortization term such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term; (vii) the Indices remain constant at the rates listed above and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal the related Index plus the applicable Gross Margin, subject to the Maximum Mortgage Rate and the related Periodic Rate Cap listed above;
(viii) with respect to each Mortgage Loan (other than the Fixed Rate Mortgage Loans), the monthly payment on the Mortgage Loan is adjusted on the Due Date immediately following the next related Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the Mortgage Loans earn no reinvestment return; (x) the Bond Insurance Premium is the rate set forth in the Insurance Agreement, the MI Premium is set forth in the MI Insurance Agreement, the Bond Administrator Fee Rate is 0.0125% per annum, and the Servicing Fee Rate is 0.55% per annum; (xi) there are no additional ongoing Trust Estate expenses payable out of the Trust Estate; (xii) the Mortgage Loans experience no prepayment charges; (xiii) no miscellaneous servicing fees are passed through to the Bondholders; (xiv) the Subsequent Mortgage Loans are acquired on February 25, 1999 with the characteristics set forth in the previous tables, with their first scheduled payment due on March 1, 1999, resulting in no mandatory prepayment of the Bonds on the May 25, 1999 Payment Date; (xv) the Bonds will be purchased on January 29, 1999; (xvi) prepayments on the Mortgage Loans represent prepayments in full of individual mortgage loans and are received on the last day of each month with 30 days' interest thereon beginning in January 1999 (February 1999 with respect to the Subsequent Mortgage Loans); and (xvii) the Required Subordination Amounts are as set forth in the Insurance Agreement.

                  The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR or Prepayment Assumption. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Bond Principal Balance outstanding over time and the weighted average life of the Bonds. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Bonds, and sets forth the percentages of the initial Bond Principal Balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR.

                      PERCENT OF INITIAL CLASS A-1 BOND PRINCIPAL BALANCE OUTSTANDING (1)(4)


                                                                      PREPAYMENT SCENARIO(2)
                                                 ---------------------------------------------------------------
Payment Date                                       0%        50%          75%        100%      125%         150%
Initial Percentage                               100        100          100         100       100          100
January 25, 2000                                  99         84           77          69        61           54
January 25, 2001                                  99         71           58          47        37           28
January 25, 2002                                  98         59           44          33        23           16
January 25, 2003                                  97         49           34          23        14            9
January 25, 2004                                  97         42           26          16         9            0
January 25, 2005                                  96         35           20          11         0            0
January 25, 2006                                  95         29           15           8         0            0
January 25, 2007                                  94         25           12           0         0            0
January 25, 2008                                  93         21            9           0         0            0
January 25, 2009                                  91         17            0           0         0            0
January 25, 2010                                  90         15            0           0         0            0
January 25, 2011                                  88         12            0           0         0            0
January 25, 2012                                  86         10            0           0         0            0
January 25, 2013                                  84          8            0           0         0            0
January 25, 2014                                  82          0            0           0         0            0
January 25, 2015                                  79          0            0           0         0            0
January 25, 2016                                  76          0            0           0         0            0
January 25, 2017                                  73          0            0           0         0            0
January 25, 2018                                  70          0            0           0         0            0
January 25, 2019                                  66          0            0           0         0            0
January 25, 2020                                  62          0            0           0         0            0
January 25, 2021                                  57          0            0           0         0            0
January 25, 2022                                  52          0            0           0         0            0
January 25, 2023                                  46          0            0           0         0            0
January 25, 2024                                  40          0            0           0         0            0
January 25, 2025                                  33          0            0           0         0            0
January 25, 2026                                  25          0            0           0         0            0
January 25, 2027                                  17          0            0           0         0            0
January 25, 2028                                   0          0            0           0         0            0
Weighted Average Life in Years(3)(4)              21.3        5.3          3.5         2.5       1.9          1.5
Weighted Average Life in Years(3)(5)              21.4        5.6          3.7         2.7       2.1          1.6
------------------------------

(1)   Rounded to the nearest whole percentage.
(2)   As a percentage of the related Prepayment Assumption for each Group.
(3) The weighted average life of a Bond is determined by (i) multiplying the amount of each distribution of principal on a Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Initial Bond Principal Balance of the Bond.
(4) Assumes the Servicer exercises its option to purchase the Mortgage Loans when the Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and the Original Pre-Funded Amount. See "Description of the Bonds--Optional Termination" herein.
(5)   Assumes that the Bonds remain outstanding until maturity.

                      PERCENT OF INITIAL CLASS A-2 BOND PRINCIPAL BALANCE OUTSTANDING (1)(4)

                                                                      PREPAYMENT SCENARIO(2)
                                                 ---------------------------------------------------------------
Payment Date                                       0%        50%          75%      100%        125%         150%
Initial Percentage                               100        100          100       100         100          100
January 25, 2000                                  99         84           77        69          61           54
January 25, 2001                                  99         71           58        47          37           28
January 25, 2002                                  98         59           44        33          23           16
January 25, 2003                                  97         49           34        23          14            9
January 25, 2004                                  97         42           26        16           9            0
January 25, 2005                                  96         35           20        11           0            0
January 25, 2006                                  95         29           15         8           0            0
January 25, 2007                                  94         25           12         0           0            0
January 25, 2008                                  92         21            9         0           0            0
January 25, 2009                                  91         17            0         0           0            0
January 25, 2010                                  89         15            0         0           0            0
January 25, 2011                                  88         12            0         0           0            0
January 25, 2012                                  86         10            0         0           0            0
January 25, 2013                                  84          8            0         0           0            0
January 25, 2014                                  81          0            0         0           0            0
January 25, 2015                                  79          0            0         0           0            0
January 25, 2016                                  76          0            0         0           0            0
January 25, 2017                                  73          0            0         0           0            0
January 25, 2018                                  69          0            0         0           0            0
January 25, 2019                                  65          0            0         0           0            0
January 25, 2020                                  61          0            0         0           0            0
January 25, 2021                                  56          0            0         0           0            0
January 25, 2022                                  51          0            0         0           0            0
January 25, 2023                                  45          0            0         0           0            0
January 25, 2024                                  39          0            0         0           0            0
January 25, 2025                                  32          0            0         0           0            0
January 25, 2026                                  24          0            0         0           0            0
January 25, 2027                                  16          0            0         0           0            0
January 25, 2028                                   0          0            0         0           0            0
Weighted Average Life in Years(3)(4)              21.2        5.3          3.5       2.5         1.9          1.5
Weighted Average Life in Years(3)(5)              21.3        5.6          3.7       2.7         2.1          1.6
---------------------------

(1)   Rounded to the nearest whole percentage.
(2)   As a percentage of the related Prepayment Assumption for each Group.
(3) The weighted average life of a Bond is determined by (i) multiplying the amount of each distribution of principal on a Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Initial Bond Principal Balance of the Bond.
(4) Assumes the Servicer exercises its option to purchase the Mortgage Loans when the Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and the original Pre-Funded Amount. See "Description of the Bonds--Optional Termination" herein.
 (5)  Assumes that the Bonds remain outstanding until maturity.

                      PERCENT OF INITIAL CLASS A-3 BOND PRINCIPAL BALANCE OUTSTANDING (1)(4)


                                                                      PREPAYMENT SCENARIO(2)
                                                 ---------------------------------------------------------------
Payment Date                                       0%        50%          75%      100%        125%         150%

Initial Percentage                               100        100          100       100         100          100
January 25, 2000                                  99         89           84        79          74           69
January 25, 2001                                  98         77           68        59          50           43
January 25, 2002                                  97         67           54        44          35           27
January 25, 2003                                  95         58           44        33          24           17
January 25, 2004                                  94         50           35        25          17            0
January 25, 2005                                  92         43           28        18           0            0
January 25, 2006                                  90         37           23        14           0            0
January 25, 2007                                  88         32           18         0           0            0
January 25, 2008                                  86         27           15         0           0            0
January 25, 2009                                  83         23            0         0           0            0
January 25, 2010                                  81         20            0         0           0            0
January 25, 2011                                  78         17            0         0           0            0
January 25, 2012                                  75         14            0         0           0            0
January 25, 2013                                  71         12            0         0           0            0
January 25, 2014                                  25          0            0         0           0            0
January 25, 2015                                  25          0            0         0           0            0
January 25, 2016                                  24          0            0         0           0            0
January 25, 2017                                  23          0            0         0           0            0
January 25, 2018                                  22          0            0         0           0            0
January 25, 2019                                  20          0            0         0           0            0
January 25, 2020                                  19          0            0         0           0            0
January 25, 2021                                  18          0            0         0           0            0
January 25, 2022                                  16          0            0         0           0            0
January 25, 2023                                  14          0            0         0           0            0
January 25, 2024                                  12          0            0         0           0            0
January 25, 2025                                  10          0            0         0           0            0
January 25, 2026                                   8          0            0         0           0            0
January 25, 2027                                   5          0            0         0           0            0
January 25, 2028                                   0          0            0         0           0            0
Weighted Average Life in Years(3)(4)              15.3        6.1          4.2       3.2         2.5          2.1
Weighted Average Life in Years(3)(5)              15.3        6.4          4.6       3.6         2.8          2.3
---------------------------

(1)   Rounded to the nearest whole percentage.
(2)   As a percentage of the related Prepayment Assumption for each Group.
(3) The weighted average life of a Bond is determined by (i) multiplying the amount of each distribution of principal on a Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Initial Bond Principal Balance of the Bond.
(4) Assumes the Servicer exercises its option to purchase the Mortgage Loans when the Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and the original Pre-Funded Amount. See "Description of the Bonds--Optional Termination" herein.
 (5)  Assumes that the Bonds remain outstanding until maturity.

                      PERCENT OF INITIAL CLASS A-4 BOND PRINCIPAL BALANCE OUTSTANDING (1)(4)


                                                                       PREPAYMENT SCENARIO(2)
                                                  ---------------------------------------------------------------
Payment Date                                        0%      50%          75%         100%      125%         150%

Initial Percentage                                 100     100           100         100       100          100
January 25, 2000                                    99      89            84          79        74           69
January 25, 2001                                    98      78            68          59        51           43
January 25, 2002                                    98      67            55          44        35           28
January 25, 2003                                    97      58            44          33        24           17
January 25, 2004                                    95      51            36          25        17            0
January 25, 2005                                    94      44            29          19         0            0
January 25, 2006                                    93      38            24          14         0            0
January 25, 2007                                    91      33            19           0         0            0
January 25, 2008                                    90      29            15           0         0            0
January 25, 2009                                    88      25             0           0         0            0
January 25, 2010                                    86      21             0           0         0            0
January 25, 2011                                    84      18             0           0         0            0
January 25, 2012                                    81      15             0           0         0            0
January 25, 2013                                    78      13             0           0         0            0
January 25, 2014                                    28       0             0           0         0            0
January 25, 2015                                    27       0             0           0         0            0
January 25, 2016                                    26       0             0           0         0            0
January 25, 2017                                    25       0             0           0         0            0
January 25, 2018                                    24       0             0           0         0            0
January 25, 2019                                    22       0             0           0         0            0
January 25, 2020                                    21       0             0           0         0            0
January 25, 2021                                    19       0             0           0         0            0
January 25, 2022                                    17       0             0           0         0            0
January 25, 2023                                    15       0             0           0         0            0
January 25, 2024                                    13       0             0           0         0            0
January 25, 2025                                    11       0             0           0         0            0
January 25, 2026                                     8       0             0           0         0            0
January 25, 2027                                     5       0             0           0         0            0
January 25, 2028                                     0       0             0           0         0            0
Weighted Average Life in Years(3)(4)                16.0     6.3           4.3         3.2       2.5          2.1
Weighted Average Life in Years(3)(5)                16.0     6.5           4.7         3.6       2.9          2.4
-------------------------

(1)   Rounded to the nearest whole percentage.
(2)   As a percentage of the related Prepayment Assumption for each Group.
(3) The weighted average life of a Bond is determined by (i) multiplying the amount of each distribution of principal on a Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Initial Bond Principal Balance of the Bond.
(4) Assumes the Servicer exercises its option to purchase the Mortgage Loans when the Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and the original Pre-Funded Amount. See "Description of the Bonds--Optional Termination" herein.
 (5)  Assumes that the Bonds remain outstanding until maturity.

                  These tables have been prepared based on the assumptions described in the second paragraph preceding these tables (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                     DESCRIPTION OF THE SERVICING AGREEMENT

                  The following summary describes certain terms of the Servicing Agreement, dated as of January 1, 1999 (the "Servicing Agreement"), among the Issuer, the Bond Administrator, the Indenture Trustee, the Servicer and the Back-up Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.


THE SERVICER

                  NovaStar Mortgage, Inc., will act as servicer (acting in such capacity, the "Servicer") for the Mortgage Loans pursuant to the Servicing Agreement. For a description of the Servicer's operations, see "The Seller" herein. The Servicer's servicing portfolio currently includes only subprime residential mortgage loans. The Servicer believes that its servicing and loan origination software applications and the internal information systems are Year 2000 compliant. As a result, the Servicer does not currently anticipate any material disruption in its operations as a result of any failure of the Servicer to be in compliance.


FORECLOSURE AND DELINQUENCY EXPERIENCE WITH SUBPRIME MORTGAGE LOANS

                  The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the Subprime Mortgage Loans serviced by the Servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the Mortgage Loans securing the Bonds.

                                            DELINQUENCY AND FORECLOSURE


                                                      December 31, 1997                    December 31, 1998
                                               ---------------------------          ----------------------------
                                                 Principal                            Principal
                                                Balance(1)           Ratio           Balance(1)            Ratio
                                               -------------       -------          -----------         --------
Subprime Mortgage Loan Portfolio               $     559,732                        $ 1,179,966
Delinquency Percentage(2)
30-59 Days                                             6,668         1.19%               25,787            2.19%
60-89 Days                                             4,573         0.82%               13,149            1.11%
90+ Days                                              10,099         1.80%               39,481            3.35%
                                               -------------       -------          -----------         --------
Total                                          $      21,339         3.81%          $    78,417            6.65%
                                               =============       =======          ===========         ========
Foreclosure Rate(3)                            $      11,498         2.05%          $    26,542            2.25%
REO                                            $         270         0.05%          $    14,352            1.22%
Loss Rate(4)                                   $          95         0.02%          $     1,770            0.15%

--------------------
(1) Numbers in thousands.
(2) The period of delinquency is based on the number of days that payments are contractually past due.
(3) "Foreclosure Rate" is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.
(4) "Loss Rate" is the dollar amount of losses as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated. Losses are actual losses incurred on liquidated properties and shortfall payoffs for each respective period. Losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

                  There can be no assurance that the delinquency experience of the Mortgage Loans securing the Bonds will correspond to the delinquency and foreclosure experience of the servicing portfolio of the Servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans securing the Bonds will depend on the results obtained over the life of the Bonds. The Servicer's servicing portfolio may include Subprime Mortgage Loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans securing the Bonds. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to Mortgage Loans.


SERVICING AND OTHER COMPENSATION

                  With respect to each Mortgage Loan and each Payment Date, the Servicer will be entitled to a fee (the "Servicing Fee") equal to 1/12 of the Servicing Fee Rate times the Principal Balance of such Mortgage Loan as of such date. The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each Mortgage Loan will be equal to 0.55% per annum of the outstanding principal balance of such Mortgage Loan. The Servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the Servicer, will be included in Available Funds.

                  With respect to any Payment Date, any Prepayment Interest Shortfalls during the preceding calendar month will be covered by the Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the total servicing fee payable to the Servicer and any subservicer with respect to such Payment Date (any such payments, "Compensating Interest"). The "Prepayment Interest Shortfall" for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments in full or in part on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. No assurance can be given that Compensating Interest will be sufficient to cover Prepayment Interest Shortfalls for any Payment Date.

THE BACK-UP SERVICER

                  Fairbanks Capital Corp., a Utah corporation (the "Back-up Servicer"), will serve as the Back-up Servicer for the Mortgage Loans. The Bond Insurer is a shareholder of the Back-up Servicer.

                  With respect to each Mortgage Loan and each Payment Date, the Back-up Servicer will be entitled to a fee, payable by the Servicer (the "Back-up Servicing Fee") equal to 1/12 of the Back-up Servicing Fee Rate times the Principal Balance of such Mortgage Loan as of such date. The Back-up Servicing Fee for each Mortgage Loan is payable by the Servicer out of the Servicing Fee. The Back-up Servicing Fee Rate in respect of each Mortgage Loan will be equal to 0.05% per annum of the outstanding principal balance of such Mortgage Loan.


NINETY-DAY RENEWABLE TERMS

                  The Servicer shall be retained as servicer under the Servicing Agreement is for a term of 90 days, commencing on the Closing Date, subject to automatic renewal on an evergreen basis for successive 90-day renewal terms, so long as there is no event of default under the Servicing Agreement and no event of default under the Insurance Agreement. The failure of the Seller to repurchase any Defective Mortgage Loan in accordance with the terms of the Purchase Agreement and the failure of the Converted Loan Purchaser to purchase any Converted Loan in accordance with the terms of the Converted Loan Purchase Agreement are both events of default under the Insurance Agreement.

                  If the Servicing Agreement is terminated or not renewed by the Bond Insurer or the Indenture Trustee, then the Back-up Servicer (or another entity acceptable to the Bond Insurer) will become the servicer of the Mortgage Loans, on the same terms and conditions, at a Servicing Fee of 0.75%, (or 0.50% if such termination occurred as a result of a failure to satisfy certain financial covenants), and the Back-up Servicing Fee will terminate. In addition, the Back-up Servicer will assume all of the Converted Loan Purchaser's obligations under the Converted Loan Purchase Agreement. In the event that the Back-up Servicer is terminated, then First Union National Bank will act as successor

Servicer. However, in no event will First Union National Bank be obligated to purchase Converted Mortgage Loans.

SALE OF CONVERTED MORTGAGE LOANS

                  The Initial Mortgage Loans in Groups I and II include loans that are convertible, subject to certain conditions, from a variable-rate loan to a fixed-rate loan at the option of the Mortgagor (the "Convertible Mortgage Loans"). Approximately 96.21% and 92.01% of the Initial Mortgage Loans in Groups I and II, respectively, are, and up to 100% of the Subsequent Mortgage Loans for such Groups may be, Convertible Mortgage Loans. The Convertible Mortgage Loans generally give the Mortgagor the option on an interest rate change date (which is generally the anniversary of the loan), after an initial period (typically 2 or 3 years), to convert the loan from a variable-rate to a fixed-rate loan, provided that the conditions set forth below are met. Conversion fees are payable to and retained by the Servicer.

                  The following is a summary of the conversion features of the initial Convertible Mortgage Loans. The 2/28 Six-Month LIBOR Mortgage Loans permit the Mortgagor to convert on the first through sixth interest rate change dates. The 3/27 Six-Month LIBOR Mortgage Loans permit the Mortgagor to convert on the first through fourth interest rate change dates. The Six-Month LIBOR Mortgage Loans permit the Mortgagor to convert on the fourth through tenth interest rate change dates. The One-Year CMT Mortgage Loans permit the Mortgagor to convert on the second through fifth interest rate change dates.

                  In order to convert a Convertible Mortgage Loan, the Mortgagor must satisfy all of the following conditions: (a) the Mortgagor must give notice of conversion to the Servicer during the period in which conversion is allowed,
(b) the Mortgagor must not be in default under the mortgage of the date of such notice and must not have been delinquent by thirty days or more in making any payment due during the twelve-month period immediately preceding such notice,
(c) the Mortgage must pay a conversion fee, (d) the Mortgagor must supply the information and pay any fees required for the servicer to complete an updated credit review, (e) the Mortgagor must occupy the Mortgaged Property, (f) if requested by the Servicer, the Mortgagor must provide and pay for an updated appraisal of the Mortgaged Property acceptable to the Servicer, (g) the Mortgagor must complete, execute and deliver any and all documents required by the Servicer to effect the conversion, (h) the value of the Mortgaged Property must not have declined below a certain level since the date of the mortgage, and
(i) the Mortgagor must meet the Servicer's property value and credit underwriting standards in effect at the time of conversion. Furthermore, with respect to some of the Convertible Mortgage Loans, the Mortgagor may not be allowed to convert the Mortgage Loan if the Servicer, in its sole discretion, believes the interest rate on the converted mortgage loan will be below market interest rates then in effect for similar loans. If all of the foregoing conditions are met, the Servicer will convert a variable-rate Convertible Mortgage Loan into a fixed-rate Converted Mortgage Loan.

                  NovaStar Capital, Inc., a Delaware corporation that is an affiliate of the Servicer (the "Converted Loan Purchaser"), will enter into the Converted Loan Purchase Agreement, dated as of January 1, 1999 (the "Converted Loan Purchase Agreement"), among the Servicer, the Back-up Servicer, the Issuer, the Bond Administrator, the Indenture Trustee, the Bond Insurer and the Converted Loan Purchaser. Under the terms of the Converted Loan Purchase Agreement, within 30 days after the conversion of a Convertible Mortgage Loan from a variable-rate to a fixed-rate Mortgage Loan (a "Converted Mortgage Loan"), the Issuer is obligated to sell and the Converted Loan Purchaser is obligated to purchase (and the Bond Administrator on behalf of the Indenture Trustee shall cause to be released from the lien of the Indenture) the Converted Mortgage, for a purchase price equal to the then outstanding principal balance of the Converted Mortgage Loan, plus accrued and unpaid interest. The cash proceeds of such sale must be deposited in the Collection Account and used on the next Payment Date to pay principal and interest due on the related class of Bonds. Mandatory sale of Converted Mortgage Loans will have the same effect as prepayments of Mortgage Loans, and will result in prepayments of principal of the related class of Bonds.

                  The obligations of the Converted Loan Purchaser under the Converted Loan Purchase Agreement will be guaranteed by NovaStar Financial, Inc., a Maryland corporation and an affiliate of the Servicer ("NFI"). The Servicer, however, will not be obligated to purchase any Converted Mortgage Loan. If the Back-up Servicer becomes the servicer, it will assume the Converted Loan Purchaser's obligations to purchaser Converted Mortgage Loans.

                  In the event that a Converted Mortgage Loan is not purchased by the party obligated to do so, the Bond Insurer may, at its option, purchase such Converted Mortgage Loan.


PURCHASE OF DELINQUENT MORTGAGE LOANS

                  The Servicer has the right, but not the obligation, to purchase Mortgage Loans from the Issuer which are 90 days or more delinquent at a price equal to 100% of the outstanding Principal Balance thereof, plus accrued interest. It may purchase no more than 3% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount, unless the Bond Insurer consents to such greater purchase. In making any purchase, the Servicer is required to purchase the most delinquent Mortgage Loans first.

                                  THE INDENTURE

                  The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. See "The Agreements" in the Prospectus.


CONTROL BY BOND INSURER

                  Pursuant to the Indenture, unless a Bond Insurer Default exists (i) the Bond Insurer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, subject to certain limitations, and (ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including the actions referred to under "--Events of Default" and "--Rights Upon Event of Default," only at the direction of the Bond Insurer and (iii) the Bond Insurer shall be deemed to be the holder of the Bonds for certain purposes (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Bond Insurer. A "Bond Insurer Default" means the existence and continuation of (i) a failure of the Bond

Insurer to make a payment under the Bond Insurance Policy in accordance with its terms or (ii) certain bankruptcy or insolvency actions by or against the Bond Insurer.


EVENTS OF DEFAULT

                  An "Event of Default" with respect to the Bonds is defined in the Indenture as follows: (a) the failure of the Issuer to pay (i) the Interest Payment Amount or the Principal Payment Amount for any Class of Bonds with respect to a Payment Date on such Payment Date (provided that for purposes of this clause, payment from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds), or (ii) any Subordination Increase Amount or Carry-Forward Amount with respect to a class of Bonds, but only to the extent funds are available to make such payment as described under "Description of the Bonds--Priority of Payment" (provided that for purposes of this clause, payment from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds); (b) the failure by the Issuer on the Final Scheduled Payment Date to pay the outstanding Principal Balance of each class of Bonds and Subordinated Bonds in full; (c) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or the Bond Administrator or to the Issuer, the Bond Administrator and the Indenture Trustee by the Bond Insurer, or if a Bond Insurer Default exists, by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds and the Subordinated Bonds; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or the Bond Administrator or to the Issuer, the Bond Administrator and the Indenture Trustee by the Bond Insurer, or, if a Bond Insurer Default exists, by Bondholders representing at least 25% of the aggregate Bond Principal Balance of the Bonds and the Subordinated Bonds; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.


RIGHTS UPON EVENT OF DEFAULT

                  In case an Event of Default should occur and be continuing the Indenture Trustee may (with the prior written consent of the Bond Insurer) and, upon the written direction of the Bond Insurer or, if a Bond Insurer Default exists, Bondholders representing more than 50% of the Bond Principal Balances of the Bonds and the Subordinated Bonds shall, declare the principal of such Bonds and Subordinated Bonds to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the Bond Insurer, or if a Bond Insurer Default exists, Bondholders representing more than 50% of the Bond Principal Balances of the Bonds and the Subordinated Bonds.

                  If, following an Event of Default, the Bonds have been declared to be due and payable, the Indenture Trustee may (or, at the direction of the Bond Insurer, shall), in its discretion (provided that the Bond Insurer or Bondholders (with the consent of the Bond Insurer) representing 100% of the Bond Principal Balances of the Bonds have not directed the Indenture Trustee to sell the assets included in the Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds and Subordinated Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds and Subordinated Bonds. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Bond Insurer, sell all or part of the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as provided below; provided, however, that any proceeds of a claim under the Bond Insurance Policy shall be used only to pay interest and principal on the Bonds as provided in clauses (iii) and (iv): (i) to the payment of the fees of the Indenture Trustee and the Bond Administrator which have not been previously paid; (ii) to the Bond Insurer, any premium then due; (iii) to the Bondholders, the amount of interest then due and unpaid on each class of Bonds (but not including any Carry-Forward Amount), without preference or priority of any kind; (iv) to the Bondholders, the amount of principal then due and unpaid on each class of Bonds, without preference or priority of any kind; (v) to the payment of the amounts due and owing to the Bond Insurer, to the extent not previously reimbursed; (vi) to the holders of the Class A-1 and Class A-2 Bonds, the amount of any Carry-Forward Amount not previously paid; and (vii) to the holder of the Subordinated Bonds.

                  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Bond Insurer, or if a Bond Insurer Default exists, Bondholders representing more than 50% of the Bond Principal Balances of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds; and the Bond Insurer, or if a Bond Insurer Default exists, Bondholders representing more than 50% of the Bond Principal Balances of the Bonds and the Subordinated Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond and the Subordinated Bonds affected thereby.

LIMITATION ON SUITS

                  No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the Bond Principal Balances of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice of, request and offer of indemnity the Indenture Trustee have failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the Bond Principal Balances of the Bonds; and (6) such Bondholders have the consent of the Bond Insurer, unless a Bond Insurer Default exists.

THE BOND ADMINISTRATOR AND THE INDENTURE TRUSTEE

                  Each of the Bond Administrator and the Indenture Trustee may resign at any time, in which event the Bond Insurer may appoint (and if the Bond Insurer fails to do so with in 60 days, the Issuer will be obligated to appoint, with the consent of the Bond Insurer), a successor Bond Administrator or Indenture Trustee, as applicable. The Bond Administrator or the Indenture Trustee also may be removed at any time by the Bond Insurer, or if a Bond Insurer Default exists, then by Bondholders representing more than 50% of the Bond Principal Balances of the Bonds and the Subordinated Bonds. The Issuer shall, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, remove the Bond Administrator or the Indenture Trustee if the Bond Administrator or the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Bond Administrator or the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Bond Administrator or the Indenture Trustee or its property. Any resignation or removal of the Bond Administrator or the Indenture Trustee and appointment of a successor Bond Administrator or the Indenture Trustee, as applicable, will not become effective until acceptance of the appointment by the successor Bond Administrator or Indenture Trustee. The Indenture Trustee may terminate the Bond Administrator at any time for failure to perform its obligations under the Indenture or related agreements provided it or an acceptable successor Bond Administrator assumes the obligations of the Bond Administrator.

FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Bonds is to be considered only in connection with "Material Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Bonds.

REMIC ELECTIONS

                  The Owner Trustee, on behalf of the Issuer, will cause a REMIC election to be made with respect to certain specified assets of the Issuer for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Indenture and the Trust Agreement, the Issuer will be treated as a REMIC for federal income tax purposes. Each of the Bonds and the Subordinated Bonds will be a "regular interest" in a REMIC, and the Residual Certificate will be a "residual interest" in a REMIC.

                  For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Bonds that otherwise report income under a cash method of accounting will be required to report income with respect to the Bonds under an accrual method. The Bonds may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Bonds is 100% of the "Prepayment Assumption". No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Certain Yield and Prepayment Considerations" herein and "Material Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

                             METHOD OF DISTRIBUTION

                  Subject to the terms and conditions set forth in an Underwriting Agreement, dated January 22, 1999 (the "Underwriting Agreement"), between Wheat First Securities, Inc., acting through First Union Capital Markets a division of Wheat First Securities, Inc. (the "Underwriter") and the Depositor, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC, CEDEL S.A. and the Euroclear System, on or about January 29, 1999, against payment therefor in immediately available funds.

                  The Bonds will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $159,440,000, before the deduction of expenses. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances, the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

                  There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide the Bondholders with sufficient liquidity of investment. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the Prospectus under "Description of the Bonds--Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.

                  The Underwriter and the Depositor are affiliates of the Bond Administrator.

                              CERTAIN LEGAL MATTERS

                  Certain legal matters relating to the Bonds will be passed upon for the Seller, the Servicer and the Transferor by Stinson, Mag & Fizzell, P.C., Kansas City, Missouri, and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York. Certain legal matters regarding the enforceability of the Bond Insurance Policy will be passed upon for the Bond Insurer by the internal general counsel of the Bond Insurer.

                                     RATINGS

                  It is a condition of the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

                  S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Bondholders of payments required under the Indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Bonds. S&P's rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of any Prepayment Interest Shortfalls, any Relief Act Shortfalls or the Carry-Forward Amount.

                  The rating process of Moody's addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying Mortgage Loans. The ratings assigned to the Bonds do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Bondholders will be paid the Carry-Forward Amount.

                  The Depositor has not requested a rating on the Bonds by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by S&P and Moody's.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds.

                                LEGAL INVESTMENT

                  The Bonds will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.

                  The Depositor makes no representations as to the proper characterization of the Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Bonds constitute a legal investment or are subject to investment, capital or other restrictions.

                  See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

                  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations discussed herein, subject to the provisions of other applicable federal, state and local law.

                  The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of a corporation, partnership or trust in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Issuer were deemed to be plan assets by reason of a Plan's investment in the Bonds, such plan assets would include an undivided interest in any assets included in the Trust Estate. Therefore, in the absence of an exemption, the purchase, sale or holding of any Bond by a Plan (including certain individual retirement arrangements) might result in prohibited transactions and the imposition of excise taxes and civil penalties.

                  The DOL has issued to the Underwriter an individual prohibited transaction exemption, Prohibited Transaction Exemption 96-22 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA, and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates denominated as debt instruments that (i) represent an interest in a REMIC and (ii) are issued by and are obligations of a trust that consists of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

                  Among the conditions that must be satisfied for the Exemption to apply are the following:

                  (1) the acquisition of Bonds by a Plan is on terms (including the price for the Bonds) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the Bonds acquired by the Plan are not subordinated to the rights and interests evidenced by other bonds or certificates issued by the Issuer;

                  (3) the Bonds acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, Fitch Investors Service, L.P. ("Fitch") or Duff & Phelps Credit Rating Co. ("D&P");

                  (4) neither the Owner Trustee nor the Indenture Trustee is an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Bonds represents not more than reasonable compensation for underwriting the Bonds; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the Bonds is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

                           The Trust Estate must also meet the following
requirements:

                  (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Bonds; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of Bonds.

                  Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Underwriter, the Bond Insurer, the Depositor, the Owner Trustee, Indenture Trustee, the Servicer, any sub-servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

                  On July 21, 1997, the DOL published in the Federal Register amendments to the Exemption ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed securities transactions using pre-funding accounts for trusts issuing REMIC certificates denominated as debt. With respect to the Bonds, PTE 97-34 generally allows Mortgage Loans supporting payments to owners of the Bonds, and having a value equal to no more than 25% of the total principal amount of the bonds offered by the Issuer, to be transferred to the Issuer within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Bonds, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the bonds and certificates being offered (the "Pre-Funding Limit") does not exceed 25%;

                  (2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the Initial Mortgage Loans, which terms and conditions have been approved by S&P or Moody's (the "Rating Agencies");

                  (3) the transfer of Subsequent Mortgage Loans to the Issuer during the Funding Period does not result in the Bonds receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Bonds by the Issuer;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans in the Trust Estate at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Initial Mortgage Loans;

                  (5)      either:

                      (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Depositor; or

                      (ii) an independent accountant retained by the Depositor provides the Depositor with a letter (with copies provided to the Rating Agencies, the Underwriter and the Indenture Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or the Indenture. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Mortgage Loans;

                  (6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Indenture or an event of default occurs;

                  (7) amounts transferred to the Pre-Funding Account and the Interest Coverage Account may be invested only in investments which are permitted by the Rating Agencies and:

                      (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by either S&P, Moody's, Fitch or D&P;

                  (8) the Prospectus or Prospectus Supplement describes:

                      (i) the Pre-Funding Account and Interest Coverage Account;

                      (ii) the duration of the Funding Period;

                      (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Pre-Funding Period that will be remitted to owners of Bonds as repayments of principal; and

                      (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Owners of Offered Certificates as repayments of principal; and

                  (9) the Indenture describes the permitted investments for the Pre-Funding Account and Interest Coverage Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for the eligibility of Subsequent Mortgage Loans.

                  Prospective Plan investors in the Bonds should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended by PTE 97-34), and all of the potential consequences in their specific circumstances prior to making an investment in the Bonds. Each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In particular, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86
(1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Bonds.

                  The sale of Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                     EXPERTS

                  The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

                  Except in certain limited circumstances, the globally offered NovaStar Home Equity Loan Asset-Backed Bonds, Series 1999-1 (the "Global Bonds"), will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Bonds will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

                  Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

                  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

                  Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

                  All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a "DTC Participant"). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

                  Investors electing to hold their Global Bonds through DTC will follow the settlement practices applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

                  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

                  Trading Between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                  Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

                  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

                  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

                  Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year is assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                  A beneficial owner of the Global Bonds holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption For Non-U.S. Persons (Form W-8). Beneficial owners of the Global Bonds that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption For Non-U.S. Persons with Effectively Connected Income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Bond Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or his agent.

                  Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The Bond Owner of a Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

                  The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

                                             INDEX OF PRINCIPAL TERMS
                                                                                                               Page
                                                                                                               ----
Adjustable Rate Mortgage Loans...................................................................................16
Administrative Fee...............................................................................................80
Advances.........................................................................................................88
Available Funds..................................................................................................78
Back-up Servicer................................................................................................103
Back-up Servicing Fee...........................................................................................103
Balloon Loans....................................................................................................19
Beneficial Owner.................................................................................................71
Bond Administrator................................................................................................1
Bond Administrator Fee...........................................................................................80
Bond Insurance Policy.............................................................................................5
Bond Insurance Premium...........................................................................................80
Bond Insurer..................................................................................................1, 67
Bond Insurer Default............................................................................................105
Bond Interest Rate...............................................................................................79
Bond Owners......................................................................................................71
Bond Principal Balance...........................................................................................80
Bonds.........................................................................................................1, 70
Book-Entry Bonds.................................................................................................71
Business Day.....................................................................................................77
Carry-Forward Amount.............................................................................................79
CEDEL Participants...............................................................................................73
Class A Certificates..............................................................................................9
Class A-1 Bonds..................................................................................................70
Class A-2 Bonds..................................................................................................70
Class A-3 Bonds..................................................................................................70
Class A-4 Bonds..................................................................................................70
Code..........................................................................................................9, 89
Combined Loan-to-Value Ratio.....................................................................................61
Compensating Interest...........................................................................................103
Converted Loan Purchaser..........................................................................................1
Converted Mortgage Loan.........................................................................................105
Convertible Mortgage Loans......................................................................................104
Cooperative......................................................................................................74
Coverage Percentage..............................................................................................64
CPR..............................................................................................................93
Cut-Off Date.....................................................................................................16
Defective Mortgage Loan..........................................................................................77
Definitive Bond..................................................................................................71
Depositor.....................................................................................................1, 66
DOL.............................................................................................................111
DTC.........................................................................................................71, 116
DTC Participant.................................................................................................116
Due Date.........................................................................................................78
Due Period.......................................................................................................83

ERISA...........................................................................................................111
Euroclear Operator...............................................................................................74
Euroclear Participants...........................................................................................73
European Depositaries............................................................................................71
Event of Default................................................................................................106
Excess Subordination Amount......................................................................................84
Exemption.......................................................................................................111
FHLMC............................................................................................................11
Final Scheduled Payment Date......................................................................................2
Financial Intermediary...........................................................................................72
Financial Security...............................................................................................67
Fixed Rate Mortgage Loans........................................................................................16
FNMA.............................................................................................................11
Foreclosure Rate................................................................................................102
Funding Period...................................................................................................59
Global Bonds....................................................................................................116
Group............................................................................................................16
Group I..........................................................................................................17
Group II.........................................................................................................17
Group III........................................................................................................17
Group IV.........................................................................................................17
Holding..........................................................................................................65
Holdings.........................................................................................................68
Indenture........................................................................................................71
Indenture Trustee.................................................................................................1
Indices..........................................................................................................92
Indirect Participants............................................................................................72
Initial Mortgage Loans...........................................................................................16
Initial Period...................................................................................................18
Initial Periodic Rate Cap........................................................................................18
Insurance Agreement..............................................................................................82
Insured Payment..................................................................................................85
Interest Coverage Account........................................................................................89
Interest Determination Date......................................................................................80
Interest Payment Amount..........................................................................................78
Interest Period..................................................................................................79
Issuer........................................................................................................1, 65
Liquidated Mortgage Loan.........................................................................................84
Loss Amount......................................................................................................64
Maximum Mortgage Rates...........................................................................................18
MI Insurance Proceeds............................................................................................78
MI Insurer.......................................................................................................64
MI Policy........................................................................................................17
MI Premiums......................................................................................................64
Minimum Mortgage Rates...........................................................................................18
Moody's.........................................................................................................110
Morgan...........................................................................................................73
Mortgage Files...................................................................................................76
Mortgage Loans...................................................................................................16
Mortgaged Property...............................................................................................25
Net Monthly Excess Cashflow......................................................................................83

One-Month LIBOR..................................................................................................80
One-Year CMT.....................................................................................................18
Original Pre-Funded Amount.......................................................................................59
Owner Trustee.....................................................................................................1
Owner Trustee Fee................................................................................................80
Participants.....................................................................................................72
Paying Agent.....................................................................................................89
Payment Account..................................................................................................71
Payment Date..................................................................................................2, 77
Periodic Rate Cap................................................................................................18
Plan............................................................................................................111
Preference Amount................................................................................................86
Pre-Funded Amount................................................................................................59
Pre-Funding Account..............................................................................................59
Pre-Funding Limit...............................................................................................113
Prepayment Assumption............................................................................................93
Prepayment Interest Shortfall...................................................................................103
Prepayment Period................................................................................................84
Principal Balance................................................................................................80
Principal Payment Amount.........................................................................................81
PTE 97-34.......................................................................................................113
Purchase Agreement...............................................................................................17
Purchase Price...................................................................................................77
Qualified Replacement Mortgage Loan..............................................................................76
Rate Step Up Date................................................................................................79
Realized Loss....................................................................................................84
Receipt..........................................................................................................87
Received.........................................................................................................87
Record Date......................................................................................................77
Reimbursement Amount.............................................................................................82
Relief Act Shortfalls............................................................................................86
REMIC.............................................................................................................1
REMICs............................................................................................................9
Required Subordination Amount....................................................................................83
Residual Certificates............................................................................................71
Rules............................................................................................................72
S&P.............................................................................................................110
Seller................................................................................................1, 17, 65, 75
Servicer.................................................................................................1, 17, 101
Servicer Remittance Date.........................................................................................77
Servicing Agreement.............................................................................................101
Servicing Fee...............................................................................................80, 102
Six-Month LIBOR..................................................................................................18
SMMEA...........................................................................................................110
Stated Rate......................................................................................................79
Subordinated Bonds...............................................................................................71
Subordination Amount.............................................................................................83
Subordination Deficit............................................................................................85
Subordination Increase Amount....................................................................................83
Subordination Reduction Amount...................................................................................84
Subsequent Cut-off Date..........................................................................................59

Subsequent Mortgage Loans........................................................................................16
Subsequent Transfer Dates........................................................................................59
Subsequent Transfer Instruments..................................................................................59
Target Subordination Amount......................................................................................83
Telerate Page 3750...............................................................................................81
Terms and Conditions.............................................................................................74
Transferor....................................................................................................1, 66
Trust.............................................................................................................1
Trust Agreement..................................................................................................65
Trust Estate.....................................................................................................71
U.S. Person.....................................................................................................119
Underwriter.....................................................................................................109
Underwriting Agreement..........................................................................................109

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                      Residential Asset Funding Corporation
                                   (Depositor)

      Residential Asset Funding Corporation (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

      The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Mortgage Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein and (ii) manufactured housing conditional sale contracts and installment agreements (the "Contracts") that are secured by Manufactured Homes, as further described herein, and (iii) securities backed or secured by Mortgage Loans and/or Contracts (collectively, the "Primary Assets"),
(b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans, and/or Contracts, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The Contracts will be secured by security interests taken in the Manufactured Homes.

                                                  (cover continued on next page)

      NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                               --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                               --------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                               --------------------
The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                               --------------------
                           First Union Capital Markets
                                November 10, 1998

(Continued from previous page)

      Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

      If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

      The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans or Underlying Loans, Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer; (iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

      Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

      Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered..................Asset-Backed Certificates (the
                                    "Certificates") and Asset-Backed Notes (the
                                    "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement (the related "Agreement"). Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture between the Issuer and the related trustee (the "Trustee") whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. Each series of Notes will represent the indebtedness of the Issuer. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of compound interest securities, planned amortization class ("PAC") securities, variable interest securities, zero coupon securities, principal only securities, interest only securities, participating securities, senior securities or subordinate securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, final scheduled distribution dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. The Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor...........................Residential Asset Funding Corporation (the
                                    "Depositor") was incorporated in the State of North Carolina in December 1997, and is a wholly-owned, special purpose subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. Neither First Union National Bank nor any other affiliate of the Depositor, the Servicer, the Trustee or the Originator has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR" herein.

Issuer..............................With respect to each series of Notes, the issuer (the "Issuer") will be an owner trust
                                    (the "Owner Trust") established for the
                                    purpose of issuing such series of Notes.
                                    Each such Owner Trust will be created
                                    pursuant to the Trust Agreement (the "Trust
                                    Agreement") between the Depositor and the Owner Trustee. With respect to each series of Certificates, the Issuer will be the Trust established pursuant to the related Agreement.

Trustees............................The trustee or indenture  trustee (each, the
                                    "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the

                                    "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The Trustee" herein.

Interest Payments...................Interest payments on the Securities of a
                                    Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Interest Only Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Payments of Interest" herein.

Principal Payments..................All payments of principal of a Series of
                                    Securities will be made in an aggregate
                                    amount determined as set forth in the
                                    related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

Final Scheduled Distribution Date
of the Securities...................The "Final Scheduled Distribution Date" with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund. The actual final Distribution Date of a Security may occur substantially earlier or may occur later than its Final

                                    Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans, Contracts or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

Optional Termination................One or more Classes of Securities of any
                                    Series may be redeemed or repurchased in whole or in part, at such time, by the related Originator, Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related Agreement (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding). Each such redemption or repurchase may occur on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series is less than the percentage (which percentage shall not exceed 20%) specified in the related Agreement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

Mandatory Termination; Auction
Sale................................The Trustee, the Servicer or the related
                                    Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination" and in the related Agreement.

                                    A mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans and/or Contracts remaining in the Trust. In the event that satisfactory bids are received (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding), the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under
                                    Section 860F of the Internal Revenue Code of
                                    1986, as amended, including, without
                                    limitation, the requirement that the
                                    qualified liquidation takes place over a period not to exceed 90 days.

The Trust Fund......................The Trust Fund for a Series of Securities
                                    will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

   A.  Primary Assets...............The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions.

(1)   Mortgage Loans................The Primary Assets for a Series will consist, in whole or in part, of loans which are secured by mortgages on residential properties and which may be secured by fixtures (the "Mortgage Loans"). Some Mortgage Loans may be delinquent to the extent specified in the related Prospectus Supplement. The percentage of those Mortgage Loans which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the cut-off date for that Series (the "Cut-Off Date").

                                    The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

                                    A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

                                    Payment Features of Mortgage Loans; Balloon
                                    Loans. The Trust Fund may contain loans
                                    which have various payment characteristics, including balloon or other non-traditional payment features, and may accrue interest at a fixed rate or an adjustable rate. Balloon loans do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity (each such Mortgage Loan, a "Balloon Loan"). See "RISK FACTORS--Balloon Loans" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

                                    The Mortgage Loans will be secured by
                                    mortgages and deeds of trust or other
                                    similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average interest rate (the "Loan Rate") on the loans and in the case of adjustable rate loans, the range and weighted average of the current rate of interest borne by such loans (the "Current Interest Rates") and any maximum lifetime interest rates thereon (the "Lifetime Rate Caps"); (c) the range and the average outstanding principal balance of the Mortgage Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and combined loan-to-value ratios (each a "Combined Loan-to-Value Ratio") or loan-to-value ratios, (each a "Loan-to-Value Ratio") as applicable, of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the use and type of each Mortgaged Property securing a Mortgage Loan; (j) the lien priority of the Mortgage Loans; and (k) the delinquency status and year of origination of the Mortgage Loans.

      (2)  Contracts                Each Contract Pool (as defined herein) will
                                    consist of fixed or adjustable rate
                                    manufactured housing installment sales
                                    contracts and installment loan agreements.
                                    Each Contract may be secured by a new or used Manufactured Home (as defined herein).

      (3)  Private Securities.......Primary Assets for a Series may consist, in whole or in part, of Private Securities
                                    which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private Securities" herein.

                                    The related Prospectus Supplement for a
                                    Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series;
                                    (ii) certain characteristics of the
                                    Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of Credit Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Mortgage Loans underlying the Private Securities, or to such Private Securities themselves;
                                    (viii) the terms on which the Underlying
                                    Loans may, or are required to, be
                                    repurchased prior to stated maturity; (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee; and
                                    (x) a description of the limited purpose and business of the issuer of the Private Securities, the availability of public information concerning such issuer and market information with respect to the Private Securities. See "THE TRUST FUNDS--Additional Information" herein.

   B. Collection and Distribution
      Accounts......................All payments on or with respect to the
                                    Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. The Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. The amounts deposited in such Distribution Account will be available for
                                    (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

   C. Pre-Funding and Capitalized
      Interest Accounts.............A Trust Fund may include one or more segregated trust accounts (each, a
                                    "Pre-Funding Account") established and
                                    maintained with the Trustee for the related
                                    Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

                                    If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and (d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more "Eligible Investments" specified in the related Agreement and described herein under "THE TRUST FUNDS -- Collection and Distribution Accounts." Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in New York, New York or the principal place of business of the Trustee are closed.

                                    If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement. See "THE TRUST FUNDS--Pre-Funding Account" herein.

Credit Enhancement..................If stated in the Prospectus Supplement relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution (a "Credit Enhancer") acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Credit Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "CREDIT ENHANCEMENT" herein. Credit Enhancement for a Series may include one or more of the following types of Credit Enhancement, or such other type of Credit Enhancement specified in the related Prospectus Supplement.

   A. Subordinate Securities........Credit Enhancement for a Series may consist of one or more Classes of Subordinate
                                    Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

   B. Insurance.....................Credit Enhancement for a Series may consist of special hazard insurance policies,
                                    bankruptcy bonds and other types of
                                    insurance supporting payments on the
                                    Securities.

   C. Reserve Funds.................If stated in the Prospectus Supplement, the
                                    Depositor may deposit cash, a letter or
                                    letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a "Reserve Fund"), which will be used by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

   D. Minimum Principal Payment
      Agreement.....................If stated in the Prospectus Supplement relating to a Series of Securities, the
                                    Depositor will enter into a minimum
                                    principal payment agreement (the "Minimum
                                    Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments. See "CREDIT ENHANCEMENT--Minimum Principal Payment Agreement" herein.

   E.  Deposit Agreement............If stated in the Prospectus Supplement, the
                                    Depositor and the Trustee will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See "CREDIT ENHANCEMENT--Deposit Agreement" herein.

Servicing...........................The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans and/or Contracts for a Series. In addition, the Servicer may act as custodian and be responsible for maintaining custody of the Mortgage Loans and/or Contracts and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Mortgage Loan and/or Contracts will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and the related Prospectus

                                    Supplement will specify the extent to which they are reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Mortgage Loans and/or Contracts or from other recoveries relating to such Mortgage Loan or Contract (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Mortgage Loans and/or Contracts owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF MORTGAGE LOANS -- Servicing Compensation and Payment of Expenses" herein.

Material Federal Income
Tax Consequences....................Securities of each series offered hereby will, for federal income tax purposes,
                                    constitute either (i) interests ("Grantor
                                    Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a real estate mortgage investment conduit ("REMIC") (or, in certain instances, containing one or more REMICs) under Sections 860A through 860G of the Code,
                                    (iii) debt issued by an Issuer ("Debt
                                    Securities") (iv) interests in an Issuer which is treated as a partnership ("Partnership Interests"), or (v) "regular interests" ("FASIT Regular Securities"), "high-yield interests" ("FASIT High-Yield Securities") or an ownership interest ("FASIT Ownership Security") in a Trust treated as a financial asset securitization investment conduit ("FASIT") (or, in certain circumstances containing one or more FASITs) under Sections 860H through 860L of the Code. In the event that FASIT securities are issued, any revolving period, or addition or substitution of collateral provisions otherwise available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                    Dewey Ballantine LLP, special tax counsel to the Depositor, will render an opinion upon issuance of a series of Securities which will be filed with the Commission as an exhibit to a post-effective amendment or in a current report on Form 8-K. Investors are urged to consult their tax advisors and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations................A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. A violation of the prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Code. If the Securities offered are Certificates, an individual prohibited transaction exemption issued by the Department of Labor to various underwriters may exempt the purchase, holding and resale of such Certificates. In addition, Prohibited Transaction Class Exemption 83-1 may exempt the sale or exchange of the Certificates. If the Securities offered are Notes which are treated as indebtedness without substantial equity features for purposes of ERISA, various Department of Labor Class Exemptions may exempt the purchase and holding of such Notes, and each purchaser and transferee of such Notes may be required to represent and warrant that such an exemption is applicable to its purchase and holding of the Notes. See "ERISA CONSIDERATIONS" herein.

Legal Investment....................The related Prospectus Supplement will state whether or not the Securities of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT" herein.

Use of Proceeds.....................The net proceeds from the sale of each
                                    Series will be applied to one or more of the following purposes: (i) to the acquisition of the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets,
                                    (iii) to establish any Reserve Funds
                                    described in the related Prospectus
                                    Supplement and (iv) to pay costs of
                                    structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets. See "USE OF PROCEEDS" herein.

Ratings.............................It will be a requirement for issuance of any
                                    Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Mortgage Loans, Contracts or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market...................The Securities will be a new issue of securities with no established trading
                                    market. The Issuer does not expect to
                                    apply for listing of the Securities on any national securities exchange or quote the Securities in the automated quotation system of a registered securities association. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so. See "RISK FACTORS" herein.

Risk Factors........................There are material risks associated with an investment in the Securities. For a
                                    discussion of all material factors that
                                    should be considered by prospective
                                    investors in the Securities, see "Risk
                                    Factors" herein and in the related
                                    Prospectus Supplement.

                                  RISK FACTORS

      For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

      There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

      The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

      Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

      The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

      Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

      The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable;
(ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination;
(iv) liquidations due to defaults and (v) repurchases of Mortgage Loans, Contracts or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

      Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.

      The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans and/or Contracts. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and/or Contracts. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans and/or Contracts than other classes of Securities.

      The Mortgage Loans and/or Contracts may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans and/or Contracts cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

      Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans and/or Contracts), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans and/or Contracts or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans and/or Contracts. The related Prospectus Supplement will specify whether any or all of the Mortgage Loans contain "due-on-sale" provisions.

      Collections on the Mortgage Loans and/or Contracts may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans and/or Contracts may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

      One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Mortgage Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

      A portion of the aggregate principal balance of the Mortgage Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

      Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

      If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

      There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

      Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

      If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

      Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities

       The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Security Interests in the Manufactured Homes may not be perfected and the Trust Fund may not realize upon the full amount due under the related Contract.

      Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract.

      In addition, because of the expense and administrative inconvenience involved, the seller of the Manufactured Home ("Seller") may not amend any certificates of the title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. As a result, the Seller will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Seller to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Seller.

      Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Trustee will have possession of the Contracts. In addition, the Seller will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

      Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee may not be recorded with respect to the mortgages or deeds of trust securing each Land Secured Contract. Recordation of such assignments would require the Seller to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the Trustee of the mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the mortgage being ineffective against creditors of the Seller or against a trustee in bankruptcy of the Seller or against a subsequent purchaser of such Contracts from the Seller, without notice of the sale to the Trustee.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Mortgage Loans.

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

      The Mortgage Loans may also be subject to Federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

      It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

      There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

      Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

      Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Mortgage Loans and/or Contracts, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

      The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

      The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

      Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

      Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

      Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

      The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

      Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

      On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

      Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

      One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

      In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

      There is, however, no assurance that prepayment of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Mortgage Loans or Underlying Loans either from time to time or over the lives of such Mortgage Loans or Underlying Loans.
      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Mortgage Loans, Contracts or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. If any Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

      The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

      The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

      The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Mortgage Loans and/or Contracts relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

      As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

      A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

      With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

      Primary Assets included in the Trust Fund for a Series may consist of any combination of Mortgage Loans, Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Mortgage Loans and/or Contracts may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Mortgage Loans and/or Contracts which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Mortgage Loans and/or Contracts expected to be included in the related Trusts.

The Mortgage Loans

      Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Mortgage Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

      The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

      A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

      The Mortgage Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the Veteran's Administration, as specified in the related Prospectus Supplement. The Mortgage Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Mortgage Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Mortgage Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

      Payment Terms. The payment terms of the Mortgage Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

      Amortization of the Mortgage Loans. The Mortgage Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Mortgage Loan"), the simple interest method (a "Simple Interest Mortgage Loan") or the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Mortgage Loans will provide for deferred interest or negative amortization.

      An Actuarial Mortgage Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

      A Simple Interest Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

      Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

      Certain of the Mortgage Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

      The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

      The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

      The initial Combined Loan-to-Value Ratio of a Mortgage Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

      Additional Information. The selection criteria which will apply with respect to the Mortgage Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

      The Mortgage Loans for a Series may include Mortgage Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The Mortgage Loans for a Series may include loans that do not have a specified stated maturity.

      The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans; (b) the range and weighted average Loan Rate on the Mortgage Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Mortgage Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Mortgage Loans; (k) year of origination of the Mortgage Loans; and (l) the delinquency status of Mortgage Loans, including the duration and history of such delinquencies and the percentage of the of Mortgage Loans (by principal balance as of the Cut-off
Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans for a Series.

      If specific information respecting the Mortgage Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

      Contracts. Each Pool of Contracts in a Trust Fund ("Contract Pool") will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Seller. Each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. A "Fixed Retained Yield" in a Contract represents a specified portion of the interest payable thereon.

      The Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

      The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and net contract rates borne by such Contracts ("Net Contract Rates"), the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract.

      The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges. A maximum of 5% (by Cut-Off Date Aggregate Principal Balance) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related Prospectus Supplement.

      The Contracts in a Trust Fund will generally have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date.

      The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

      If specific information respecting the Contracts to be included in a Trust Fund is not known to the Sponsor at the time the Securities of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Securities.

Private Securities

      General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying

Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

      Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

      The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

      The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

      Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

      Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;

(vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Mortgage Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

      If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

      A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

      A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

      If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and (d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on


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the Securities of such Series and (ii) certain fees or expenses during the
Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

      If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

      If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

      Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

      Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

      Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Mortgage Loans and/or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Mortgage Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Mortgage Loan or the Manufactured Home underlying a Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or Manufactured Home, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property Manufactured Home or (ii) upon transfer of such Mortgaged Property or

Manufactured Home to the special hazard insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of such Mortgaged Property or Manufactured Home will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the Mortgaged Property or replacement of the Manufactured Home with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored or Manufactured Home replaced before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, as applicable. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan or Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan or the Manufactured Home securing the Contract at an amount less than the then-outstanding principal balance of such Mortgage Loan or Contract. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan or Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan or Contract exceeds the value so assigned to the Mortgaged Property or the Manufactured Home by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Mortgage Loans and/or Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Mortgage Loans and/or Contracts, and will not be restored.

Reserve Funds

      The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

      Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

      Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

      If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

      The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                           SERVICING OF MORTGAGE LOANS

General

      Customary servicing functions with respect to Mortgage Loans and/or Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

      The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and/or Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan or Contract and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Mortgage Loan or Contract.

      The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Mortgage Loans and/or Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Mortgage Loans and/or Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Mortgage Loans and/or Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Mortgage Loan or Manufactured Home securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

      The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

      The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

            (i) All payments on account of principal, including prepayments, on such Primary Assets;

            (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

            (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

            (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the obligor in accordance with the related Agreement;

            (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

            (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

            (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

      The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

            (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Mortgage Loans and/or Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property or Manufactured

      Home, as applicable) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

            (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

            (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property or Manufactured Home and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon to the Due Date for such Mortgage Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Mortgage Loan or Contract;

            (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

            (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

            (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

            (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

            (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

      The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Mortgage Loans and/or Contracts. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans and/or Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Mortgage Loan or Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Mortgage Loan or Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property or Manufactured Home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Mortgage Loans and/or Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans and/or Contracts will be underwritten by different hazard insurers and will cover Mortgaged Properties and Manufactured Homes located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Mortgage Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans or Manufactured Home Securing a Contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property or Manufactured Home, including the improvements on any Mortgaged Property or Manufactured Home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property or Manufactured Home, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property or Manufactured Home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans and Manufactured Homes declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties or Manufactured Home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property or Manufactured Home.

      Generally, coverage will be in an amount at least equal to the greater of
(i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Mortgage Loan or Contract. The Servicer may also maintain on REO Property that secured a defaulted Mortgage Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

      Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Mortgage Loans

      The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Mortgage Loans or possession of the Manufactured Homes securing the Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure, repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the Mortgaged Property or Manufactured Home unless it determines that (i) such restoration, repossession or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan or Contract available to the Holders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

      The Servicer may arrange with the obligor on a defaulted Mortgage Loan or Contract a modification of such Mortgage Loan or Contract (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

      When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Mortgage Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Mortgage Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Mortgage Loans or Manufactured Homes in connection with a defaulted Contract, as will be further specified in the related Prospectus Supplement,.

      The Servicer may pay certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

      When an obligor makes a principal prepayment in full between Due Dates on the related Mortgage Loan or Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Mortgage Loan or Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

      The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan or Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Mortgage Loan or Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

      The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

      The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

      The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

      If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

      The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii)

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
is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

      Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

      The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

      General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

      Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

      With respect to Mortgage Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Mortgage Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Mortgage Loan is an adjustable rate Mortgage Loan, the Lifetime Rate Cap, if any, and the current index.

      Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

      Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

      Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

      The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

      The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

      The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

      No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

      The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

            (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

            (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

            (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

            (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

            (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

            (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

            (vii) the book value of any REO Property acquired by the related Trust Fund; and

            (viii) such other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS --Evidence as to Compliance" herein.

      A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans and/or Contracts generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Mortgage Loans and/or Contracts (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing

Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

      During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

      Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

      If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

      If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

      In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

      The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

      The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

      The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Mortgage Loans and/or Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

      The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

      Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

      No Agreement will provide for the holding of any annual or other meeting of Holders.

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Form of Securities

      The Securities in each Series will either be issued as physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

      If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

      Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

      Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

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
      DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

      Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

      For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

      Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

      Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

      The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

      In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

      Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of Mortgage Loans and Contracts, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated.

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
General

      The Mortgage Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

      Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

      Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

      Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan

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
is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

      Real Estate Mortgages. The Mortgage Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Mortgage Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

      Junior Mortgages; Rights of Senior Mortgages. The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

      Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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
      Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Mortgage Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

      Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

      Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

General -- Contracts

General

      As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

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
Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Sponsor. With respect to a Series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Trustee will amend the Certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the seller) which continue to be named as the secured party on the certificate of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Seller) or a trustee in bankruptcy of the Servicer (or the Seller).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder.

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
The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Seller will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Mortgage Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

      The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

      The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

      The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

      The following discussion addresses securities of five general types: (i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

      With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts included in the Grantor Trust.

      For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans and/or Contracts constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans and/or Contracts constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

Taxation of Beneficial Owners of Grantor Trust Securities

      Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans and/or Contracts

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(including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

      Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and/or Contracts and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

      Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

      The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and/or Contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

      If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will

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be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

      A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

      Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

      REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

      Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

      Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

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      The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

      The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

      Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

      Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

      A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

      Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual

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Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

      A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

      In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

      The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

      In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

      Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a

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pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

      Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

      Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

      Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

      General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

      Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

      If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence

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does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

      Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

      The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

      The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of

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the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

      Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

      Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

      In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

      With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Mortgage Loans and/or Contracts. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans and/or Contracts or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

      As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

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Sale or Exchange

      If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

      In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

      With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts.

Special Tax Attributes

      As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests

      If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

      The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Mortgage Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

      In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

      Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter,

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the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

      Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

      Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters

      The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

      Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also

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result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

      If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes

      FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

      A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

      In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is

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less than one percent of the aggregate adjusted basis of all the FASIT's assets.
The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

      Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

      In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

      If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds Mortgage Loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

      Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions

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could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

      DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

      A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

      Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

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      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

      A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount

      A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the

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aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either
(i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium

      A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and
(ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

      Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

      For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or

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acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

      The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

      The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

      Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

REMIC Residual Securities and FASIT Ownership Securities

      Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations

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directly underlying the REMIC or FASIT Trust that issued the REMIC Residual
Security or FASIT Ownership Security (e.g., Mortgage Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

      Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities

      Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of

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other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

      The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

      Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit
            Rating Co. ("D&P") or Fitch;

      (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

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
      (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

      The trust estate must also meet the following requirements:

      (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

      Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

      In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

      The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its

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purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

      The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may offer each Series of Securities through First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      The Depositor has determined that its financial statements are not material to the offering made hereby.

      A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

      A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

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                                GLOSSARY OF TERMS

      The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

      "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

      "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Mortgage Loan and for any other purposes in servicing such Mortgage Loan.

      "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

      "Appraised Value" means, with respect to property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such property at such time.

      "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

      "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

      "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

      "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

      "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

      "Certificate" means the Asset-Backed Certificates.

      "Class" means a Class of Securities of a Series.

      "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

      "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

      "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

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
      "Combined Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

      "Commission" means the Securities and Exchange Commission.

      "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

      "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

      "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

      "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

      "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

      "Condominium Loan" means a Mortgage Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

      "Condominium Unit" means an individual housing unit in a Condominium Building.

      "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

      "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

      "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

      "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

      "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

      "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

      "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

      "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

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
      "Depositor" means Residential Asset Funding Corporation

      "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

      "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

      "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

      "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

      "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

       "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

      "FNMA" means the Federal National Mortgage Association.

      "Holder" means the person or entity in whose name a Security is registered.

      "Home Improvements" means the home improvements financed by a Mortgage
Loan.

       "HUD" means the United States Department of Housing and Urban
Development.

      "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

      "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

      "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

      "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

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      "IRS" means the Internal Revenue Service.

      "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Mortgage Loan.

      "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

      "Loan Rate" means the interest rate borne by a Mortgage Loan.

      "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

      "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

      "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

      "Modification" means a change in any term of a Mortgage Loan.

      "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

      "Mortgaged Property" means residential properties securing a Mortgage
Loan.

      "Mortgage Loan" means a loan secured by a Mortgaged Property.

      "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

      "Mortgagor" means the obligor on a Mortgage Note.

      "1986 Act" means the Tax Reform Act of 1986.

      "Notes" means the Asset-Backed Notes.

      "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

      "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

      "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

      "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

      "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

      "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Mortgage Loans) and the Trustee.

      "Primary Assets" means the Private Securities, the Mortgage Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Mortgage Loan, as the case may be.

      "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

      "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

      "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

      "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

      "PS Servicer" means the servicer of the Underlying Loans.

      "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

      "PS Trustee" means the trustee designated under a PS Agreement.

      "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

      "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

      "Regular Interest" means a regular interest in a REMIC.

      "REMIC" means a real estate mortgage investment conduit.

      "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

      "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      "REO Property" means real property which secured a defaulted Mortgage Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

      "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

      "Residual Interest" means a residual interest in a REMIC.

      "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

      "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

      "Securities" means the Notes or the Certificates.

      "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

      "Senior Securityholder" means a holder of a Senior Security.

      "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

      "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

      "Servicer" means, with respect to a Series relating to Mortgage Loans, the Person if any, designated in the related Prospectus Supplement to service Mortgage Loans for that Series, or the successors or assigns of such Person.

      "Single Family Property" means property securing a Mortgage Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

      "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

      "Subordinate Securityholder" means a Holder of a Subordinate Security.

      "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

      "Trustee" means the trustee under the applicable Agreement and its successors.

      "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

      "UCC" means the Uniform Commercial Code.

      "Underlying Loans" means loans of the type eligible to be Mortgage Loans underlying or securing Private Securities.

      "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

      "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


SUMMARY OF PROSPECTUS........................................................5


RISK FACTORS................................................................17


DESCRIPTION OF THE SECURITIES...............................................22


THE TRUST FUNDS.............................................................25


CREDIT ENHANCEMENT..........................................................33


SERVICING OF MORTGAGE LOANS.................................................35


THE AGREEMENTS..............................................................41


CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................50


THE DEPOSITOR...............................................................60


USE OF PROCEEDS.............................................................60


MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................61


STATE TAX CONSIDERATIONS....................................................77


ERISA CONSIDERATIONS........................................................77


LEGAL INVESTMENT............................................................80


PLAN OF DISTRIBUTION........................................................80


LEGAL MATTERS...............................................................80


FINANCIAL INFORMATION.......................................................80


GLOSSARY OF TERMS...........................................................81

                            INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan.....................................................27
Agreement....................................................................5
APR.........................................................................29
ARM Loans...................................................................18
Balloon Loan.................................................................9
bankruptcy bond.............................................................34
Book-Entry Securities.......................................................48
Business Day................................................................12
Capitalized Interest Account................................................12
Cede........................................................................48
CERCLA......................................................................20
Certificate Schedule........................................................42
Certificates..............................................................1, 5
Class........................................................................2
Code........................................................................61
Collection Account..........................................................10
Combined Loan-to-Value Ratio.................................................9
Commission...................................................................3
Condominium Units...........................................................26
Contract Rate...............................................................29
Contracts...................................................................29
Cooperative Dwellings.......................................................26
Credit Enhancement..........................................................12
Credit Enhancer.............................................................11
Current Interest Rates.......................................................9
Custodian...................................................................41
Cut-Off Date.................................................................8
Cut-Off Date Aggregate Principal Balance....................................30
D&P.........................................................................78
Debt Securities.........................................................14, 61
Deferred Interest...........................................................30
Deleted Primary Asset.......................................................42
Deposit Agreement...........................................................13
Depositor....................................................................1
Depositor Securities........................................................60
Distribution Account........................................................11
Distribution Date............................................................2
DOL.........................................................................78
Due Date....................................................................30
Eligible Investments....................................................12, 32
ERISA.......................................................................14
Escrow Accounts.............................................................35
Event of Default............................................................40
Exchange Act.................................................................4
FASIT...................................................................14, 61
FASIT High-Yield Securities.................................................14
FASIT Ownership Security....................................................14
FASIT Regular Securities....................................................14
FASIT Securities............................................................61
FDIC........................................................................36
FHA.........................................................................26

FHLMC.......................................................................54
Final Scheduled Distribution Date............................................6
First Union.................................................................80
fully taxable bonds.........................................................75
Garn-St. Germain Act........................................................54
Grantor Trust...............................................................61
Grantor Trust Securities....................................................14
Holders......................................................................3
Indenture...................................................................22
Indirect Participant........................................................48
IRS.........................................................................62
Issuer.......................................................................5
Lifetime Rate Caps...........................................................9
Liquidation Proceeds........................................................36
Loan Rate....................................................................9
Loan Schedule...............................................................42
Loan-to-Value Ratio......................................................9, 30
Minimum Principal Payment Agreement.........................................13
Modification................................................................39
Mortgage Loans........................................................1, 8, 26
Notes.....................................................................1, 5
Notional Amount..............................................................6
Originator...................................................................1
OTS.........................................................................55
Owner Trust..................................................................5
Owner Trustee................................................................6
PAC..........................................................................5
Participants................................................................48
Partnership.................................................................61
Partnership Interests...................................................14, 61
Physical Certificates.......................................................48
Plan........................................................................77
Plan Assets Regulation......................................................78
Pool.........................................................................1
Pooling and Servicing Agreement.............................................22
Pre-Funded Amount...........................................................11
Pre-Funding Account.........................................................11
Pre-Funding Period..........................................................11
Premium Security............................................................75
Prepayment Assumption.......................................................73
Primary Assets...............................................................1
Prospectus Supplements.......................................................1
PS Agreement................................................................31
PS Servicer.................................................................10
PS Sponsor..................................................................10
PS Trustee..................................................................10
PTCE........................................................................79
Qualifying Substitute Primary Asset.........................................42
Rating Agency...............................................................12
REMIC...................................................................14, 61
REMIC Regular Securities....................................................14
REMIC Regulations...........................................................63
REMIC Residual Securities...................................................14
REMIC Securities............................................................61
REO Property................................................................37
Reserve Fund................................................................13

Restricted Group............................................................79
Retained Interests..........................................................41
Rule of 78s Mortgage Loan...................................................27
Securities...................................................................1
Security Registrar..........................................................48
Series.......................................................................1
Servicer.....................................................................1
Servicing Agreement.........................................................25
Servicing Fee...............................................................14
Settlement Date.............................................................63
Simple Interest Mortgage Loan...............................................27
Single Family Properties....................................................26
SMMEA.......................................................................15
Title I Program.............................................................28
Title V.................................................................55, 59
Trust Agreement..............................................................5
Trust Fund...................................................................1
Trustee......................................................................5
UCC.....................................................................48, 56
Underlying Loans.............................................................9
Underwriter Exemptions......................................................78

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE
HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE, AND MAY NOT BE ACCURATE AT ANY TIME AFTER ITS DATE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
                       --------------------------------
                               TABLE OF CONTENTS
  PROSPECTUS SUPPLEMENT

Summary .............................................     S-1
Risk Factors ........................................    S-11
Use Of Proceeds .....................................    S-16
Description Of The Mortgage Pool ....................    S-16
The Seller ..........................................    S-65
The Issuer ..........................................    S-65
The Converted Loan Purchaser ........................    S-66
NFI .................................................    S-66
The Transferor ......................................    S-66
The Depositor .......................................    S-66
The Owner Trustee ...................................    S-67
The Indenture Trustee ...............................    S-67
The Bond Administrator ..............................    S-67
The Bond Insurer ....................................    S-67
Description Of The Bonds ............................    S-70
Certain Yield And Prepayment Considerations .........    S-90
Description of the Servicing Agreement ..............    S-101
The Indenture .......................................    S-105
Federal Income Tax Consequences .....................    S-108
Method of Distribution ..............................    S-109
Certain Legal Matters ...............................    S-110
Ratings .............................................    S-110
Legal Investment ....................................    S-110
ERISA Considerations ................................    S-111
Experts .............................................    S-115
Annex I .............................................    S-116
Index Of Principal Terms ............................        i
PROSPECTUS
Summary Of Prospectus ...............................    5
Risk Factors ........................................   17
Description Of The Securities .......................   22
The Trust Funds .....................................   25
Credit Enhancement ..................................   33
Servicing Of Mortgage Loans .........................   35
The Agreements ......................................   41
Certain Legal Aspects Of Home
Mortgage Loans ......................................   50
The Depositor .......................................   60
Use Of Proceeds .....................................   60
Material Federal Income Tax
Consequences ........................................   61
State Tax Considerations ............................   77
ERISA Considerations ................................   77
Legal Investment ....................................   80
Plan Of Distribution ................................   80
Legal Matters .......................................   80
Financial Information ...............................   80
Glossary Of Terms ...................................   81

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

                                  $160,000,000




                                NOVASTAR MORTGAGE
                                 FUNDING TRUST,
                                  SERIES 1999-1
                                     ISSUER




                            NOVASTAR HOME EQUITY LOAN
                        ASSET-BACKED BONDS, SERIES 1999-1
                           $75,000,000 CLASS A-1 BONDS
                           $20,000,000 CLASS A-2 BONDS
                           $45,000,000 CLASS A-3 BONDS
                           $20,000,000 CLASS A-4 BONDS




                             NOVASTAR MORTGAGE, INC.
                               SELLER AND SERVICER



                            RESIDENTIAL ASSET FUNDING
                                   CORPORATION
                                    DEPOSITOR





                              PROSPECTUS SUPPLEMENT





                               FIRST UNION CAPITAL
                                     MARKETS



                                JANUARY 22, 1999

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